UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ACCURAY INCORPORATED
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF
2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 21, 2024
To Our Stockholders:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders, and any adjournment, postponement or other delay thereof (the “Annual Meeting”), of Accuray Incorporated, a Delaware corporation (“Accuray” or the “Company”), which will be held virtually via live audio webcast on Thursday, November 21, 2024 at 9:00 a.m. PST. In order to attend and vote at the Annual Meeting, see “How can I attend the Annual Meeting virtually?” in the proxy statement (the “Proxy Statement”) that accompanies this Notice of 2024 Annual Meeting of Stockholders.
We are holding the Annual Meeting for the following purposes:
1.	To elect two Class III directors named in the proxy statement to hold office until our 2027 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified;
2.	To approve an amendment to our 2016 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance under such plan;
3.	To approve an amendment to our 2007 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under such plan;
4.	To conduct an advisory vote to approve the compensation of our named executive officers;
5.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2025; and
6.
To transact any other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or any adjournment or postponement of the meeting.

These items of business to be transacted at the Annual Meeting are more fully described in the Proxy Statement. The Annual Meeting this year will be a virtual-only meeting of stockholders to provide convenience to our stockholders and enable increased stockholder participation. Stockholders will be able to attend and participate in the Annual Meeting, vote their shares electronically, and submit questions during the live audio webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/ARAY2024 and entering their control number.
The Annual Meeting will begin promptly at 9:00 a.m. PST. Only holders of record and beneficial owners of shares of our common stock at the close of business on September 23, 2024, the record date, are entitled to notice of, to attend, and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available by writing to the Corporate Secretary at our principal executive offices located at 1240 Deming Way, Madison, WI 53717.
It is important that you use this opportunity to vote on the business to come before the stockholders at the Annual Meeting. After reading the Proxy Statement and Annual Report on Form 10-K for the fiscal year ended June 30, 2024 (the “Annual Report”), you are urged to cast your vote as promptly as possible. If you are accessing the Proxy Statement and Annual Report using notice and access, you will have received a Notice of Internet Availability of Proxy Materials, which was mailed on or about the date of this Notice, and should vote by telephone or over the Internet. If you have received your proxy materials by mail, please promptly sign, date and return the enclosed proxy card in the prepaid envelope provided to you or vote by telephone or over the Internet to ensure that your shares are represented at the Annual Meeting. For more information, see “Why did I receive a Notice of Internet Availability of Proxy Materials?” in the Proxy Statement.
i

All stockholders are cordially invited to attend the Annual Meeting. Even if you plan to attend the Annual Meeting, please cast your vote as promptly as possible by telephone, Internet or by signing and dating your proxy card and returning it promptly. This will ensure that your vote will be counted if you later decide not to, or are unable to, attend the Annual Meeting. Even if you have given your proxy, you may still attend and vote at the Annual Meeting.

By order of the Board of Directors,

/s/ JOSEPH E. WHITTERS
Joseph E. Whitters
Chairman of the Board of Directors

Madison, Wisconsin
October 4, 2024

Page
QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE ANNUAL MEETING	1
PROPOSAL ONE—ELECTION OF DIRECTORS	8
Classes of our Board	8
Director Nominees—Class III Directors	8
Continuing Directors—Class I and Class II Directors	9
Board of Directors’ Recommendation	13
PROPOSAL TWO—TO APPROVE AN AMENDMENT TO OUR 2016 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER SUCH PLAN	14
Reasons for Voting for the Proposal	15
Summary of the Amended 2016 Plan	16
Summary of U.S. Federal Income Tax Consequences	22
Plan Benefits	24
Board of Directors’ Recommendation	25
PROPOSAL THREE—APPROVAL OF THE AMENDED AND RESTATED ACCURAY INCORPORATED 2007 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN	26
Additional Information Regarding the ESPP	26
Summary of the ESPP, as Amended	27
Summary of U.S. Federal Income Tax Consequences	30
Board of Directors' Recommendation	31
PROPOSAL FOUR—ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY ON PAY VOTE”)	32
Summary of Fiscal 2024 Executive Compensation Program	32
Board of Directors’ Recommendation	33
PROPOSAL FIVE—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	34
Audit and Non Audit Services	34
Audit Committee Pre Approval Policies and Procedures	34
Board of Directors’ Recommendation	35
AUDIT COMMITTEE REPORT	36
COMPENSATION DISCUSSION AND ANALYSIS	37
COMPENSATION COMMITTEE REPORT	57
EXECUTIVE COMPENSATION	58
Fiscal 2024 Summary Compensation Table	58
Grants of Plan Based Awards for Fiscal 2024 Table	59
Outstanding Equity Awards at Fiscal 2024 Year End Table	60
Option Exercises and Stock Vested During Fiscal 2024 Table	62
Potential Payments and Benefits Upon Termination or Change in Control	62
CEO Pay Ratio	68
Pay Versus Performance	70
COMPENSATION OF NON-EMPLOYEE DIRECTORS	73
Director Compensation Table for Fiscal 2024	73
Cash Compensation	74
Equity Compensation	74
EQUITY COMPENSATION PLAN INFORMATION	76
SECURITY OWNERSHIP	77
Security Ownership of Certain Beneficial Owners and Management	77
Delinquent Section 16(a) Reports	79
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS	80
EXECUTIVE OFFICERS	87
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	88

PROXY STATEMENT FOR
ACCURAY INCORPORATED
2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 21, 2024

This proxy statement (“Proxy Statement”) is furnished to our stockholders of record as of the close of business on September 23, 2024 (the “Record Date”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use in connection with our 2024 Annual Meeting of Stockholders, and any adjournment, postponement or other delay thereof (the “Annual Meeting”), to be held virtually via live audio webcast on Thursday, November 21, 2024, at 9:00 a.m. PST. In order to attend and vote at the Annual Meeting, please follow the instructions in the section titled “Questions and Answers Regarding This Solicitation and Voting at the Annual Meeting—How can I attend the Annual Meeting virtually?” This Proxy Statement and the proxy card are first being made available to our stockholders on or about October 4, 2024. Our Company’s fiscal year ended on June 30, 2024.
QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION
AND VOTING AT THE ANNUAL MEETING

Why did I receive a Notice of Internet Availability of Proxy Materials?
We are pleased to again be using the U.S. Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish proxy materials to their stockholders primarily over the Internet instead of mailing printed copies of those materials to each stockholder. On October 4, 2024, we mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K (the “Annual Report”), online. The Notice of Internet Availability of Proxy Materials also instructs you as to how to vote over the Internet or by telephone.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials by mail or your proxy materials by email and have not previously elected to do so, please follow the instructions included in the Notice of Internet Availability of Proxy Materials to submit your request. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Why am I receiving these proxy materials?
You are receiving this Proxy Statement because you were a stockholder of record or beneficial owner at the close of business on the Record Date. As such, you are invited to attend our Annual Meeting and are entitled to vote on the items of business described in this Proxy Statement. This Proxy Statement contains important information about the Annual Meeting and the items of business to be transacted at the Annual Meeting. You are strongly encouraged to read this Proxy Statement and Annual Report, which include information that you may find useful in determining how to vote.

Who is entitled to attend and vote at the Annual Meeting?	Stockholders as of the Record Date are entitled to attend and to vote at the Annual Meeting.

How many shares are outstanding?
On the Record Date, 100,273,770 shares of our common stock were issued and outstanding. Each share of common stock outstanding on the Record Date is entitled to one vote on each item brought before the stockholders at the Annual Meeting. We do not have cumulative voting for directors.

How many shares must be present or represented to conduct business at the Annual Meeting (that is, what constitutes a quorum)?
The presence at the Annual Meeting, in person or represented by proxy, of the holders of at least a majority of the shares of our common stock issued and outstanding as of the Record Date and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. If, however, a quorum is not present, then no business shall be conducted and the chairperson of the Annual Meeting may adjourn the Annual Meeting until a later time.

What items of business will be voted on at the Annual Meeting?	The items of business to be voted on at the Annual Meeting are as follows:
1.
The election of two Class III directors named in the Proxy Statement to hold office until our 2027 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified;

	2.	The approval of an amendment to our 2016 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance under such plan;
	3.	The approval of an amendment to our 2007 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under such plan;
	4.	An advisory vote to approve the compensation of our named executive officers; and
	5.	The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2025.

What happens if additional matters are presented at the Annual Meeting?
The only items of business that our Board intends to present at the Annual Meeting are set forth in this Proxy Statement. As of the date of this Proxy Statement, no stockholder has advised us of the intent to present any other matter, and we are not aware of any other matters to be presented at the Annual Meeting. However, if any other matter or matters are properly brought before the Annual Meeting, the person(s) named as your proxyholder(s) or you, if you are attending the Annual Meeting, will have the discretion to vote your shares on such matters in accordance with their best judgment and as they deem advisable.

What shares can I vote at the Annual Meeting?
You may vote all of the shares you owned as of the Record Date, including shares held directly in your name as the stockholder of record and all shares held for you as the beneficial owner through a broker or other nominee, such as a bank.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most of our stockholders hold their shares through a bank, broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those beneficially owned.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record, and we are sending our proxy materials directly to you. As the stockholder of record, you have the right to vote at the Annual Meeting or direct a proxyholder to vote your shares on your behalf at the Annual Meeting by following the procedures set forth in the Notice of Internet Availability of Proxy Materials for voting over the Internet or by telephone, or if you have received printed proxy materials, by signing and dating the enclosed proxy card and returning it to us in the enclosed postage-paid return envelope.

Beneficial Owner. If your shares are held by a bank, broker or other nominee, you are considered the beneficial owner of those shares and they are considered to be held in street name for your account. Proxy materials are made available to you together with a voting instruction card by delivery to your bank, broker or other nominee. As the beneficial owner, you have the right to direct your bank, broker or other nominee to vote your shares as you instruct with your voting instruction card. The bank, broker or other nominee will vote your shares at the Annual Meeting as you have instructed on your voting instruction card.

How can I vote my shares without attending the Annual Meeting?
If you hold shares directly as the stockholder of record, you may direct how your shares are voted without attending the Annual Meeting by voting on the Internet, by phone or by proxy card. If you provide specific instructions with regard to items of business to be voted on at the Annual Meeting, your shares will be voted as you instruct on those items. If you just sign your proxy card with no further instructions, or if you submit your proxy by telephone or internet, but do not direct your vote on particular items, your shares will be voted in accordance with the Board’s recommendation on those items. If you hold your shares in street name as a beneficial owner, you may generally vote on the Internet, by phone or by submitting a voting instruction card to your bank, broker or other nominee. Please follow the voting instructions provided by your bank, broker or other nominee. If you do not instruct your bank, broker or other nominee how to vote your shares, your bank, broker or other nominee will only be able to vote your shares with respect to the routine matter of the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2025. Please see “What is a broker non-vote?” below.

How can I attend the Annual Meeting virtually?
We will be hosting the Annual Meeting via live audio webcast only. Both stockholders of record and street name stockholders will be able to attend the Annual Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the Annual Meeting by visiting www.virtualshareholdermeeting.com/ARAY2024. Attending the Annual Meeting via this webcast is the same as attending in person under applicable law.

The Annual Meeting live audio webcast will start at 9:00 a.m. Pacific Time on Thursday, November 21, 2024. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures. In order to enter the meeting, you will need the control number. The control number will be included in the Notice of Internet Availability of Proxy Materials or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instructions received from your broker, bank or other organization if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/ARAY2024.

Even if you plan to attend the Annual Meeting, we recommend that you also vote by Internet, telephone or sign and date the proxy card or voting instruction card and return it promptly in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the Annual Meeting.

What if I have technical difficulties during the check-in time or during the Annual Meeting?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page. Please be sure to check in by 8:45 a.m. Pacific Time on November 21, 2024, the day of the Annual Meeting, so that any technical difficulties may be addressed before the Annual Meeting live audio webcast begins.

Can I submit questions in advance or during the Annual Meeting?
Stockholders may also submit questions in advance of the annual meeting by emailing your question, along with proof of ownership, to investor.relations@accuray.com.

Alternatively, stockholders will be able to submit questions live during the virtual meeting by typing the question into the “Ask a Question” field and clicking submit.

To allow us to answer questions from as many stockholders as possible, we request that each stockholder limit themselves to a total of no more than two questions or comments and provide their name, affiliation and contact details when submitting a question. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized, and answered together. We will answer questions that comply with the meeting rules of conduct during the Annual Meeting, subject to time constraints. Questions relevant to meeting matters, including those that we do not have time to answer during the meeting, will be posted to our website following the meeting. Questions regarding personal matters or matters not relevant to meeting matters will not be answered.

Can I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by (i) submitting a new proxy bearing a later date (including voting again by internet or telephone) in accordance with the instructions on the Notice or proxy card, which automatically revokes your earlier proxy, (ii) providing a written notice of revocation to our Corporate Secretary at our principal executive offices prior to the Annual Meeting, or (iii) attending the Annual Meeting and voting at the Annual Meeting. However, attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you are a beneficial owner, you may generally change your vote by voting again by Internet or phone or by submitting a new, later-dated voting instruction card to your bank, broker or other nominee. However, you should contact your bank, broker or other nominee for specific instructions.

What is a “broker non-vote”?
Brokers that hold shares in street name for the benefit of their clients, banks, brokers and other nominees have the discretion to vote such shares on routine matters only. At the Annual Meeting, only the ratification of the appointment of our independent registered public accounting firm is considered a routine matter. Therefore, if you do not otherwise instruct your bank, broker or other nominee on how to vote your shares, your bank, broker or other nominee may vote your shares on this matter only. Your bank, broker or other nominee will not be able to vote your shares for the election of two Class III directors; the amendment to our 2016 Equity Incentive Plan; the amendment to our 2007 Employee Stock Purchase Plan; the advisory vote to approve the compensation of our named executive officers; or any other matters properly brought before the Annual Meeting without your specific instruction because these are not considered routine matters. A “broker non-vote” occurs when a broker or other nominee does not receive timely instructions from the beneficial owner and therefore cannot vote such shares on the matter.

How are “broker non-votes” counted?
Broker non-votes will be counted as present at the Annual Meeting for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be considered to be present and entitled to vote or votes cast for purposes of tabulating the voting results for any non-routine matter. Accordingly, broker non-votes, if any, will have no effect on the outcome of the votes at the Annual Meeting.

What happens if the Annual Meeting is adjourned?
If our Annual Meeting is adjourned until another time and information about the time and location that the meeting will be continued is announced at the time of adjournment, no additional notice will be provided, unless the adjournment is for more than 30 days, in which case a notice of the time and location will be given to each stockholder of record entitled to vote at the Annual Meeting. Any items of business that might have been properly transacted at the Annual Meeting may be transacted after any adjournment.

Who will serve as inspector of elections?	A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as Inspector of Elections at the Annual Meeting.

What should I do in the event that I receive more than one set of proxy materials?
You may receive more than one copy of the Notice of Internet Availability of Proxy Materials or more than one set of these proxy solicitation materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card from each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice of Internet Availability of Proxy Materials or proxy card. Please vote over the Internet, by telephone, or sign, date and return each proxy card and voting instruction card that you receive to ensure that all of your shares are voted.

We have adopted a procedure called “householding,” which the SEC has approved, where we deliver a single copy of the Notice of Internet Availability of Proxy Materials and, if applicable, the proxy materials to multiple stockholders who share the same address. Please see “Stockholders Sharing the Same Address” for further information regarding householding and how to request additional copies of the materials or enroll in householding.

Who is soliciting my vote and who will bear the costs of this solicitation?
The proxy is being solicited on behalf of our Board. The Company will bear the entire cost of solicitation of proxies, including preparation, Internet posting, assembly, printing and mailing of this Proxy Statement. In addition to solicitation by mail, our directors, officers and employees may also solicit proxies in person, by telephone, by electronic mail or by other means of communication. We will not pay any additional compensation to our directors, officers or other employees for soliciting proxies. We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of approximately $15,000 plus reasonable out-of-pocket costs and expenses. Copies of the proxy materials will be furnished to banks, brokers and other nominees holding beneficially owned shares of our common stock, who will forward the proxy materials to the beneficial owners. We are required to reimburse brokers and other nominees for the costs of forwarding the proxy materials.

If any stockholders need assistance voting their shares, please contact MacKenzie Partners, Inc. at 800-322-2885 (Toll Free) or via email at proxy@mackenziepartners.com.

Where can I find the voting results of the Annual Meeting?
We intend to announce preliminary voting results at the Annual Meeting and publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

What is the deadline for submitting proposals for consideration at next year’s Annual Meeting of stockholders or to nominate individuals to serve as directors?
As a stockholder, you may be entitled to present proposals for action at a future annual meeting of stockholders, including director nominations. Please refer to “—Stockholder Proposals” and “—Recommendations and Nominations of Director Candidates” below.

PROPOSAL ONE

ELECTION OF DIRECTORS
Classes of Our Board
Our Amended and Restated Certificate of Incorporation provides that our Board shall be divided into three classes, designated Class I, Class II and Class III, with each class serving for a staggered three-year term. Our Board currently consists of eight directors: three Class I directors, three Class II directors and two Class III directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. Proxies cannot be voted for more than two persons.
The following information is provided for each of the nominees and continuing directors: name, class in which each director or nominee serves, age as of August 31, 2024, and length of service on our Board.

Name	Term Expires	Age	Director Since
Class III Directors/Nominees
James M. Hindman	2024	63	2019
Suzanne Winter	2024	61	2022
Class I Directors
Anne B. Le Grand	2025	73	2020
Robert C. Kill	2025	60	2023
Joseph E. Whitters	2025	66	2018
Class II Directors
Beverly A. Huss	2026	64	2018
Mika Nishimura	2026	61	2021
Byron C. Scott	2026	61	2021

Listed below are the biographies of each director nominee and continuing director and the experiences, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) to recommend, and our Board to determine, that the person should serve as a director for the Company. There are no family relationships among any of our directors or executive officers.
Director Nominees—Class III Directors
Our Board has nominated Mr. Hindman and Ms. Winter for election as Class III directors to serve until our 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Each nominee for director has consented to being named in this Proxy Statement and has indicated a willingness to serve if elected. If a nominee is unavailable for election, the persons named as proxyholders will use their discretion to vote for any substitute nominee in accordance with their best judgment. Each nominee is an incumbent director currently serving on the Board. Ms. Winter is standing for election by the stockholders for the first time at the Annual Meeting. All nominees were recommended for approval by our Nominating and Corporate Governance Committee. Ms. Winter became a member of the Board when she became our Chief Executive Officer.
James M. Hindman has served as a member of our Board since September 2019. Mr. Hindman served in various positions at Allergan, Inc. (“Allergan”), a multi-specialty healthcare company that was acquired by Actavis PLC in 2015, from 1984 to March 2015, where he held positions of increasing responsibility, including most recently as the Executive Vice President, Finance and Business Development, and Chief Financial Officer from August 2014 to March 2015. Mr. Hindman served as Senior Vice President of Treasury, Risk and Investor Relations at Allergan from March 2002 to August 2014, and, from 1984 to 2002, Mr. Hindman served a variety of other finance positions at Allergan, including Senior Vice President, Finance and Controller; Vice President, Finance; Vice President, Financial Planning and Analysis; and Assistant Corporate Controller. Mr. Hindman currently serves on the board of directors of Aatru Medical, LLC, a private medical device company. In the past five years, Mr. Hindman served on the board of directors of Millendo Therapeutics, Inc., a public biotechnology company, from June 2016 to June 2021, Sienna Biopharmaceuticals, Inc., a public clinical-stage medical dermatology and aesthetics company, from August 2018 to December 2019, Urovant Sciences, Inc., a private biopharmaceutical company, from June 2020 to March 2023, and Amolyt Pharma SAS, a private company specializing in developing therapeutic peptides for endocrine and metabolic disease, from July 2021 to July 2024. He has also provided financial consulting services to Cidara Therapeutics, Inc., a public biotechnology company, since July 2015, and to RANI Therapeutics Holdings, Inc., a private biotechnology company, from December 2017 to December 2018. Mr. Hindman holds a B.S. in Accounting from Loyola Marymount University and a M.B.A. from Pepperdine University. He is a certified public accountant in the state of California (inactive).
As a former Chief Financial Officer of a publicly traded global healthcare company with significant financial experience in the medical device industry, Mr. Hindman brings to our Board extensive experience in business development, strategy, financial planning and reporting, accounting, and public company governance.
Suzanne Winter has served as our President and Chief Executive Officer since July 2022, as our President since July 2021 and as our Senior Vice President, Chief Commercial Officer from October 2019 to June 2021. Ms. Winter has also served as a member of our Board since April 2022. Prior to joining the Company, Ms. Winter was Vice President, Americas at Medtronic plc, a public medical device company, from June 2015 to October 2019, and General Manager, Detection and Guidance Solutions at General Electric Healthcare, a subsidiary of General Electric Company providing medical technology and pharmaceutical diagnostics, from March 2011 to June 2015. Prior to that, Ms. Winter had served various senior roles in worldwide sales, marketing and business development across a range of healthcare industry segments. Ms. Winter holds a B.S. with a specialization in chemistry from Saint Lawrence University and an M.B.A. from Harvard University Graduate School of Business.
Ms. Winter brings to our Board industry experience with global medical device and healthcare companies. Ms. Winter’s qualifications to serve on our Board include the perspective she brings as our Chief Executive Officer, and, among other skills and qualifications, her strategic management, sales and marketing and business development skills, commercial leadership experience and executive vision.
Continuing Directors—Class I and Class II Directors
Anne B. Le Grand has served as a member of our Board since July 2020. Ms. Le Grand served as a consultant to IBM Watson Health, a machine intelligence company that is a division of IBM, a publicly traded information technology company, from January 2021 to January 2023. Prior to that, Ms. Le Grand also served as Vice President and General Manager of Imaging, Life Sciences, Oncology and Genomics at IBM Watson Health from July 2019 to December 2020 and VP and General Manager of Imaging at IBM Watson Health from April 2016 to July 2019. Prior to her roles at IBM Watson Health, Ms. Le Grand served as Senior Vice President of Healthcare and General Manager of Therapeutics from January 2015 to April 2016 and Senior Vice President of Healthcare Business Transformation from January 2014 to January 2015 at Koninkliike Philips N.V., a health technology company. Ms. Le Grand previously served in various senior leadership positions at GE HealthCare Technologies Inc. and Eastman Kodak Company and began her career at 3M Company in the Medical Imaging Division. Ms. Le Grand has served as a member of the board of directors of Medimaps Group, SA, a private medical analytics software company, since May 2022. Ms. Le Grand holds a B.S. in Chemistry from Queens University of Charlotte.
As a former executive with more than 25 years of experience running global healthcare businesses, Ms. Le Grand brings to our Board extensive experience in the medical device industry, including operations, management and business development, as well as financial acumen.
Robert C. Kill has served as a member of our Board since January 2023. From 2016 to 2022, Mr. Kill served as a board member of Ascension Ventures, a venture capital fund. From 2017 to 2022, Mr. Kill also served as CEO of Parata Systems, a private pharmacy automation technology provider serving hospital, retail, long term care, mail order and government pharmacies. Prior to joining Parata Systems, Mr. Kill was an operating partner of Frazier Healthcare Partners from 2016 to 2017. Mr. Kill has also served in varying capacities at Cogentix Medical (formerly Uroplasty), a publicly traded medical device company that manufactured and marketed neuromodulation and endoscopy technologies, from 2010 to 2016, including most recently as its Chairman & Chief Executive Officer. Mr. Kill’s earlier experience includes executive leadership positions with healthcare service and healthcare IT companies. He began his career at Baxter Healthcare and holds a B.A. in Economics from the University of Notre Dame.

As a healthcare technology executive and former Chief Executive Officer, Mr. Kill brings to our Board extensive experience in the healthcare technology and medical device industry, including in the areas of executive leadership, operations and strategy.
Joseph E. Whitters has served as a member of our Board since July 2018. Mr. Whitters has been an advisor/consultant to Frazier Healthcare, a private equity firm, since 2005. From 1986 to 2005, Mr. Whitters served in various capacities with First Health Group Corp., a publicly traded managed care company, most recently as its Chief Financial Officer. He also previously served as the Controller for United Healthcare Corp, a publicly traded health care management company, from 1984 to 1986. Prior to that, Mr. Whitters served as the Manager of Accounting and Taxation for Overland Express, a publicly traded trucking company, and he began his career in public accounting with Peat Marwick (now KPMG). Whitters has served on the boards of directors and audit committees of various public companies, including Cutera, Inc., a global aesthetics device company, from February 2019 through June 2023, InfuSystem Holdings, Inc., a publicly traded provider of infusion pumps and related products and services, from April 2012 through May 2019; Analogic Corporation, a private healthcare and security technology solutions company, from October 2017 through June 2018; PRGX Global, Inc., a private provider of recovery audit and spend analytics services, from February 2013 to March 2021; Spark Networks, a private operator of premium online dating sites and mobile applications, from July 2021 to February 2024; and Air Methods Corp., a private air medical transportation and air tourism company, from March 2016 through April 2017. Mr. Whitters has also been an advisor or board member of several private companies. Mr. Whitters holds a B.A. in Accounting from Luther College.
As a former Chief Financial Officer with significant public company governance experience in the medical technology and medical device industry, Mr. Whitters brings to our Board extensive experience in finance, accounting, public company governance, operations and strategy.
Beverly A. Huss has served as a member of our Board since January 2018. From January 2021 to July 2022, Ms. Huss served as the Chief Executive Officer of Pagonia Medical, Inc. (“Pagonia”), a private company focused on creating a novel non-invasive device for the preservation of tissue following a heart attack, stroke, traumatic brain injury and other medical conditions. From September 2013 until December 2020, she served as President and Chief Executive Officer of Qool Therapeutics, Inc. (“Qool”), formerly Thermocure, Inc., a private company focused on temperature management therapies. Prior to joining Qool, Ms. Huss was President and Chief Executive Officer at start-up medical device company Vibrynt, Inc., and held multiple senior level leadership positions at Guidant Corporation, a public company that designs and manufactures cardiovascular products, including, most recently President, Endovascular Solutions, Vice President, Global Marketing, Vascular Intervention and Vice President of the Stent Business Unit. Ms. Huss has served on the board of directors of Vicarious Surgical Inc., a public medical robotics company, since October 2022; Infusystems Holdings, Inc, a national healthcare service provider since May 2024; Iridex Corporation, a public medical device company, since March 2022; and Ancora Heart, Inc., a privately-held medical device company developing heart failure treatments, since June 2021. Her prior private company board experience includes Pagonia, Coala Life, Inc., Artes Medical, Inc., Madorra Inc., Wright Medical Group, Inc., and Dade Behring Holdings, Inc. Ms. Huss holds a M.S. in technology management from Pepperdine University and a B.S. in metallurgical engineering from the University of Illinois. Ms. Huss has National Association of Corporate Directors (NACD) certification.
As a former Chief Executive Officer with more than 25 years of management experience in the medical device industry, and a current and former member of several public and private company boards with two decades of board experience, Ms. Huss brings to our Board extensive experience in the medical device industry, including experience in the areas of business operations, management and corporate governance.
Mika Nishimura has served as a member of our Board since August 2021. Since 2011, Ms. Nishimura has served as an Operational Partner with Gilde Healthcare Partners, a life-science focused venture fund. From 2015 to 2020, Ms. Nishimura served as Vice President of Commercialization at nVision Medical Corporation, an early clinical-stage medical device company acquired by Boston Scientific. Previously, she served as Vice President, Commercial Development at Auxogyn, Inc., a private medical technology company, acquired by Progyny, Inc. Earlier in her career, Ms. Nishimura served as Vice President of International Sales Operations and Marketing at ev3 Inc., a provider for specialists treating a wide range of vascular diseases and disorders, where she held P&L responsibilities for the emerging markets. She has also served as a board member of SI-BONE, Inc., a public medical device company dedicated to solving musculoskeletal disorders of the sacropelvic anatomy, since

March 2021; a board member of HOYA Corp, a publicly listed Japanese company manufacturing optical products, since June 2022; and as a board advisor to Tristel, plc, a UK public medical technology company, since January 2021. Ms. Nishimura holds an MBA from Harvard Graduate School of Business Administration and a B.A. in Economics from Yale University.
As a leader who has worked with and for various medical device companies, Ms. Nishimura brings to the board extensive leadership experience in the medical device industry, including experience with commercialization and commercial development.
Byron C. Scott has served as a member of our Board since February 2021. Dr. Scott has served as the interim Chief Operating Officer at Direct Relief, a nonprofit humanitarian aid organization, since January 2024. Dr. Scott previously served on the Board of Directors at Direct Relief from June 2016 to January 2024. Dr. Scott serves on the Direct Relief Mexico Board of Directors. Dr. Scott has served as Adjunct Faculty at the University of Massachusetts, Amherst, Isenberg School of Management since 2016 and Adjunct Faculty at Jefferson University, College of Population Health since December 2019 where he teaches healthcare quality, patient safety, and performance improvement. Dr. Scott served as Adjunct, Associate Professor at New York University Stern School of Business from January 2023 to December 2023. Dr. Scott served as Deputy Chief Health Officer at IBM Watson Health from March 2017 to June 2020, where he served as a consultant helping healthcare organizations align strategies and improve performance, along with supporting sales, marketing, and thought leadership. Dr. Scott served at Truven Health Analytics., an IBM Watson Health company that provides healthcare analytics, from January 2014 to February 2017, most recently as Associate Chief Medical Officer from 2015 to 2017, prior to its acquisition by IBM in 2016. Dr. Scott previously served at EmCare Holdings Inc., a private hospital-based physician practice management company that was part of Envision Healthcare, from 1995 to 2013, where he held positions of increasing responsibility, including most recently as Executive Vice President of the West Division from 2011 to 2013. Dr. Scott is board certified in emergency medicine and previously practiced medicine for over 25 years. He currently serves as a member of the Board of Directors of Providence Health Plan, a privately held health insurance provider. In addition, Dr. Scott also currently serves as Board Trustee, Vice-Chair, Audit and Corporate Responsibility Committee, and member of the Quality, Patient Safety, and Medical Affairs Committee of the Board of Directors at Rady Children’s Hospital & Health Center. Dr. Scott holds a B.S. in Psychobiology from the University of California, Los Angeles, a M.D. from the University of California, San Diego, and a M.B.A. from the University of Massachusetts, Amherst, Isenberg School of Management. He is Directorship Certified by the National Association for Corporate Directors (“NACD”) and a CERT Cybersecurity Oversight Certification issued by Carnegie Mellon University and NACD.
As a former executive in the healthcare industry and practicing physician, Dr. Scott brings to our Board extensive experience in management, operations and strategy in the healthcare industry, perspective and experience as a physician, and clinical and academic background in healthcare.
Board Diversity
The table below provides certain information regarding the composition of our Board of Directors. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f). As shown below in the board diversity matrix, the Company met the diversity objectives of Nasdaq Rule 5605(f) as of September 29, 2024.

Board Diversity Matrix (as of September 29, 2024)
Board Size:
Total Number of Directors	8
	Female	Male
Gender Identity:
Directors	4	4
Demographic Background:
African American or Black	—	1
Asian	1	—
White	3	3

Skills and Strengths
The Board has identified key qualifications and experiences that are important to be represented on the Board as a whole, in light of the Company’s business strategy and expected future business needs. Below is a description of the considerations related to the skills and strengths when reviewing director qualifications and experiences.

Healthcare Industry	• Relevant experience in the healthcare sector • Experience working as a medical doctor or other healthcare professional
Science & Technology
•
Current or former role in the science or technology sector, including on the board of a technology company, or experience implementing business technology strategies, as well as an understanding of emerging technology trends
•
Expertise in software, artificial intelligence, robotics, or cybersecurity

Global
•
Current or former executive or advisory role in a global enterprise and understanding of diverse business environments, economic conditions, cultures, and regulatory frameworks
•
Other relevant knowledge of or experience conducting business or operations in the global markets in which we operate, and a broad perspective on global market opportunities

Capital Equipment	• Board or leadership position at a capital equipment manufacturing company • Experience with capital equipment manufacturing
Senior Leadership / CEO	• Relevant senior leadership or Chief Executive Officer experience at a public company and/or other public company board experience
Finance & Accounting
•
Current or former role in auditing or accounting, including experience as a Chief Financial Officer or Chief Accounting Officer of a publicly traded, life sciences or high technology company
•
Experience with public company compliance and reporting requirements, financial systems and controls, complex revenue recognition processes, and financial risk management
•
Prior education in the area of finance and accounting
•
Prior experience on an audit committee of a public company

Based on these skills and strengths, our directors’ primary skills and experiences are highlighted in the following matrix. The matrix is intended as a high-level summary and not an exhaustive list of each director’s skills or contributions to our Board.

Name	Healthcare Industry	Science & Technology	Global	Capital Equipment	Senior Leadership / CEO	Finance & Accounting
James M. Hindman	•	•	•		•	•
Beverly A. Huss	•	•	•	•	•	•
Robert C. Kill	•	•		•	•	•
Anne B. Le Grand	•	•	•	•	•	•
Mika Nishimura	•	•	•		•
Byron C. Scott	•	•	•		•
Joseph E. Whitters	•	•	•	•	•	•
Suzanne Winter	•	•	•	•	•

How Votes Are Counted
To be elected, directors must receive a majority of votes cast, meaning that the number of shares voted “FOR” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. You may vote either “FOR” or “AGAINST” each director nominee or you may abstain by voting “ABSTAIN”. Abstentions will not be counted for purposes of determining the number of votes cast with respect to the election of such a director, and thus will have no effect on the outcome of the vote. Broker non-votes will have no effect on the outcome of the vote.
Under our Corporate Governance Guidelines, in advance of his or her nomination, each director submits a contingent, irrevocable resignation that the Board may accept if that director fails to be elected by a majority of votes cast. In that situation, our Nominating and Corporate Governance Committee would make a recommendation to the Board about whether to accept such resignation, which the Board will promptly consider. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.
Board of Directors’ Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE TWO NOMINEES FOR CLASS III DIRECTORS LISTED ABOVE.

PROPOSAL TWO
APPROVAL OF THE ACCURAY INCORPORATED AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN
We are asking our stockholders to approve an amended and restated version of the current Accuray Incorporated 2016 Equity Incentive Plan (the “2016 Plan”) to increase the shares of common stock reserved for issuance thereunder. The 2016 Plan was initially adopted in 2016 and was subsequently amended, most recently in 2023 pursuant to approval by our Board and by our stockholders at our 2023 annual meeting of stockholders. Subject to our stockholders’ approval at the Annual Meeting, our Board adopted an amended and restated version of the 2016 Plan based on the recommendation of the Compensation Committee of the Board (the “Compensation Committee”).
The 2016 Plan, as amended, would increase the shares of our common stock reserved for issuance thereunder by 5,000,000 shares. As a result, the total number of shares of our common stock that will be reserved for issuance thereunder will be (i) 32,420,000 shares, plus (ii) any shares which have been reserved but not issued pursuant to any awards granted under the Company’s 2007 Incentive Award Plan, as amended (the “2007 Plan”), as of November 17, 2016 and any shares subject to stock options, restricted stock units, performance shares, performance units, or similar awards granted under the 2007 Plan, that, on or after November 17, 2016, expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the 2007 Plan that are forfeited to or repurchased by the Company, with the maximum number of shares to be added from the 2007 Plan equal to 10,084,101. Other than increasing the shares reserved under the 2016 Plan by these additional 5,000,000 shares, no material changes have been made to our 2016 Plan since our stockholders last approved the 2016 Plan on November 9, 2023, at our 2023 annual meeting of stockholders.
As further described below, the 2016 Plan provides for grants of equity awards to executives and employees of Accuray as well as non-employee directors and consultants. We believe that increasing the number of shares issuable under the 2016 Plan is necessary in order to allow Accuray to continue to utilize equity awards to retain and attract the services of key individuals essential to our long-term growth and financial success and to further align their interests with those of our stockholders. We rely on equity awards to retain and attract key employees and non-employee Board members and believe that equity incentives are necessary for us to remain competitive with regard to retaining and attracting highly qualified individuals upon whom, in large measure, the future growth and success of Accuray depend. The availability of an adequate number of shares available for issuance under the 2016 Plan is an important factor in fulfilling these purposes.
We expect the number of shares of our common stock to be reserved for issuance under the amended 2016 Plan to be sufficient to permit us to continue granting equity-based compensation at appropriate levels for the next year. The following factors were considered by the Compensation Committee and the Board when determining the number of additional shares of our common stock to be reserved for issuance under the amended 2016 Plan:
•
Historical Grant Practices. The Compensation Committee and the Board considered the number of equity awards that we granted in the last three fiscal years. In fiscal years 2022, 2023 and 2024, we granted equity awards covering 6,841,392 shares, 6,279,358 shares, and 6,846,739 of our common stock, respectively, for a total of approximately 19,967,488 shares over that three-year period.

•
Forecasted Grants. The Compensation Committee and the Board reviewed a forecast that considered the following factors in order to project the rate at which shares of our common stock will be issued under the amended 2016 Plan: (i) the shares of our common stock available for issuance in the form of new grants under the 2016 Plan and (ii) forecasted future grants, certain of which are determined based on our stock price and the competitive dollar value to be delivered to the participant. However, given that we determine the size of certain equity awards to be granted based on the value of our stock price, our actual share usage could deviate significantly from our forecasted share usage if our stock price on the date the award is granted is significantly different from the stock price assumed in the forecast. For example, if our stock price on the date the award is granted is significantly lower than the stock price assumed in the forecast, we would need a larger number of shares than the number projected by the forecast in order to deliver the same value to participants.

•
Number of Shares Remaining under Stock Incentive Plans. As of June 30, 2024, we had outstanding awards granted under the following two stock incentive plans: the 2016 Plan and the 2007 Plan. As of June 30, 2024, the number of shares of our common stock that remained available for issuance in the form of new grants under the 2016 Plan was 2,321,233 shares plus any shares of our common stock subject to outstanding equity awards granted under our 2016 Plan and 2007 Plan that are added or returned to the 2016 Plan under the 2016 Plan’s terms and there were no shares of our common stock that remained available for new awards under our 2007 Plan. For additional information on the number of shares subject to outstanding equity awards under our existing stock incentive plans as of June 30, 2024, see the tables under the headings entitled “Determining Fair Value of Stock Options” and “Restricted Stock, Performance Stock and Market Stock Units” set forth under Note 10 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 filed with the Securities and Exchange Commission on September 19, 2024. There have been no material changes to such numbers as of September 30, 2024 other than an increase of 3,593,591 shares in the number of shares remaining available for issuance as a result of cancellations of executive performance stock units and options.

•	Proxy Advisory Firm Guidelines. In light of our significant institutional stockholder base, the Compensation Committee and the Board considered proxy advisory firm guidelines.
If approved by our stockholders, the 2016 Plan, as amended, will replace the current version of the 2016 Plan. If stockholders do not approve the 2016 Plan, as amended, the 2016 Plan will remain in place as currently in effect, but we may not have enough shares available under the 2016 Plan to continue granting the equity awards needed to successfully retain and attract the services of key individuals essential to our long-term growth and financial success.
Reasons for Voting for the Proposal
The 2016 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including, without limitation:
•	Administration. The 2016 Plan is administered by the Compensation Committee of the Board, which is comprised entirely of independent non-employee directors.
•
Flexibility in Designing Equity Compensation Scheme. The 2016 Plan allows us to provide a broad array of equity incentives, including stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards and other stock awards. By providing this flexibility, we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

•
No “Evergreen” Provision; Stockholder Approval is Required for Additional Shares. The 2016 Plan does not provide for an automatic annual increase in shares available for grant based on the number of outstanding shares of common stock and instead fixes the maximum number of shares available for future grants. Stockholder approval is required to increase that number.

•
No discounted stock options or stock appreciation rights. The 2016 Plan requires that stock options and stock appreciation rights issued under it must have an exercise price equal to at least the fair market value of our common stock on the date the award is granted, except in certain situations in which we are assuming or replacing options granted by another company that we are acquiring.

•
Share Counting Provisions. Under the 2016 Plan, if an option or stock appreciation right expires or becomes unexercisable without having been exercised in full, or if shares subject to other types of awards are forfeited to or repurchased by us due to failure to vest, those Shares will become available for issuance again under the 2016 Plan. Shares used to pay the exercise or purchase price of an award or to satisfy the tax withholding obligations related to an award will not become available for future grant or sale under the 2016 Plan. With respect to stock appreciation rights settled in shares, the gross number of Shares exercised under the stock appreciation right award will cease to be available under the 2016 Plan. In addition, to the extent that we pay out an award in cash rather than shares, such cash payment will not reduce the number of shares available for issuance under the 2016 Plan. No shares purchased by us with proceeds received from the exercise of an option will become available for issuance under the 2016 Plan.
•
Minimum Vesting Requirement. Equity-based awards are subject to a one-year minimum vesting requirement, subject to limited exceptions as described in the summary below and in the 2016 Plan, including an exception for up to 5% of the shares available for grant under the 2016 Plan.

•	No Automatic Grants. The 2016 Plan does not provide for “reload” or other automatic grants to participants.
•
Full-value Awards Count More Heavily in Reducing the Share Reserve for the 2016 Plan. The 2016 Plan uses a “fungible share” concept, under which options and stock appreciation rights or any other award that is based solely on an increase in value of the shares following the grant date reduce the share reserve on a one-for-one basis, but full-value awards, such as restricted shares and restricted stock units, reduce the reserve on a 1.38-for-one basis.

•	Annual Limits on Non-employee Director Awards. The 2016 Plan limits the number of shares that may be granted under non-employee director awards each fiscal year.
•
Clawback. The 2016 Plan provides that awards granted under the 2016 Plan will be subject to our clawback policy as may be established and/or amended from time to time. The administrator of the 2016 Plan also may impose forfeiture, recovery or recoupment of awards granted under the 2016 Plan as required by applicable laws as well as pursuant to such terms specified by the administrator in an award agreement. We maintain a clawback policy, as discussed further in the section of this Proxy Statement entitled “Compensation Discussion and Analysis.”

Summary of the 2016 Plan, as Amended
The following paragraphs provide a summary of the main features of the 2016 Plan, as amended, and its operation. However, this summary does not provide a complete description of all of the amended 2016 Plan’s provisions and is qualified in its entirety by the specific language of the amended 2016 Plan. A copy of the 2016 Plan, as amended, is provided as Appendix A to this Proxy Statement.
Purposes of the 2016 Plan
The purposes of the 2016 Plan are to attract and retain the best available personnel; to provide additional incentive to employees, directors, and consultants; and to promote the success of our business. These incentives are provided through the grant of equity awards, which may consist of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares, and other stock or cash awards as the plan administrator (as defined below) may determine.
Shares Available for Issuance
Our stockholders are being asked to approve an increase in the number of shares of our common stock available for issuance under the 2016 Plan by 5,000,000. If approved, the total number of shares of our common stock that will be reserved for issuance under the 2016 Plan, as amended, will be subject to the adjustment provisions contained in the 2016 Plan, (i) 32,420,000 shares, plus (ii) any shares which have been reserved but not issued pursuant to any awards granted under the 2007 Plan as of November 17, 2016 and any shares subject to stock options, restricted stock units, performance shares, performance units, or similar awards granted under the 2007 Plan, that, on or after November 17, 2016, expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the 2007 Plan that are forfeited to or repurchased by the Company, with the maximum number of shares to be added from the 2007 Plan equal to 10,084,101. Under the current 2016 Plan, the number of shares set forth in clause (i) above is 27,420,000. The shares of our common stock may be authorized, but unissued or reacquired common stock.
If any award granted under the 2016 Plan expires or becomes unexercisable without having been exercised in full or is forfeited to or repurchased by us due to failure to vest, then the unpurchased, forfeited, or repurchased shares of our common stock subject to such award will become available for future grant or sale under the 2016 Plan. With respect to the exercise of stock appreciation rights, the gross shares of our common stock issued pursuant to a stock appreciation right will cease to be available under the 2016 Plan. Shares of our common stock used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will not become available for future grant or sale under the 2016 Plan. If an award is paid out in cash rather than shares of our common stock, such payment will not reduce the number of shares of our common stock available for issuance under the 2016 Plan. No shares purchased by us with proceeds received from the exercise of an option or stock appreciation right will become available for issuance under the 2016 Plan.
For purposes of determining the number of shares of our common stock that remain available for issuance under the 2016 Plan and the number of shares of our common stock returned to the 2016 Plan’s share reserve, each share subject to an award other than an option, a stock appreciation right, or any other award that is based solely on an increase in value of the shares following the grant date will count as (i) for any such award granted before November 10, 2022, 1.71 shares or (ii) for any such award granted on or after November 10, 2022, 1.38 shares.
Limitations
The 2016 Plan contains annual grant limits that were originally intended to satisfy the “performance-based compensation” provisions of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”). The “performance-based compensation” provisions of Section 162(m) were eliminated by the Tax Cuts and Jobs Act of 2017 for tax years commencing after December 31, 2017. The Company has previously granted equity awards intended to qualify as “performance-based compensation” under Section 162(m) and has decided to retain the following limits to not inadvertently lose grandfathered status for arrangements that continue to qualify for the “performance-based compensation” exception. Accordingly, for so long as the deduction limitations of Section 162(m) remain applicable to the Company’s “covered employees” within the meaning of Section 162(m), the number of shares of our common stock covered by or the initial value of awards that can be issued to any particular employee or consultant of ours or any of our subsidiaries under the 2016 Plan in any fiscal year are limited to the amounts set forth below:

Award Type	Annual Number of Shares or Dollar Value
Stock Options	Maximum of 4,000,000 shares of our common stock
Stock Appreciation Rights	Maximum of 4,000,000 shares of our common stock
Restricted Stock	Maximum of 2,000,000 shares of our common stock
Restricted Stock Units	Maximum of 2,000,000 shares of our common stock
Performance Shares	Maximum of 2,000,000 shares of our common stock
Performance Units	Maximum initial value of $10,000,000

Awards granted under the 2016 Plan generally cannot vest before the one-year anniversary of the date of grant unless the vesting of such award is accelerated due to a termination of the participant’s service under certain circumstances, due to the participant’s death or disability, or upon a Change in Control (as defined in the 2016 Plan). However, awards may be granted without regard to this minimum vesting limitation as long as the shares subject to such awards would not represent more than 5% of the maximum aggregate number of shares reserved for issuance pursuant to all outstanding awards granted under the 2016 Plan.
Dividends or other distributions payable with respect to shares subject to awards granted under the 2016 Plan will not be paid before and unless the underlying shares vest, and will be subject to the same forfeitability provisions as the underlying shares. No dividends or other distributions will be paid with respect to shares that are subject to unexercised options or stock appreciation rights, although this rule will not preclude the administrator from exercising its powers and authority under the adjustment, liquidation and merger and change in control provisions of the 2016 Plan.
The 2016 Plan also provides that in any fiscal year, a non-employee Board member may not be granted awards with a grant date fair value (determined in accordance with GAAP) exceeding $500,000. Any award granted to a participant while he or she was an employee or a consultant (other than a non-employee director) will not count for purposes of this limitation.
Administration
The Board, any directors or other individuals satisfying applicable laws appointed by the Board or any duly authorized committee of the Board, may administer the 2016 Plan. The Board has delegated administration of the

2016 Plan to the Compensation Committee. For purposes of this summary of the 2016 Plan, the term “administrator” will refer to the Board or any committee designated by the Board to administer the 2016 Plan. To the extent desirable to qualify transactions as exempt under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, applicable transactions under the 2016 Plan will be structured to satisfy such requirements for exemption. To the extent desirable to qualify for the performance-based compensation exception under Section 162(m), administration is by a committee comprised solely of two or more “outside directors” within the meaning of Section 162(m).
Subject to the terms of the 2016 Plan, the administrator has the sole discretion to select the service providers who will receive awards; to determine the terms and conditions of awards; to approve forms of award agreements for use with the 2016 Plan; to modify or amend each award (subject to the repricing restrictions of the 2016 Plan); and to interpret the provisions of the 2016 Plan and outstanding awards. The administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant. The administrator may permit a participant to satisfy tax withholdings for an award pursuant to procedures the administrator specifies, which may include (without limitation) by paying cash, having us withhold shares otherwise deliverable to the participant with a fair market value equal to the minimum statutory amount or a greater amount that does not result in adverse financial accounting treatment, delivering already-owned shares of our common stock, or selling shares otherwise deliverable to the participant equal to the amount required to be withheld, provided that withholdings will not exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the participant. The administrator may make rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-U.S. laws and may make all other determinations deemed necessary or advisable for administering the 2016 Plan. All decisions, determinations and interpretations by the administrator will be final and binding on all holders of awards granted under the 2016 Plan and be given the maximum deference permitted by applicable laws.
The administrator may not implement a program under which awards are surrendered or cancelled in exchange for different awards (whether the same or different type as the cancelled award and whether having higher or lower exercise prices and different terms) and/or cash, an outstanding award is transferred to a financial institution or other person or entity selected by the administrator, or the exercise price of any outstanding award is increased or reduced.
Eligibility
All types of awards may be granted to our non-employee directors and to employees (including our officers) and consultants of the Company or any parent, subsidiary, or affiliate corporation of the Company. Incentive stock options may be granted only to employees of the Company or any parent or subsidiary corporation of the Company. As of August 31, 2024, we had approximately 1,006 employees (including five executive officers, one of whom also is a director), seven non-employee directors, and 150 consultants.
Stock Options
An option gives a participant the right to purchase a specified number of shares of our common stock for a fixed exercise price during a specified period of time.
Except in limited circumstances relating to certain transactions, as set forth in the 2016 Plan, the exercise price per share of each option may not be less than the fair market value of a share of our common stock on the date of grant, and further, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any parent or subsidiary corporation of ours (a “ten percent stockholder”) must have an exercise price per share equal to at least 110% of the fair market value of a share on the date of grant. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. The fair market value of the common stock is generally the closing sales price of our stock as reported on The Nasdaq Stock Market.
Options will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement, subject to the minimum vesting limitation described above.
Unless provided otherwise by the administrator, upon the termination of a participant’s service, the unvested portion of the participant’s option expires. The vested portion of the option will remain exercisable for the period following the participant’s termination of service that was determined by the administrator and specified in the participant’s award agreement, and if no such period was determined by the administrator, the vested portion of the option will remain exercisable for: (i) 3 months following a termination of the participant’s service for reasons other than death or disability (and if the participant dies within the 3-month period, the period will be extended to one year from the date of the participant’s death) or (ii) 12 months following a termination of the participant’s service due to death or disability. However, if the exercise of an option is prevented by applicable law, the exercise period may be extended under certain circumstances described in the 2016 Plan. In no event will the option be exercisable after the end of the option’s term.
The term of an option will be specified in the award agreement but may not be more than ten years (or five years for an incentive stock option granted to a ten percent stockholder).
The 2016 Plan provides that the administrator will determine the acceptable form(s) of consideration for exercising an option, which may consist of cash, check, other shares of our common stock with a fair market value on the date of surrender equal to the aggregate exercise price of the shares being exercised (provided that payment using such shares will not result in adverse accounting consequences to us), payment under a cashless exercise program implemented by us for purposes of the 2016 Plan, net exercise, such other method permitted by applicable laws, or any combination of these methods. An option will be deemed exercised when we receive the notice of exercise and full payment for the shares of our common stock to be exercised, together with applicable tax withholdings.
Stock Appreciation Rights
A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our common stock between the date an award is granted and the date it is exercised. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying: (i) the difference between the fair market value of a share on the date of exercise and the exercise price by (ii) the number of shares exercised under the stock appreciation right. We may pay the appreciation in cash, in shares of our common stock, or a combination of both. Each stock appreciation right granted under the 2016 Plan will be evidenced by an award agreement specifying the exercise price and the other terms and conditions of the award.
The exercise price per share of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant.
Stock appreciation rights will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement, subject to the minimum vesting limitation described above.
The terms and conditions relating to the period of exercise of stock appreciation rights following the termination of a participant’s service are similar to those for options described above.
The term of a stock appreciation right will be specified in the award agreement but may not be more than ten years.
Restricted Stock Awards
Awards of restricted stock are grants of shares of our common stock (including pursuant to the purchase of shares by the participant, such as upon early exercise of an option) that vest in accordance with the terms and conditions established by the administrator in its sole discretion, subject to the minimum vesting limitation described above. Unless otherwise provided by the administrator, generally a participant will forfeit any shares of restricted stock that have not vested by the termination of the participant’s service. Each restricted stock award granted will be evidenced by an award agreement specifying the number of shares of our common stock subject to the award and the other terms and conditions of the award.
Unless the administrator provides otherwise, and subject to the general rules in the 2016 Plan related to dividends or other distributions (described above), participants holding shares of restricted stock will have voting rights and rights to dividends and other distributions with respect to such shares without regard to vesting. However, shares paid as dividends or other distributions on restricted stock will be subject to the same restrictions and forfeitability provisions that apply to the shares of restricted stock with respect to which they were paid. The administrator has the discretion to reduce or waive any restrictions and to accelerate the time at which any restrictions will lapse or be removed.

Restricted Stock Units
A restricted stock unit represents a right to receive cash or a share of our common stock if the performance goals or other vesting criteria set by the administrator are achieved or the restricted stock unit otherwise vests. Each award of restricted stock units granted under the 2016 Plan will be evidenced by an award agreement specifying the number of shares of our common stock subject to the award and other terms and conditions of the award.
The administrator may set vesting conditions based upon the achievement of company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator, in its discretion, subject to the minimum vesting limitation described above.
After an award of restricted stock units has been granted, the administrator has the discretion to reduce or waive any restrictions or vesting criteria that must be met to receive a payout or to accelerate the time at which any restrictions will lapse or be removed. Unless determined otherwise by the administrator, generally a participant will forfeit any unearned restricted stock units upon termination of his or her service. The administrator in its sole discretion may pay earned restricted stock units in cash, shares of our common stock, or a combination of both.
Performance Units and Performance Shares
Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. Performance units will have an initial value established by the administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a share on the grant date.
Each award of performance units or performance shares granted under the 2016 Plan will be evidenced by an award agreement specifying the performance period and other terms and conditions of the award. The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator, in its discretion, subject to the minimum vesting limitation described above.
After an award of performance units or performance shares has been granted, the administrator has the discretion to accelerate, reduce, or waive any performance objectives or other vesting provisions for such performance units or performance shares.
The administrator has the discretion to pay earned performance units or performance shares in the form of cash, shares of our common stock (which will have an aggregate fair market value equal to the earned performance units or performance shares at the close of the applicable performance period), or a combination of both.
Unless determined otherwise by the administrator, generally a participant will forfeit any performance units or performance shares that have not been earned or have not vested as of the termination of his or her service with us.
Performance Goals
The granting and/or vesting of awards of restricted stock, restricted stock units, performance shares and performance units, and other incentives under the 2016 Plan may be made subject to the attainment of performance goals relating to one or more business criteria that were originally intended to qualify for the “performance-based compensation” exception under Section 162(m). As noted earlier in this proposal, the “performance-based compensation” provisions of Section 162(m) were eliminated by the Tax Cuts and Jobs Act of 2017 for tax years commencing after December 31, 2017. The Company has previously granted equity awards intended to qualify as “performance-based compensation” under Section 162(m) and has decided to retain provisions relating to Section 162(m) that no longer apply to future equity awards so as not to inadvertently lose grandfathered status for arrangements that continue to qualify for the “performance-based compensation” exception. Accordingly, provisions in the 2016 Plan that permitted awards to be granted or earned based on achievement of pre-established performance criteria that had previously been approved by stockholders remain in the plan, but no longer have any practical effect.

To the extent necessary to comply with the “performance-based compensation” provisions of Section 162(m) for any grandfathered awards, following the completion of each performance period applicable to such awards, the administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. A participant will be eligible to receive payment pursuant to an award for a performance period only if the performance goals for such period are achieved.
Transferability of Awards
Awards generally are not transferable other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the participant, only by the participant. However, the administrator may permit an award other than an incentive stock option to be assigned or transferred during a participant’s lifetime (i) under a domestic relations order, official marital settlement agreement, or other divorce or separation agreement, (ii) to a “family member” (within the meaning of Form S-8 under the Securities Act of 1933, as amended) in connection with the participant’s estate plan, or (iii) or as required by law.
Adjustments
In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities or other change in our corporate structure affecting our common stock, the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2016 Plan, will adjust the number and class of shares that may be delivered under the 2016 Plan, and/or the number, class and price of shares of stock subject to outstanding awards, and the award grant limitations discussed above.
Dissolution or Liquidation
In the event of a proposed dissolution or liquidation of the Company, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.
Change in Control
The 2016 Plan provides that, in the event of our merger or Change in Control (as defined in the 2016 Plan), each award will be treated as the administrator determines, which may include that awards be assumed or substantially equivalent awards substituted by the acquiring or succeeding corporation or its affiliate. The administrator will not be required to treat all outstanding awards the same in the transaction.
If the successor corporation does not assume or substitute for the award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, and all restrictions on restricted stock and restricted stock units will lapse. With respect to awards with performance-based vesting that are not assumed or substituted for, unless the applicable award agreement provides otherwise, all performance goals or other vesting criteria will be deemed achieved at target levels (prorated based on the portion of the performance period that has elapsed as of immediately prior to the transaction), and all other terms and conditions will be deemed met. In addition, if an option or stock appreciation right is not assumed or substituted in a Change in Control, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator, in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.
For awards granted to our non-employee directors that are assumed or substituted for in a merger or Change in Control, upon the termination of a non-employee director’s service as a director of ours or the successor corporation (other than a voluntary resignation that is not made at the acquirer’s request), then (i) the non-employee director will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, (ii) all restrictions on the non-employee director’s restricted stock and restricted stock units will lapse, (iii) with respect to the non-employee director’s performance shares or performance units if any, all performance goals or other vesting criteria will be deemed achieved at target levels (prorated based on the portion of the performance period that elapsed as of immediately prior to the transaction), and (iv) all other terms and conditions of the non-employee director’s awards with performance-based vesting will be deemed met.

Forfeiture Events
Each award under the 2016 Plan will be subject to our compensation recovery (“clawback”) policy, and the administrator also may specify in an award agreement that the participant’s rights, payments, and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events.
The 2016 Plan includes a recoupment policy, which provides that in the absence of a clawback policy, in the event the Company is required to restate its financial results or materially reduce publicly disclosed backlog figures (a “material reduction”), the Board will review the conduct of executive officers in relation to the restatement or material reduction as applicable. If the Board determines that an executive officer has engaged in misconduct, or otherwise violated the Company's Code of Conduct and Ethics with respect to a restatement and that such misconduct or violation contributed to the restatement, then the Board may, in its discretion, take appropriate action to remedy the misconduct or violation, such as seeking reimbursement of any portion of any performance-based or incentive compensation paid or awarded to the executive officer that is greater than what would have been paid or awarded if calculated based on the restated financial results, to the extent not prohibited by governing law. If the Board determines that an executive officer has engaged in knowing or reckless misconduct or otherwise violated the Company’s Code of Conduct and Ethics with respect to a material reduction and that such misconduct or violation led to the improper inclusion of a proposed system sale in publicly disclosed backlog, then the Board shall, in its discretion, take appropriate action to remedy the misconduct or violation, such as seeking reimbursement of any portion of any performance-based or incentive compensation paid or awarded to the executive officer that is greater than what would have been paid or awarded if calculated based on the materially reduced backlog figures, to the extent not prohibited by governing law.
The administrator may require a participant to forfeit, return, or reimburse us all or a portion of the award and any amounts paid under the award in order to comply with such clawback policy, the recoupment policy described above, or applicable laws.
Termination or Amendment
The 2016 Plan will automatically terminate ten years from the date that the 2016 Plan was originally adopted by the Board, unless terminated at an earlier time by the administrator. The administrator may amend, alter, suspend, or terminate the 2016 Plan at any time; provided that the Company will obtain stockholder approval of an amendment of the 2016 Plan to the extent approval is necessary or desirable to comply with any applicable laws. No amendment, alteration, suspension, or termination may materially impair the rights of any participant unless mutually agreed otherwise between the participant and the administrator.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2016 Plan. The summary is based on existing U.S. laws and regulations as of the Record Date, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or non-U.S. country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.
Incentive Stock Options
A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the shares of our common stock acquired through the exercise the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant generally will recognize a capital gain or loss equal to the difference between the sale price of the shares and the exercise price.
However, if the participant disposes of such shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the shares of our common stock on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a loss (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss.

For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares of our common stock on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for alternative minimum tax purposes.
Nonstatutory Stock Options
A participant generally recognizes no taxable income as the result of the grant of a nonstatutory stock option with a per share exercise price at least equal to the fair market value of an underlying share on the date of grant. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the shares of our common stock on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the shares of our common stock acquired by the exercise of a nonstatutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss.
Stock Appreciation Rights
A participant generally recognizes no taxable income as the result of the grant of a stock appreciation right with a per share exercise price at least equal to the fair market value of an underlying share on the date of grant. Upon exercise, the participant normally recognizes ordinary income equal to the amount of any cash received and the fair market value of any shares of our common stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the shares of our common stock acquired by the exercise of a stock appreciation right, any additional gain or loss will be taxed as capital gain or loss.
Restricted Stock Awards
A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty days after the date the shares are acquired. Upon the sale of shares of our common stock acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Restricted Stock Unit, Performance Shares and Performance Unit Awards
A participant generally will recognize no income upon the grant of an award of restricted stock units, performance shares or performance units. The participant generally will be required to recognize ordinary income in an amount equal to the fair market value of shares of our common stock issued to such participant at the end of the applicable vesting period or, if later, the settlement date of the award. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares of our common stock received under the award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Section 409A
Section 409A of the Code (“Section 409A”) provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2016 Plan with a deferral feature to a participant subject to U.S. income taxation will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.
Medicare Surtax
In addition, a participant’s annual “net investment income,” as defined in Section 1411 of the Code, may be subject to a 3.8% federal surtax. Net investment income may include capital gain and/or loss arising from the disposition of shares issued pursuant to awards granted under the 2016 Plan. Whether a participant’s net investment income will be subject to this surtax will depend on the participant’s level of annual income and other factors.
Tax Effect for the Company
We generally will be entitled to a tax deduction in connection with an award under the 2016 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, upon the exercise of a nonstatutory stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our CEO and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 in any taxable year. For tax years beginning before January 1, 2018, compensation in excess of $1,000,000 could be deducted if it qualified as “performance-based compensation” within the meaning of Section 162(m); however, this exception has been repealed effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered employees in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017, that has not been materially modified after that date.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE 2016 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR NON-U.S. COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.
Plan Benefits
Our executive officers and non-employee directors have an interest in this proposal because they are eligible to receive awards under the 2016 Plan. The benefits that will be awarded or paid under the 2016 Plan are not currently determinable. The number of awards that an employee, director, or consultant may receive under the 2016 Plan is in the discretion of the administrator and therefore cannot be determined in advance. Any future awards granted to eligible participants under the 2016 Plan will be made at the discretion of the administrator, and no such determination as to future awards or who might receive them has been made except as follows. Pursuant to guidelines for annual equity awards adopted by our Board in November 2017 and affirmed in November 2022, each of our non employee directors receives an annual restricted stock unit award covering the number of shares of our common stock obtained by dividing $150,000 by the fair market value of one share of our common stock, with the grant of such awards effective on the last day of the month in which our Annual Meeting of Stockholders occurs. Under the guidelines, these annual restricted stock unit awards vest in full on the first anniversary of the vesting commencement date and are subject to full acceleration of vesting in the event of a change in control of the Company. As of August 30, 2024, the closing price of a share of our common stock was $2.18. The following table sets forth the dollar value of such restricted stock unit awards expected to be granted to our non-employee directors under the amended 2016 Plan on the date of our Annual Meeting, assuming election of the nominees for Class III directors who are standing for election at the Annual Meeting. The number of Shares that will be subject to such restricted stock unit awards will not be known until their date of grant.

New Plan Benefits
Amended and Restated 2016 Equity Incentive Plan

	Dollar Value of Restricted Stock Units(1)	Number of Shares Subject to Restricted Stock Units
Non-executive directors as a group	$1,050,000	Not yet determinable(2)

(1)	Consists of all seven current directors who are not executive officers, consisting of Ms. Le Grand, Mr. Kill, Mr. Whitters, Ms. Huss, Ms. Nishimura, Dr. Scott, and Mr. Hindman.
(2)
Unless otherwise determined by our Board, the number of shares of our common stock to be subject to each restricted stock unit award granted to the non-employee director will be obtained by dividing $150,000 by the fair market value of one share of our common stock, with the grant of such awards effective on the last day of the month in which our Annual Meeting of Stockholders occurs.

The following table sets forth: (i) the aggregate number of shares subject to service-based restricted stock units (“RSUs”) and performance stock units (“PSUs”) granted under the 2016 Plan during fiscal year 2024 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group and (ii) the grant-date value of shares subject to such RSUs and PSUs. No options were granted under the 2016 Plan to any of our named executive officers, directors or employees during fiscal year 2024

Name and Position or Group	Number of Shares Subject to RSUs and PSUs Granted(1)	Dollar Value of RSUs and PSUs Granted(2)
Suzanne Winter President and Chief Executive Officer	1,037,734	$2,708,485
Ali Pervaiz Senior Vice President, Chief Financial Officer	264,150	$689,432
Sandeep Chalke Senior Vice President, Chief Commercial Officer	301,886	$787,922
Jesse Chew Senior Vice President, Chief Legal Officer and Corporate Secretary	264,150	$689,432
Michael Hoge Senior Vice President, Global Operations	226,414	$590,941
Executive officers as a group	2,094,334	$5,466,212
Non-executive directors as a group	396,221	$1,034,137
Non-executive officers employee group	2,470,850	$6,501,880

(1)
With respect to PSUs granted, reflects the target number of shares covered by the PSUs granted to our employees. The maximum number of shares covered by the RSUs and PSUs granted to our employees are (i) 1,297,168 shares for Ms. Winter, (ii) 330,188 shares for Mr. Pervaiz, (iii) 377,358 shares for Mr. Chalke, (iv) 330,188 shares for Mr. Chew, (v) 283,018 shares for Mr. Hoge, (vi) 2,617,918 shares for the executive officers, as a group, (vii) 396,221 shares for the non-executive directors as a group and (viii) 2,470,850 shares for all employees who are not executive officers, as a group.

(2)	Reflects the aggregate grant date fair value of awards computed in accordance with ASC 718.
How Votes are Counted
The 2016 Plan, as amended, must be approved by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. For purposes of this proposal, abstentions will have the same effect as a vote AGAINST the proposal. Broker non-votes will have no effect on the outcome of the vote. This vote will also constitute approval of the 2016 Plan, as amended, under the Listing Rules of the Nasdaq Stock Market (the “Nasdaq Listing Rules”).
Board of Directors’ Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN, AS AMENDED TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN BY 5,000,000 SHARES.

PROPOSAL THREE
APPROVAL OF THE AMENDED AND RESTATED ACCURAY INCORPORATED 2007 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN
We are asking our stockholders to approve an amended and restated version of the Accuray Incorporated Amended and Restated 2007 Employee Stock Purchase Plan (the “ESPP”). The ESPP was initially adopted in 2007 and subsequently was amended most recently in 2022 pursuant to approval by our Board and by our stockholders at our 2022 annual meeting of stockholders. Subject to approval from the stockholders at this Annual Meeting, the Board has approved an amended and restated version of the ESPP, based on the recommendation of the Compensation Committee.
The ESPP, as amended, would increase the shares of our common stock reserved for issuance thereunder by 2,500,000 shares. If the ESPP, as amended, is approved by our stockholders, the total number of shares of our common stock that will be reserved for issuance under the ESPP will be 17,263,101 shares (inclusive of the foregoing 2,500,000 share increase). Other than increasing the shares reserved under the ESPP by these additional 2,500,000 shares, no material changes have been made to our ESPP since our stockholders last approved the ESPP on November 10, 2022, at our 2022 annual meeting of stockholders.
The ESPP is a significant component of our equity incentive program and provides our employees the opportunity to buy shares of our common stock at a discount through payroll deductions. We believe that offering an employee stock purchase program is crucial to our ability to continue to successfully compete for top talent in the technology industry and more closely aligns the interests of employees and stockholders by enabling employees to acquire an ownership stake in the Company. Therefore, if stockholders do not approve the amended ESPP, our ability to offer competitive compensation to existing employees and qualified candidates may be limited by the remaining shares available for issuance under the ESPP.
We expect the number of shares of our common stock to be reserved for issuance under the ESPP, as amended, to be sufficient to permit us to continue offering our employees the opportunity to buy shares of our common stock at a discount for approximately the next two years. In determining the number of additional shares of our common stock to be reserved for issuance under the ESPP, the Compensation Committee and the Board considered the historical number of shares of common stock purchased by our employees under the ESPP.
If the stockholders approve the ESPP, as amended, such amended ESPP will replace the current version of our ESPP, effective as of the offering period commencing on December 1, 2024. If stockholders do not approve the increase in shares, we will continue to offer shares of common stock to our employees under the terms of the ESPP as currently in effect. As of June 30, 2024, only 1,309,543 shares of our common stock remained available for issuance thereunder.
Additional Information Regarding the ESPP
•
The actual number of shares of our common stock that will be purchased under the ESPP, as amended, cannot be determined because such number will depend on a number of indeterminable factors (including the number of participants, the rates at which participants make contributions to the amended ESPP, and the market price of our common stock). However, in fiscal years 2022, 2023, and 2024, the numbers of shares of our common stock purchased under the ESPP were 1,053,694 shares, 1,258,873 shares, and 1,121,222 shares, respectively.

•
327 employees participated in the most recently completed offering period, purchasing approximately 589,606 shares of our common stock (with an approximate value of $1.0 million on the date of purchase) at a purchase price of $1.50 per share. As of June 30, 2024, approximately 850 employees were eligible to participate in the ESPP.

•	As of June 30, 2024, there were 330 employees participating in the offering period then in progress under the ESPP.

Summary of the ESPP, as Amended
The following paragraphs provide a summary of the principal features of the amended ESPP and its operation. However, this summary is not a complete description of all of the provisions of the amended ESPP and is qualified in its entirety by the specific language of the amended ESPP. A copy of the amended ESPP is provided as Appendix B to this Proxy Statement.
General
The purpose of the ESPP is to assist eligible employees in acquiring a stock ownership interest in the Company, help provide for their future security, and encourage them to remain in the employment of the Company and its subsidiaries. The ESPP permits the Company to grant purchase rights (also referred to as options) that qualify for preferential tax treatment under Code Section 423 (the “423 Component”). In addition, the ESPP authorizes the grant by the Company of purchase rights that do not qualify under Code Section 423 (the “Non-423 Component”), pursuant to rules, procedures or sub-plans adopted by the Board or a committee of the Board (including the Compensation Committee) administering the ESPP (referred to in this Proposal Three as the “administrator”) that may include features necessary to comply with applicable non-U.S. laws.
Administration
The Board or a committee consisting of at least two members of the Board, each of whom is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act, may administer the ESPP. The Board has delegated administration of the ESPP to the Compensation Committee, provided that the Board may at any time exercise the rights and duties of the administrator of the Amended ESPP.
Subject to the terms and conditions of the ESPP, the administrator has the power to interpret the ESPP and the terms of the options granted under the ESPP; to adopt, interpret, amend, or revoke any rules for the administration, interpretation, and application of the ESPP; to delegate ministerial duties to any of the Company’s employees; to designate separate offerings under the ESPP; to designate subsidiaries of the Company as participating in the 423 Component or Non-423 Component; to determine eligibility; to adjudicate all disputed claims filed under the ESPP; to adopt rules and procedures regarding eligibility to participate, the definition of “compensation” for purposes of the ESPP, handling of contributions, making of contributions to the ESPP, establishment of bank or trust accounts to hold contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements; to determine that, to the extent permitted by Treasury Regulation Section 1.423-2(f), the terms of an option granted under the ESPP or an offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the ESPP or the same offering to employees resident solely in the U.S.; and to utilize the services of an agent to assist in the administration of the ESPP. All actions taken and all interpretations and determinations made by the administrator in good faith will be final and binding upon all participants, the Company and all other interested persons.
Eligibility
Generally, our employees, including our officers, and the employees of our subsidiaries designated by the administrator as eligible to participate in the ESPP, who customarily work more than 20 hours per week and more than five months per calendar year are eligible to participate in the ESPP. However, no employee is eligible to participate in the ESPP if, immediately after the election to participate, such employee would own stock (including stock such employee may purchase under outstanding rights under the ESPP) representing 5% or more of the total combined voting power or value of all classes of our stock or the stock of any of our parent or subsidiary corporations. In addition, no employee will be granted an option under the ESPP that provides the employee with the right to purchase our common stock under the ESPP and all similar purchase plans maintained by us or our subsidiaries that would accrue at a rate exceeding $25,000 of the fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. Prior to the enrollment date of an offering, the administrator may change the eligibility requirements for future offerings, subject to the limitations under the ESPP. As of June 30, 2024, approximately 850 employees (including five executive officers) were eligible to participate in the ESPP.

Shares Reserved
Under the current ESPP, the maximum number of shares of our common stock reserved for issuance under the ESPP is 14,763,101 shares. Our stockholders are being asked to approve an increase in the number of shares of our common stock reserved for issuance under the ESPP by 2,500,000. If the amended ESPP is approved by our stockholders, then subject to certain adjustments set forth in the ESPP, the maximum number of shares of our common stock that will be made available for sale under the ESPP, as amended, will be 17,263,101 shares (inclusive of the foregoing 2,500,000 share increase). If any purchase right under the ESPP will for any reason terminate without having been exercised, the shares of common stock not purchased under the right will again become available for issuance under the ESPP. The stock under the ESPP may be unissued shares or reacquired shares, bought on the market or otherwise.
Enrollment
Eligible employees become participants in the ESPP by executing a subscription agreement and filing it with us 15 days (or such shorter or longer period as may be determined by the administrator) prior to the applicable enrollment date. By enrolling in the ESPP, a participant is deemed to have elected to purchase the maximum number of whole shares of our common stock that can be purchased with the compensation withheld during each offering period for which the participant is enrolled. Once an employee becomes a participant in the ESPP, the employee automatically will participate in each successive offering period on the terms under the applicable offering period until the employee submits a new subscription agreement, withdraws from the ESPP or otherwise becomes ineligible to participate in the ESPP.
Terms
Offerings; exercise dates. The ESPP provides for consecutive offering periods, with the length of each offering period determined by the administrator up to a maximum of 27 months. As currently operated, new approximately 12-month offering periods begin on June 1st and December 1st of each year during the term of the ESPP and terminating on the last trading day (of shares of our common stock on the Nasdaq Stock Market) generally on or before the next May 31st or November 30th, respectively. Each offering period has two successive purchase periods (each approximately 6 months in length) with purchases made once during each purchase period on the last trading day of such purchase period (the “exercise date”). Purchase periods begin on the enrollment date of the offering period or immediately following the exercise date of the first purchase period, as applicable, and end generally on the last trading day on or before the next November 30th or May 31st, as applicable. To the extent permitted by applicable law, if the fair market value of a share of our common stock on the exercise date is less than the fair market value of a share of our common stock on the first trading day of the offering period, participants will be withdrawn from such offering period following their purchase of shares on the exercise date and will be automatically re-enrolled in the immediately following offering period. The administrator may change the duration and timing of offering periods and purchase periods for future offerings under the ESPP.
Price and payment. Employees participate in the ESPP by authorizing payroll deductions made on each pay day during the applicable offering period. Participants may contribute from 1% to 10% of their compensation through payroll deductions, and the accumulated deductions will be applied to the purchase of shares of our common stock on each exercise date. Compensation for purposes of the ESPP includes an employee’s base straight time gross earnings and commissions but excludes payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, expense reimbursements, fringe benefits and other compensation. A participant generally may not make contributions into his or her account other than through payroll deductions. During an offering period, a participant generally may change the rate of payroll deductions, but the administrator has the discretion to limit the type and number of such rate changes during any offering period. Participant contributions are generally credited to the participant’s account, withheld in whole percentages (from 1% to 10% of “compensation”), and are included with the Company’s general funds.
The purchase price per share of our common stock generally will be equal to 85% of the fair market value of a share of our common stock on the first trading day of the applicable offering period or, if lower, 85% of the fair market value of a share of our common stock on the last trading day of the applicable purchase period. No employee is permitted to purchase more than 2,500 shares during each purchase period. The administrator has the ability to change the purchase price per share of our common stock and purchase limits for future offering periods. The fair market value of a share of our common stock on any date generally will equal the closing sales price of a share on The Nasdaq Stock Market for such date, or if no sale occurred on such date, the last trading date immediately prior to such date during which a sale occurred. A participant will not have any rights or privileges as a stockholder until the shares purchased pursuant to an option granted under the ESPP is issued. Until the shares are issued, a participant will have only the rights of an unsecured creditor with respect to such shares.
Termination of participation. Employees may withdraw from an offering period and end their participation in the ESPP at any time during the offering period. Once a participant withdraws from an offering period, however, that participant may not participate again in the same offering period and would be required to deliver a new subscription agreement to the Company in order to participate in a future offering period. In addition, participation in the ESPP automatically will end in the event a participant ceases to qualify as an eligible employee for any reason. Upon termination of participation in the ESPP, the former participant’s payroll deductions not already used to purchase shares of our common stock under the ESPP will be returned to him or her.
Transferability
Options and payroll deductions credited to a participant’s account under the ESPP are not transferable other than by will or the laws of descent and distribution or beneficiary designation by the participant and during the participant’s lifetime, an option to purchase shares under the ESPP may be exercised only by such participant.
Adjustments
In the event of a stock split, reverse stock split, stock dividend, combination or reclassification of the Company’s common stock, or any other increase or decrease in the number of shares effected without receipt of consideration by the Company, appropriate adjustments will be made to the number of shares of our common stock available for issuance under the ESPP, the purchase price and number of shares of our common stock covered by options outstanding under the ESPP, and the maximum number of shares of our common stock that may be purchased by each participant during each purchase period.
Dissolution or Liquidation
In the event of the Company’s proposed dissolution or liquidation, the administrator will shorten any purchase periods then in progress by setting a new purchase date and any offering periods will end immediately prior to the completion of such proposed dissolution or liquidation. The new purchase date will be prior to the dissolution or liquidation. If the administrator shortens any purchase periods then in progress, the administrator will notify each participant in writing, at least ten business days prior to the new purchase date, that the purchase date has been changed to the new purchase date and that the right to purchase shares of our common stock under the ESPP will be exercised automatically on the new purchase date, unless the participant has already withdrawn from the offering period.
Merger or Change in Control
In the event of our merger or Change in Control (as defined in the ESPP), the outstanding rights under the ESPP will be assumed or an equivalent right substituted by the successor company or its parent or subsidiary. If the successor company or its parent or subsidiary refuses to assume the outstanding rights or substitute an equivalent right, then the purchase period then in progress will be shortened by setting a new purchase date prior to the effective date of the transaction and any offering periods then in progress will end on the new purchase date. The administrator will notify each participant in writing, at least ten business days prior to the new purchase date, that the purchase date has been changed to the new purchase date and that all outstanding purchase rights will automatically be exercised on the new purchase date, unless the participant has already withdrawn from the offering period.
Termination or Amendment
The Board may at any time and for any reason terminate or amend the ESPP. Generally, no amendment may make any change in any option previously granted which adversely affects the rights of any participant without such participant’s consent, and any termination of the ESPP will not affect options previously granted provided that an offering period may be terminated by the Board if it determines that the termination of the offering period or the ESPP is in the best interests of our company and our stockholders or as permitted by the ESPP in connection with our dissolution or liquidation, our merger or Change in Control, or certain adjustments in our shares of common stock, as described above. To the extent necessary to comply with Section 423 of the Code, we will obtain stockholder approval of any amendment to the ESPP.
Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the administrator may change the offering periods or purchase periods, designate separate offerings, limit the frequency and/or number of changes in the amount withheld during an offering period, and establish such other limitations or procedures as it determines consistent with the ESPP. In addition, in the event the Board determines that the ongoing operation of the ESPP may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the ESPP to reduce or eliminate such accounting consequence. Such modifications or amendments will not require stockholder approval or the consent of any of the participants in the ESPP.
The ESPP will remain in effect until terminated by the Board.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the ESPP. The summary is based on existing U.S. laws and regulations as of the Record Date, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or non-U.S. country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances. The ESPP, and the right of U.S. participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under an employee stock purchase plan that so qualifies, no taxable income will be recognized by a participant upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until the shares of our common stock purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares of our common stock are sold or otherwise disposed of more than two years from the enrollment date of the offering period in which the shares were acquired and one year from the applicable date of purchase, the participant will recognize ordinary income in the year of sale or disposition measured as the lesser of (i) the excess of the fair market value of the shares of our common stock at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares of our common stock as of the enrollment date of the applicable offering period. Any additional gain will be treated as long-term capital gain. Alternatively, if the fair market value of the shares on the date of the sale or disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss. If the shares of our common stock are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income in the year of sale or disposition generally measured as the excess of the fair market value of the shares of our common stock on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares of our common stock prior to the expiration of the holding periods described above but subject to limitations by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our CEO and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 in any taxable year. For tax years beginning before January 1, 2018, compensation in excess of $1,000,000 could be deducted if it qualified as “performance-based compensation” within the meaning of Section 162(m); however, this exception has been repealed effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered employees in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017, that has not been materially modified after that date.
To the extent an employee stock purchase plan (or a portion thereof, for example, the Non-Section 423 Component) does not qualify as an employee stock purchase plan within the meaning of Section 423, generally no taxable income will be recognized by a participant who is subject to U.S. income taxation upon the grant of the purchase rights. The participant generally will recognize ordinary income upon exercise of the purchase right, and the Company will be entitled to an income tax deduction for such taxable year in which the exercise occurs, for the amount by which the fair market value of the purchased shares on the purchase date exceeds the purchase price paid for the shares. The amount of this ordinary income will be added to the participant’s basis in the shares, and any resulting gain or loss recognized upon the sale or disposition of the shares will be a capital gain or loss, which will be long-term or short-term depending on how long the shares have been held from the date of purchase. The special rules under Section 162(m) described above limit the Company’s deductibility of the taxable income recognized by the participant.
In addition, a participant’s annual “net investment income,” as defined in Section 1411 of the Code, may be subject to a 3.8% federal surtax. Net investment income may include capital gain and/or loss arising from the disposition of ordinary shares purchased under the ESPP. Whether a participant’s net investment income will be subject to this surtax will depend on the participant’s level of annual income and other factors.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF THE U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE ESPP. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR NON-U.S. COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.
Plan Benefits
Participation in the ESPP is voluntary and is dependent on each eligible employee’s election to participate, the amount of his or her eligible compensation, and his or her determination as to the level of payroll deductions. Further, the number of shares that may be purchased under the ESPP is determined, in part, by the price of a share of our common stock on the enrollment date of each offering period and applicable purchase date. Accordingly, the actual number of shares that would be purchased by any individual under the ESPP in the future is not determinable. Non-employee directors are not eligible to participate in the ESPP. As of August 30, 2024, the closing price of a share of our common stock on The Nasdaq Stock Market was $2.18.
How Votes Are Counted
The ESPP, as amended, must be approved by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. For purposes of this proposal, abstentions will have the same effect as a vote AGAINST the proposal. Broker non-votes will have no effect on the outcome of the vote. This vote will also constitute approval of the ESPP, as amended, under the Nasdaq Listing Rules.
Board of Directors’ Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2007 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN BY 2,500,000 SHARES.

PROPOSAL FOUR

ADVISORY VOTE TO APPROVE THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(“SAY-ON-PAY” VOTE)
General
We are submitting to our stockholders for approval, on an advisory (non-binding) basis, the compensation of our named executive officers (“NEOs,” or each, an “NEO”) as disclosed in this Proxy Statement in accordance with Section 14A of the Securities Exchange Act of 1934, as amended (a “say-on-pay” vote). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. In this proposal, we are asking our stockholders to provide advisory approval of the compensation of our NEOs, as such compensation is described in “Compensation Discussion and Analysis,” the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this Proxy Statement. We have held a say-on-pay vote annually since our first say-on-pay vote in 2011 and our next say-on-pay vote will be held at next year’s annual meeting of stockholders.
The Compensation Committee of our Board (the “Compensation Committee”) considers the results of each annual stockholder advisory vote on the compensation of our NEOs and stockholder feedback on our executive compensation program. At our 2023 Annual Meeting of Stockholders, approximately 96.7% of the votes cast (excluding abstentions and broker non-votes) were voted in favor of the compensation of our then-named executive officers and, indirectly, our executive compensation program. The Compensation Committee viewed these results as support for our executive compensation program and, as a result, continued to apply the same general principles and philosophy as in the prior fiscal year to our executive compensation programs, policies and practices for fiscal 2024 and kept such programs consistent with the prior fiscal year, which is discussed in more detail in “Compensation Discussion and Analysis” below.
Summary of Fiscal 2024 Executive Compensation Program
Our executive compensation program is designed to enable us to attract, retain, motivate and appropriately reward the individuals who can help us successfully execute our business strategy and promote the best interests of our stockholders. In deciding how to vote on this proposal, our Board urges you to consider the following factors, which are more fully discussed in “Compensation Discussion and Analysis” below:
•	We provide reasonable base salaries.
•	We link pay to performance.
•
We provide reasonable change in control and severance arrangements. Each NEO’s employment agreement has reasonable post-employment cash payment and benefit levels and contains a “double trigger” acceleration provision for unvested and unearned equity awards in the event of a change in control of the Company. For the terms of the employment agreements for our NEOs, please refer to the information set forth under “—Employment, Change in Control and Severance Arrangements”.

•	We maintain a compensation recovery (“clawback”) policy that applies to both our cash incentive award and long-term incentive compensation plans.
•	We maintain sound corporate governance standards. We have adopted the following executive compensation policies and practices:
•	Independent Compensation Consultant. The Compensation Committee has engaged its own independent compensation consultant.
•
We mitigate unnecessary compensation-related risk. We have implemented robust Board and management-level processes to identify compensation-related risks, and we mitigate undue risk with business controls, including limits on payout levels under our cash incentive award plan that applies to both our cash incentive award and long-term incentive compensation plans.

•	We have adopted stock ownership requirements. The Compensation Committee believes it is important for our executives, including our NEOs, and non-employee directors to hold a minimum amount of our equity securities in order to align their interests with those of our stockholders. Consistent with this belief, we have adopted stock ownership requirements for our executives and non-employee directors. All of our executives and non-employee directors are in compliance or are on track to be in compliance with these stock ownership requirements within the periods established in the requirements.
•
No hedging or pledging transactions allowed. Our insider trading policy prohibits all of our employees, including our NEOs, and non-employee directors from engaging in any speculative transactions in Company securities, including purchasing on margin, holding Company securities in margin accounts, purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), engaging in short sales, engaging in transactions in derivative securities or engaging in any other forms of hedging transactions. Our employees, including our NEOs, and our non-employee directors are also prohibited from pledging or using Company securities as collateral for loans.

•	We do NOT engage in the following compensation practices:
•	We do not provide excessive perquisites or other personal benefits to our NEOs.
•
We do not currently offer pension arrangements, retirement plans (other than our Section 401(k) employee savings plan), or nonqualified deferred compensation plans or arrangements to our senior executives, including our NEOs, except for those who are employed internationally in accordance with local customs and regulations.

•	We do not provide change of control excise tax gross-ups.
The Compensation Committee will continue to analyze our executive compensation policies and practices and adjust them as appropriate to reflect our performance and competitive needs.
How Votes Are Counted
The proposal requires the affirmative vote of a majority of shares present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the same effect as a vote AGAINST the proposal. Broker non-votes, if any, will have no effect on the outcome of the vote.
Because your vote is advisory, it will not be binding on our Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and approving our executive compensation program, and our Board value the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions for our NEOs.
Board of Directors’ Recommendation
Based on the information provided above and within “Compensation Discussion and Analysis” in this Proxy Statement, we request that you indicate your support for our executive compensation philosophy, policies and practices by voting in favor of the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s NEOs as described in the Company’s 2024 Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables, and the other narrative compensation disclosures.”
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL FIVE

RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
The Audit Committee of our Board (the “Audit Committee”) has selected Grant Thornton LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending June 30, 2025. Grant Thornton LLP has audited our consolidated financial statements since fiscal year 2007.
Stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2025 is not required by law, the Nasdaq Listing Rules, our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws (“Bylaws”). However, our Board is submitting the selection of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate governance and practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Grant Thornton LLP. Even if the selection is ratified, we may appoint a different independent registered public accounting firm during the fiscal year if the Audit Committee determines that such a change would be in the best interests of our Company and our stockholders.
Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from our stockholders.
Audit and Non-Audit Services
The Audit Committee is directly responsible for the appointment, compensation and oversight of our independent auditors. The Audit Committee retained Grant Thornton LLP to audit our consolidated financial statements for the fiscal year ended June 30, 2024. The estimated aggregate fees billed by Grant Thornton LLP for all services relating to fiscal 2024 and 2023 are as follows:

	Fiscal Year Ended June 30,
Service Category	2024	2023
Audit Fees(1)	$3,355,139	$2,409,313
Audit Related Fees(2)	—	—
Tax Fees(3)	2,396	2,432
All Other Fees(4)	—	—
Total	$3,357,535	$2,411,745

(1)
Audit Fees primarily consist of fees for professional services performed for the audit of our consolidated annual financial statements and the review of our unaudited quarterly financial statements. Audit Fees also include fees for the audit of our internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, issuance of consents and fees for statutory audits.

(2)
Audit Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees consist of fees for tax compliance, tax advice and tax planning services related to an international statutory tax audit.
(4)	All Other Fees consist of fees billed for products and services provided by the independent registered public accountants other than those that meet the criteria above.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services and tax services, as well as, to a very limited extent, specifically designated non-audit services that, in the opinion of the Audit Committee, will not impair the independence of the registered public accounting firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit

Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including the fees for the services performed to date. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as required.
How Votes Are Counted
The proposal requires the affirmative vote of a majority of shares present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the same effect as a vote AGAINST the proposal. Broker non-votes, if any, will have no effect on the outcome of the vote.
Board of Directors’ Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2025.

AUDIT COMMITTEE REPORT
The Audit Committee is responsible for overseeing our accounting and financial reporting processes and internal control systems, the appointment, compensation, retention and oversight of Grant Thornton LLP, our independent registered public accounting firm, and audits of our financial statements, all pursuant to the Audit Committee’s written charter. Grant Thornton LLP reports directly to the Audit Committee. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and to receive appropriate funding, as determined by the Audit Committee, from our Company for such advice and assistance.
Management is responsible for preparing our financial statements and for our financial reporting processes, accounting policies, systems of internal controls and disclosure controls and procedures. For our fiscal year ended June 30, 2024, Grant Thornton LLP was responsible for expressing an opinion on the effectiveness of our internal control over financial reporting. Grant Thornton LLP was also responsible for performing an independent audit and expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States. In this context, the Audit Committee hereby reports as follows:
1.	The Audit Committee has reviewed and discussed our audited financial statements for fiscal 2024 with our management.
2.	The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
3.
The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence and has discussed with Grant Thornton LLP its independence.

4.
Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
James M. Hindman, Chairperson
Anne B. Le Grand
Joseph E. Whitters
The foregoing Audit Committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under these acts, except to the extent we incorporate by reference into such filings.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis provides information regarding the fiscal 2024 compensation program for our named executive officers (“NEOs”), which includes (i) our principal executive officer, (ii) our principal financial officer, and (iii) our other three most highly-compensated executive officers at fiscal year-end, who were as follows:

Named Executive Officer	Title
Suzanne Winter	President and Chief Executive Officer
Ali Pervaiz	Senior Vice President, Chief Financial Officer
Sandeep Chalke	Senior Vice President, Chief Commercial Officer
Jesse Chew	Senior Vice President, Chief Legal Officer and Corporate Secretary
Michael Hoge	Senior Vice President, Global Operations

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal 2024. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee and in the case of our President and Chief Executive Officer (“CEO”), the independent members of our Board, arrived at their specific compensation decisions for our NEOs in fiscal 2024 and discusses the key factors that they considered in determining NEO compensation, which included stockholder feedback and the results of our 2023 “Say-on-Pay” vote.
Executive Summary
Fiscal 2024 Business Highlights
In fiscal 2024, we achieved mixed financial results, including the following:
•	Achieved revenue of $446.6 million for fiscal year 2024, which was 96% of the pre-established target level under our cash incentive plan (the “Company Bonus Plan”) for fiscal 2024;
•	Generated orders (net of cancellations) of $327.1 million for fiscal year 2024, which was 107% of the pre-established target level under our Company Bonus Plan for fiscal 2024; and
•	Achieved adjusted EBITDA (excluding bonus accrual) of $23.1 million for fiscal year 2024, which was 54% of the pre-established target level under our Company Bonus Plan for fiscal 2024.
Fiscal 2023 Say on Pay Vote and Stockholder Engagement
Our Board and management are committed to maintaining sound and effective compensation and governance programs, with policies and programs reflecting best practices and designed to build value for our stockholders. At our 2023 Annual Meeting of Stockholders, approximately 96.7% of the votes cast (excluding abstentions and broker non-votes) were voted in favor of the compensation of our then-named executive officers and, indirectly, our executive compensation program. In evaluating our executive compensation program, policies, and practices for fiscal 2024, the Compensation Committee was mindful of the support our stockholders expressed for the Company’s efforts to better enhance the link between executive pay and company performance in prior years, including fiscal 2023, as well as other discussions with our stockholders. As a result, the Compensation Committee concluded that the general compensation principles and philosophy used to determine the components of executive compensation for fiscal 2023 continue to closely align the interests of our executive officers to the long-term interests of our stockholders and promote retention. Accordingly, the Compensation Committee continued to apply the same general principles and philosophy in determining executive compensation for fiscal 2024.
The Compensation Committee recognizes the importance of having on-going and open conversations with our stockholders to solicit their feedback. In an effort to continue to increase the level of stockholder engagement, the Company continued its investor outreach efforts to engage with our stockholders and better understand their perspectives on a variety of matters, including the Company’s performance, governance, human capital management, and executive compensation. Prior to discussion and approval of executive compensation for fiscal 2024, the Compensation Committee invited each of our top 15 institutional stockholders to discuss our executive compensation programs, policies, and practices. In addition to the foregoing, we engaged with our stockholders throughout fiscal 2024 through various meetings with members of our executive team, including our CEO and Chief Financial Officer, and on occasion members of the Board, including the Chairman of the Board. These interactions included the following:
•	presentations at investor and industry conferences, which included individual one-on-one meetings; and
•
one-on-one investor calls and virtual and in-person meetings, initiated by the Board, members of management, and our stockholders over the course of the fiscal year, including following the Company’s quarterly conference calls.

In fiscal 2024, we held over 65 such meetings with one or more institutional stockholders so that they could provide feedback to our executive officers and, in some instances, directly to members of our Board, including the Chairman of our Board. The institutional stockholders that participated in such meetings in fiscal 2024 included 9 of our largest 25 stockholders as of September 4, 2024. Such ongoing investor outreach helps us understand investor perspectives and to communicate on a variety of corporate governance topics, including our executive compensation program, policies, and practices. We strive to make these events an open forum to actively engage our stockholders in dialogue about all matters, from our financial and operational trends to governance issues, including executive compensation. These interactions allow investors the opportunity to meet, ask questions of, and provide advice to, our executive officers. We value the insights gained from our discussion with our stockholders and find them to be helpful even when points of view vary. The Compensation Committee, as well as the independent members of our Board, consider such stockholder feedback when adopting policies affecting our executive compensation program. We will continue to seek opportunities for dialogue with our stockholders on executive compensation and other matters on an ongoing basis. We are committed to maintaining or improving our level of stockholder engagement going forward.

Fiscal 2024 Executive Compensation Highlights
Based on its desire to incentivize our senior leadership team for fiscal 2024, which it believes embodies the appropriate experience and skills to successfully execute our long-term business objectives, and taking into account global supply chain challenges, inflation, and other global macroeconomic conditions and the uncertainties caused with respect to the Company and its performance, the Compensation Committee (and, in the case of our CEO, the independent members of our Board) took the following actions with respect to the compensation of our NEOs:

Base Salaries	• After considering individual performance, competitive market data and retention, certain of our NEOs, including our CEO, received base salary increases ranging from 2-13%.
Cash Incentive Awards
•
Under the Company Bonus Plan, orders (net of cancellations), revenue and adjusted EBITDA were the performance objectives for fiscal 2024.
•
Based on our performance with respect to such performance objectives, the Compensation Committee and the independent members of our Board approved funding of our Company Bonus Plan bonus pool at 10% of the target level for Fiscal 2024.
•
Our NEOs (including our CEO) decided to voluntarily forgo receipt of their cash incentive awards for fiscal 2024. Had they received their actual payouts, it would have been in amounts ranging from $24,564 to $34,425 for our NEOs other than our CEO, and our CEO would have received a cash incentive award payout in the amount of $72,500.

Annual “Refresh” Equity Awards
•
Consistent with our compensation philosophy that equity awards increase our executive officers’ stake in the Company, thereby reinforcing their incentive to manage our business as owners and tying a significant portion of their target total direct compensation (consisting of base salary, target cash incentive, and equity awards) to our stock price performance, the Compensation Committee and, in the case of our CEO, the independent members of our Board, granted to our NEOs “refresh” equity awards.
•
With respect to fiscal 2024 annual “refresh” equity awards, 50% of the grant date fair value of the mix of our NEOs’, including our CEO's, fiscal 2024 annual “refresh” equity awards was in the form of a PSU award and the balance was in the form of a RSU award. Specifically, our NEOs (other than our CEO) received annual “refresh” awards consisting of a PSU award and RSU award, each in equal amounts ranging from 113,207 shares to 150,943 shares (which, in the case of the PSU awards, are at target levels of performance). Our CEO received annual “refresh” awards consisting of a PSU award for a target number of 518,867 shares of our common stock and an RSU award for 518,867 shares of our common stock.

“Pay-for-Performance”
We believe that there should be a strong relationship between pay and performance, and our executive compensation program reflects this belief. In particular, cash incentive award opportunities and long-term incentive compensation in the form of equity awards represent a majority of the target total direct compensation opportunities of our executive officers, including our NEOs, as reflected in the charts below. These variable compensation elements are considered “at risk” as they are directly dependent upon the achievement of pre-established performance objectives and/or stock price performance.
We structured our cash incentive award opportunities to focus on the achievement of specific short-term financial performance goals that are aligned with our business strategy and would further our longer-term growth objectives. As such, our Company Bonus Plan only funds if we achieve multiple pre-established financial performance objectives, placing our NEOs’ target cash incentive opportunities entirely at risk.
For fiscal 2024, our long-term incentive compensation program was comprised of a combination of service-based RSU awards and PSU awards. The Compensation Committee continued with the strategy from prior years of including PSU awards rather than options to purchase shares of our common stock to continue to better align executive compensation with sustained financial and operational performance. The Compensation Committee believes that this combination of awards appropriately balances the various objectives of our long-term incentive compensation program because it promotes long-term value creation critical to driving stockholder value, directly aligns executive compensation with stockholder interests through share ownership, and encourages our key executive officers to remain engaged with our organization through the vesting date of the awards, which is typically a multi-year period.
The following charts illustrate the mix of the fiscal 2024 target total direct compensation opportunities for our NEOs between base salary, target cash incentive opportunities and long-term incentive compensation in the form of equity awards, which are further discussed under the heading “Compensation Elements” below.

The following chart illustrates the allocation of the fiscal 2024 target and realized direct compensation for our NEOs between base salary, cash incentive award opportunities and long-term incentive compensation in the form of equity awards. None of the “at-risk” cash compensation and performance-based equity compensation of our NEOs were earned in fiscal 2024 as a result of generally below-threshold achievement of the pre-established performance objectives under the Company Bonus Plan and performance-based long-term equity incentive awards.

FY 2024 Target and Realized Compensation ($000)
Time-Based Equity
Performance-Based Equity
Bonus
Salary
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$4,158
$1,566
$1,440
$691
Target
Realized
Target
Realized
CEO
Average NEO

Target total direct compensation in the chart above includes base salary, target cash incentive award opportunities and the grant date fair value of equity awards, but excludes “other compensation” as reported in the Fiscal 2024 Summary Compensation Table under “Executive Compensation” below. Realized compensation includes base salary paid and the value of equity awards granted prior to, but vesting in, fiscal 2024. The performance stock option granted to our CEO in fiscal 2021 was not earned for the performance period ending June 30, 2024 and no stock options were exercised by our executive officers in fiscal 2024.
What Guides Our Program
Compensation Philosophy
To achieve our objectives, we need a highly talented and seasoned management team with the integrity, skills, and dedication necessary to oversee a dynamic and growing organization and the vision to anticipate and respond to future market developments. Our executive officers must be capable of fulfilling our long-term business strategy, including expanding the growth of our products into the market.

Accordingly, the overarching compensation philosophy approved by the Compensation Committee for fiscal 2024 was grounded in the following principles and objectives:

Pay for Performance	Emphasize “variable” pay that is tied to the achievement of specific, pre-established performance objectives or stock price appreciation over “fixed” pay
Stockholder Alignment
More closely align our executive officers’ interests with the interests of our stockholders by focusing on long-term equity incentives that correlate with sustainable long-term value growth for our stockholders

Attract, Retain and Motivate	Attract, retain and motivate talented executive officers who can develop, implement and deliver on long-term value creation strategies
Balance the Short- and Long-Term Perspective
Provide a balance of cash incentive bonuses to motivate execution of near-term objectives while also placing a heavier emphasis on long-term equity compensation to focus our executive officers on our long term strategic and financial goals

Market Competitiveness	Use industry appropriate compensation packages that are competitive with those made available to executives at companies with which we compete for executive talent

Consistent with this philosophy, a significant portion of our NEOs’ target total direct compensation in fiscal 2024 was comprised of variable cash incentives (that is, cash incentive award opportunities) and equity-based compensation, consisting of RSU awards and PSU awards, in order to align compensation with our business performance and the long-term interests of our stockholders.
Compensation Elements
The compensation of our executive officers, including our NEOs, consisted of the following elements in fiscal 2024:

Element	Primary Objectives
Base Salary	• Fairly and competitively compensate our executive officers • Provide a fixed component to the compensation program
Cash Incentives
• Reinforce our performance-based culture
•
Provide our executive officers incentive to achieve our challenging corporate performance objectives
• Align corporate performance objectives with our business strategy

Long-Term Incentive Compensation
• More closely align our executive officer interests with those of our stockholders
•
Serve as an important retention tool in a highly competitive labor market for key talent
•
Incentivize future performance of our executive officers to execute our long-term strategy and create value for our stockholders
• Reward past corporate and individual performance

Governance Standards and Executive Compensation Practices
We maintain sound corporate governance standards as reflected in our executive compensation policies and practices. The following policies and practices were in effect in fiscal 2024:

What We Do		What We Do Not Do
✔	“Double-Trigger” Equity Acceleration	✘	No “Single-Trigger” Change in Control Arrangements
✔	Compensation Recovery (“Clawback”) Policy	✘	No Excessive Perquisites
✔	Stock Ownership Requirements	✘	No Special Retirement Plans
✔	Annual Compensation Risk Assessment	✘	No Option Backdating or Repricing
✔	Annual Say-on-Pay Vote	✘	No Hedging or Pledging
✔	Independent Compensation Consultant	✘	No Change in Control Excise Tax Gross Ups
✔	Independent Compensation Committee	✘	No Current Equity Compensation Plans with “Evergreen” Provisions
		✘	No Guaranteed Base Salary Increases
		✘	No Compensation Committee Interlock

•
“Double-Trigger” Equity Acceleration. Our executive officers’ employment agreements contain “double trigger” acceleration provisions for equity awards, which requires both a change in control of the Company and an involuntary termination of employment before the vesting of outstanding and unvested equity awards is accelerated.

•
Compensation Recovery (“Clawback”) Policy. We have adopted a clawback policy applicable to our executive officers, effective November 9, 2023, for compliance with the Nasdaq Listing Rules and Section 10D of the Exchange Act. Each of our Company Bonus Plan and the 2016 Equity Incentive Plan include provisions allowing for potential recovery of performance-based or incentive compensation paid to our executive officers (in the case of the 2016 Plan, in the absence of a clawback policy that applies to the equity award) if (i) we are required to restate our financial results or materially reduce publicly disclosed backlog figures and (ii) the compensation received by our executive officers who received awards under such plans is greater than would have been paid or awarded if calculated based on the restated financial results or the materially reduced backlog figures.

•
Stock Ownership Requirements. We have adopted stock ownership requirements for our executive officers and non-employee directors. All of our executive officers and non-employee directors are in compliance with these stock ownership requirements or are on track to be in compliance within the applicable timeframe specified in such requirements.

•
Annual Compensation Risk Assessment. The Compensation Committee directs our independent compensation consultant to conduct an annual review of our compensation policies and practices and respective risk profiles as described in “Corporate Governance and Board of Directors Matters—Compensation Risk Considerations” below.

•
Annual Say-on-Pay Vote. We hold say-on-pay votes annually, which the Compensation Committee reviews to determine support of our executive compensation program as described in “Proposal Four—Advisory Vote to Approve the Compensation of Our Name Executive Officers” above.

•	Independent Compensation Consultant. The Compensation Committee has engaged its own independent compensation consultant.
•
Independent Compensation Committee. Each member of our Compensation Committee is independent under the applicable rules and regulations of the Securities and Exchange Commission and the Nasdaq Listing Rules applicable to Compensation Committee members and each member of the Compensation Committee is also “disinterested” under Rule 16b-3 of the Exchange Act of 1934, as amended.

•	No “Single-Trigger” Change in Control Arrangements. We do not provide our executive officers with single trigger change in control severance payments or benefits.

•
No Excessive Perquisites. We do not provide excessive perquisites or other personal benefits to our executive officers, including our NEOs. Our executive officers participate in our broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

•
No Special Retirement Plans. We do not currently offer pension arrangements, retirement plans (other than our Section 401(k) employee savings plan) or nonqualified deferred compensation plans or arrangements to our executive officers, including our NEOs.

•	No Option Backdating or Repricing. We do not allow backdating or repricing of our option awards.
•
No Hedging or Pledging. Our insider trading policy prohibits our employees, including our NEOs, and our non-employee directors from engaging in any speculative transactions in our securities, including purchasing on margin, holding Company securities in margin accounts, purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), engaging in short sales, engaging in transactions in derivative securities or engaging in any other forms of hedging transactions. Our employees, including our NEOs, and our non-employee directors are also prohibited from pledging or using our securities as collateral for loans.

•	No Change in Control Excise Tax “Gross-Ups.” We do not provide change in control excise tax “gross-ups” to our executive officers under any circumstances.
•	No Current Equity Compensation Plans with “Evergreen” Provisions. Our current equity compensation plans do not contain “evergreen” provisions.
•	No Guaranteed Base Salary Increases. We do not guarantee our executive officers base salary increases.
•
No Compensation Committee Interlocks. There is no interlock among our Compensation Committee members as described in “Corporate Governance and Board of Directors Matters—Compensation Committee Interlocks and Insider Participation” below.

Compensation Setting Process
Role of Compensation Committee and the Board
The Compensation Committee oversees our executive compensation philosophy and administers our executive compensation program. The Compensation Committee is responsible for reviewing the performance and approving the compensation of our executive officers, including our NEOs (other than our CEO). The independent members of our Board are responsible for reviewing the performance of our CEO and approving our CEO’s compensation. The Compensation Committee is also responsible for reviewing and recommending to our Board the compensation of our non-employee directors and establishing and regularly reviewing the compensation and benefits policies for our executive officers. For additional information on the Compensation Committee, including the scope of its authority, see “Corporate Governance and Board of Directors Matters—Compensation Committee,” below.
At the beginning of each fiscal year, our Board, after consulting with management, establishes our corporate performance objectives, and the Compensation Committee, after consulting with management, reviews and approves the individual performance objectives for each executive officer (other than our CEO) and makes decisions with respect to any base salary adjustment, target cash incentive award opportunities and equity awards for our executive officers, including our NEOs (other than our CEO), for the upcoming fiscal year. The independent members of our Board, based on the recommendations of the Compensation Committee, approve the individual performance objectives for our CEO and make decisions with respect to our CEO’s base salary adjustment, target cash incentive award opportunity and equity awards. After the end of the fiscal year, the Compensation Committee assesses the performance of our executive officers, including our NEOs (other than our CEO), to determine the payouts for the cash incentive award opportunities for the previous year, and the independent members of our Board assess the performance of our CEO to determine any cash incentive award payout for our CEO in light of the previously established performance objectives.

Role of Management
To aid in its deliberations, each fiscal year our CEO provides recommendations to the Compensation Committee regarding the key compensation elements for each of our executive officers, including our NEOs (other than the CEO). Prior to formulating these recommendations, our CEO conducts an annual performance review of our other executive officers to evaluate their performance for the prior fiscal year based on the objectives previously established by the Compensation Committee. Our CEO then presents the results of these evaluations, along with our CEO’s recommendations with regard to their compensation for the current fiscal year, including base salary adjustments, target cash incentive award opportunities and payouts and equity awards, to the Compensation Committee for its consideration. In advance of making such recommendations, our CEO often reviews competitive market data provided by the Compensation Committee’s independent compensation consultant and takes into consideration such factors as our compensation philosophy, achievement of individual performance goals and objectives and internal pay equity.
Our CEO also assists our Board in formulating our performance objectives for the fiscal year and the Compensation Committee in developing the individual performance objectives for each executive officer. The Compensation Committee reviews such recommendations as it deems appropriate prior to approving them or, in the case of our CEO, prior to recommending them to our Board for approval.
Similarly, our CEO’s performance is reviewed annually by the Compensation Committee as well as the other independent members of our Board as part of their deliberations with respect to our CEO’s compensation. The Compensation Committee makes recommendations regarding the compensation of our CEO to the independent members of our Board, who approve all elements of our CEO’s compensation.
Typically, our CEO is present at Compensation Committee meetings where executive compensation and corporate and individual performance are discussed and evaluated (except when our CEO’s own compensation and performance are determined or reviewed). From time to time, our CFO, Chief Legal Officer, and Chief Human Resources Officer may also attend Compensation Committee meetings at which executive compensation matters are discussed and participate in those discussions (except when their own compensation and performance are determined or reviewed).
Role of Compensation Consultant
The Compensation Committee retained Exequity LLP, a national compensation consulting firm (“Exequity”), as its advisor to provide advice with respect to our executive and non-employee director compensation programs for fiscal 2024. Exequity advised the Compensation Committee with respect to trends in executive compensation, the development of the Compensation Peer Group (as defined below) for fiscal 2024, the determination of compensation programs, the assessment of competitive pay levels and mix (for example, the proportion of fixed pay to incentive pay and the proportion of annual cash pay to long-term incentive pay) and setting compensation levels. Exequity also consulted with the Compensation Committee to formulate, design, and recommend new programs to better align our executive officers’ performance with the interests of our stockholders.
Exequity did not perform any other services for us or the Compensation Committee in fiscal 2024. Based on its review, the Compensation Committee has determined that Exequity’s services did not raise any conflict of interest and, after consideration of the factors set forth in the rules of the Securities and Exchange Commission and the Nasdaq Listing Rules, determined that Exequity was independent within the meaning of those rules and standards.
Compensation Peer Group
For fiscal 2024, the Compensation Committee determined the compensation of our executive officers, including our NEOs, including the allocation between cash and equity compensation based on an analysis of the data reflected in the Radford April 2023 High-Tech Industry Survey covering companies within the technology, life sciences, and medical devices industries with $200 million to $500 million in annual revenue, as well as an assessment of our performance and compensation practices against a peer group of 16 medical device companies (the “Compensation Peer Group”) with whom we compete for executive talent, which are in our industry sector or which have comparable financial and organizational characteristics (collectively, the “Relevant Market Data”). The Compensation Peer Group was recommended by Exequity and submitted to the Compensation Committee for its review and approval. Changes to the Compensation Peer Group from the prior year included the removal of two companies, Meridian Bioscience, Inc. and Natus Medical Incorporated, due to acquisition. The Compensation Peer Group for fiscal 2024 was approved by the Compensation Committee in March 2023.
The criteria used to develop the fiscal 2024 Compensation Peer Group included the following:
Primary Factors:
•	Similar industry (i.e., health care equipment and technology);
•	Annual total revenue of approximately 0.5 to 2.5 times our annual total revenue;
•	Market capitalization of up to approximately 0.5 to 3.0 times our market capitalization; and
•	Headquartered in the United States.
The fiscal 2024 Compensation Peer Group is set forth below:

AngioDynamics, Inc.	Inogen, Inc.	Tactile Systems Technology, Inc.
Artivion, Inc.	Lantheus Holdings, Inc.	Tandem Diabetes Care, Inc.
Avanos Medical, Inc.	Merit Medical Systems, Inc.	Varex Imaging Corporation
Cardiovascular Systems, Inc.	Orthofix Medical Inc.	ViewRay, Inc.
CONMED Corporation	RadNet, Inc.
Cutera, Inc.	Surgalign Holdings, Inc.

The following table summarizes our relative positioning to the fiscal 2024 Compensation Peer Group when the Compensation Committee conducted its annual review of our executive compensation program during fiscal 2023.

Criteria	Accuray FY 2023	Target for Peer Group	2024 Peer Group Median (Data as of 1/31/23)
Revenue ($MM)	$419	0.5x – 2.5x	$415
Market Capitalization ($MM)	$217	0.5x – 3.0x	$758
Employees	1,044	0.5x – 3.5x	1,054

The Compensation Committee annually reviews the composition of the Compensation Peer Group to ensure it is the most relevant set of companies to use for comparison purposes.
In evaluating the base salaries of our executive officers for fiscal 2024, establishing target cash incentive award opportunities and granting equity awards, the Compensation Committee reviewed the Relevant Market Data to inform its decisions on individual compensation elements, in particular the competitive reasonableness of such elements and to ensure that its decisions were consistent with our compensation philosophy and strategy. While the Compensation Committee considered the Relevant Market Data, it did not make its decisions solely based on targeting compensation to specific benchmarks against the Relevant Market Data. Instead, the Compensation Committee took an approach consistent with its intention to (i) set performance objectives for cash incentive compensation so that target level payouts would only be made if our executive officers and the Company performed at a superior level that would be difficult to achieve and (ii) provide our executive officers with the ability to earn above-market compensation for exceptional performance that furthered our long-term financial and strategic goals.
Tally Sheets
As part of our annual executive compensation approval process, with the assistance of Exequity, the Compensation Committee reviews each executive officer’s compensation history for the past five years or, if an executive officer was hired within the past five years, since his or her date of hire, including each compensation element and how it compared to the Relevant Market Data for the most recent fiscal year. The Compensation Committee also reviews tally sheets setting forth the expected value of annual compensation and benefits for each executive officer, including our NEOs, which includes base salaries, potential cash incentive award payouts and minimum and maximum levels, long-term incentive compensation, including the mix of equity awards and the number of shares of our common stock subject to outstanding stock options, RSU awards, and PSU awards granted, including the fair value at grant, and the annualized cost of other benefits.

These tally sheets also set forth the accumulated value of the compensation and benefits for each executive officer, including our NEOs, which includes the accumulated value of equity awards and the accumulated value of potential payouts under different separation from employment scenarios, including under our post-employment compensation arrangements. Reviewing tally sheets each year facilitates the Compensation Committee’s evaluation of the reasonableness of the total accumulated value of the compensation and benefits provided to each executive officer, including our NEOs. For fiscal 2024, the tally sheets served to assist the Compensation Committee and, in the case of our CEO, the independent members of our Board, in understanding the total annual compensation opportunity for each executive officer and relative compensation among our executive officers, but did not affect any specific decision relating to our executive officers’ compensation.
Fiscal 2024 Executive Compensation Program
Base Salary
We believe that a competitive base salary is the essential foundation to providing an appropriate total direct compensation package for our executive officers, including our NEOs. We use base salary to fairly and competitively to compensate our executive officers for the jobs we ask them to perform. We view base salary as the most stable component of our executive compensation program, as this amount is not at risk.
The Compensation Committee and, in the case of our CEO, the independent members of our Board, makes adjustments to base salary when it believes there is a deviation from market-competitive levels based on a review of the Relevant Market Data, when an individual is promoted or assumes an increase in responsibility or when the Compensation Committee determines that an individual’s performance warrants an adjustment. The Compensation Committee (or in the case of our CEO, the independent members of our Board) reviews the base salary levels of our executive officers each year to determine whether an adjustment is warranted.
For fiscal 2024, after considering competitive market data, individual performance and retention, the Compensation Committee (and, in the case of our CEO, the independent members of our Board) increased the base salaries of certain of our NEOs, including our CEO, whose base salary was below the 50th percentile of market based on review of the Relevant Market Data. Each NEO’s fiscal 2024 base salary and any increase in their final fiscal 2023 base salary levels are shown below:

Named Executive Officer	Fiscal 2023 Base Salary	Fiscal 2024 Base Salary(1)	% Change
Suzanne Winter	$650,000	$750,000	13.3%
Ali Pervaiz	$427,500	$450,600	5.1%
Sandeep Chalke	$459,000	$459,000	0%
Jesse Chew	$457,600	$457,600	0%
Michael Hoge	$400,400	$412,100	2.8%

(1)	The fiscal 2024 base salaries set forth in this table were effective October 1, 2023.
The annual base salaries earned and paid to our NEOs are reported in the Fiscal 2024 Summary Compensation Table under “Executive Compensation” below.
Cash Incentives
Typically, the cash incentive awards under our Company Bonus Plan serve to reinforce our performance-based culture. The Compensation Committee believes in providing our executive officers, including our NEOs, with a target base salary compensation opportunity near market median and target total cash compensation opportunity above the market median tied to the achievement of challenging, pre-established corporate performance objectives that are aligned with our business strategy. Historically, due to the challenging nature of the objectives that the Compensation Committee established, payouts under our Company Bonus Plan have averaged approximately 62% of their target level from fiscal 2013 through fiscal 2023, excluding fiscal 2020, where cash incentive awards were eliminated for such fiscal year due to the COVID-19 pandemic. As with base salary, each executive officer’s target cash incentive award opportunity is set with reference to his or her performance over the previous fiscal year as evaluated by our CEO or, in the case of our CEO, the independent members of our Board, his or her experience and responsibilities, the critical nature of his or her position relative to our success, our retention needs, the Relevant Market Data, and our CEO’s recommendation with respect to our other NEOs.

At the beginning of the fiscal year, the Compensation Committee reviewed and approved the corporate performance objectives and related target levels for the fiscal 2024 cash incentive awards and approved the cash incentive award payout for each executive officer, including our NEOs, but excluding our CEO, whose target cash incentive award opportunity and payout was reviewed and approved by the independent members of our Board. The table below sets forth, for fiscal 2024, the target cash incentive award opportunity for each of our NEOs as a percentage of base salary and in absolute dollars.
Fiscal 2024 Company Bonus Plan Target Cash Incentive Award Opportunities

	Fiscal 2024
Named Executive Officer	(%)	($)(1)
Suzanne Winter	100	725,000
Ali Pervaiz	70	311,404
Sandeep Chalke	75	344,250
Jesse Chew	70	320,320
Michael Hoge	60	245,640

(1)	Target cash incentive awards under the Company Bonus Plan for fiscal 2024 are calculated based upon each NEO’s base salary, as defined in the Company Bonus Plan.
Fiscal 2024 Company Bonus Plan Performance Objectives
All employees, including our NEOs, are eligible to participate in the Company Bonus Plan, which was adopted by the Compensation Committee. For fiscal 2024, our cash incentive awards were designed to reward our executive officers, including our NEOs, based on our financial performance. In establishing the fiscal 2024 cash incentive award program for our executive officers, including our NEOs, the Compensation Committee determined that their award opportunities should be directly linked to achieving multiple corporate financial performance objectives that were considered key drivers of the Company’s long-term strategy and stockholder value creation.
The bonus pool under the Company Bonus Plan would fund only if the corporate financial performance objectives established by our Board or the Compensation Committee were achieved at pre-established threshold levels as of June 30, 2024; provided, however, that such funding will be automatically adjusted to the extent required to maintain compliance with the financial covenants set forth in any credit facility of the Company. Accordingly, if the bonus pool did not fund, no executive officer would be entitled to any cash incentive award payout under the Company Bonus Plan, regardless of his or her individual performance. To the extent that the bonus pool was funded, the Company Bonus Plan would provide each executive officer to an actual cash incentive award payout as determined by the formula below, provided that the Compensation Committee or our Board could exercise positive or negative discretion to increase or reduce the overall funding percentage and/or to increase, reduce or eliminate any individual award payout, including for individual performance in accordance with the terms of the Company Bonus Plan.

For fiscal 2024, the Compensation Committee established three corporate financial performance objectives: orders (net of cancellations), revenue, and adjusted EBITDA for purposes of the Company Bonus Plan. These performance objectives were applied in the same manner to all of our executive officers, including our NEOs. The Compensation Committee established target levels and minimum funding thresholds with respect to each performance objective, thereby requiring that we achieve the minimum threshold set for each objective in order for any funding to occur with respect to that measure.
The performance objectives and their relative weightings, target levels and minimum funding thresholds for fiscal 2024, as well as the actual performance attained, were as follows:

Performance Objective	Weighting	Threshold	Target	Maximum	Actual Results	% Plan Attained	%Weighted Funding*
Orders (net of cancellations)	30%	$276.3 million	$307.0 million	$337.7 million	$327.1 million	107	40
Revenue	50%	$418.5 million	$465.0 million	$511.5 million	$446.6 million	96	40
Adjusted EBITDA	20%	$35.8 million	$43.1 million	$50.4 million	$23.1 million	54	0

(*)
Such weighted funding for fiscal 2024 was further reduced as a result of the automatic adjustment required to maintain compliance with the Company’s debt covenants, as provided for in the Company Bonus Plan.

The revenue objective was calculated on a GAAP basis, consistent with the GAAP financial measures reported in our quarterly earnings releases. For purposes of the Company Bonus Plan, “orders (net of cancellations),” a non-GAAP financial measure, was calculated by subtracting cancellations from backlog from orders entered into backlog, in each case during the performance period, and “adjusted EBITDA,” a non-GAAP financial measure, was calculated by excluding any bonus accrual amounts. The Compensation Committee could, in its discretion, approve exclusions in the nature of one-time occurrences, extraordinary items or events outside management’s control.
With respect to each performance objective, the Compensation Committee assessed whether and to what extent that such performance was met. The funding with respect to each performance objective was based on a funding slope in a straight line from 50% at the minimum threshold level to 100% at the target level, with the maximum funding opportunity set at 150%.
Based on our actual corporate performance results and the automatic adjustment required to maintain compliance with the Company’s debt covenants, the funding methodology resulted in funding of the bonus pool at 10% of the target level for fiscal 2024. Our Board and our Compensation Committee declined to exercise any discretion to adjust the achievement of the performance metrics under the Company Bonus Plan despite the effects that certain global macroeconomic factors, including inflation and currency fluctuations, were having on the Company’s performance. In light of the lower funding of the bonus pool, our NEOs, including our CEO, all elected to voluntarily forgo receipt of their fiscal 2024 cash incentive awards to better fund compensation-related programs for the remaining employee base. Accordingly, there were no cash incentive award payouts made to our NEOs for fiscal 2024. Had our NEOs, including our CEO, not elected to forgo receipt of their fiscal 2024 cash incentive awards, such award opportunities and hypothetical payouts would have been as follows:
Hypothetical Fiscal 2024 Company Bonus Plan Payouts

	Target Cash Incentive Award Opportunity		Hypothetical Fiscal 2024 Payout ($)(1)
Named Executive Officer	(%)	($)
Suzanne Winter	100	725,000	72,500
Ali Pervaiz	70	311,404	31,140
Sandeep Chalke	75	344,250	34,425
Jesse Chew	70	320,320	32,032
Michael Hoge	60	245,640	24,564

(1)
The hypothetical payout for each NEO was derived by multiplying (x) the approximate 10% funding level by (y) each NEO’s annualized gross cash wages (base salary) earned by such NEO during the fiscal year as calculated in accordance with the Company Bonus Plan, by (z) the NEO’s target cash incentive award opportunity (as a percentage of base salary).

Long-Term Incentive Compensation
We believe that long-term incentive compensation in the form of equity awards promotes a strong alignment between the interests of our stockholders and our executive officers, including our NEOs, and serve as an important retention tool, especially given the highly competitive environment in which we compete to attract and retain talent.

Accordingly, the Compensation Committee seeks to motivate and retain our executive officers through the use of equity awards consistent with the reasonable management of our overall equity compensation expense and stockholder dilution. The Compensation Committee and, in the case of our CEO, the independent members of our Board, grants equity awards to our executive officers, including our NEOs, at the beginning of each fiscal year, as a reward for past corporate and individual performance, as an incentive for future performance, and to satisfy our retention objectives.
In the past, our executive officers have been granted service-based RSU awards, performance-based equity in the form of PSU awards, market-based performance unit (“MSU”) awards, and options to purchase shares of our common stock, all of which, to the extent they remain outstanding, continue to provide incentive to our executive officers to drive stockholder value over the relevant vesting or performance period, as applicable.
Historically, the size of an executive officer’s equity award is determined by the Compensation Committee and, in the case of our CEO, the independent members of our Board, after considering his or her performance against his or her individual goals and objectives over the last fiscal year as evaluated by our CEO (or, in the case of our CEO, as evaluated by the independent members of our Board), an evaluation of his or her target total direct compensation, an evaluation of his or her accumulated equity holdings, the critical nature of his or her position relative to our success, our retention needs, the Relevant Market Data, internal parity, role hierarchy and such other factors as the Compensation Committee or the independent members of our Board, as applicable, determines relevant.
Fiscal 2024 Annual “Refresh” Equity Awards
For fiscal 2024, given the continued desire to (i) drive alignment between executive interests and the interests of our stockholders, (ii) properly incentivize our executive officers to effectively execute our growth strategy, and (iii) more closely tie pay and performance, the Compensation Committee, and in the case of our CEO, the independent members of our Board, granted equity awards under our long-term incentive compensation program in November 2023 to our executive officers (including our NEOs) with an equal mix of 50% PSU awards and 50% RSU awards.
With respect to the PSU awards granted to these NEOs, such awards will vest upon the achievement of one or more of the performance goals, subject to the individual continuing to be a service provider through such date. The three-year performance goals measured at the end of fiscal 2026 require the Company to achieve (i) total revenue, which is weighted at 50%, (ii) adjusted EBITDA margin, which is weighted at 30%, and (iii) total global system install base, which is weighted at 20%, at certain rigorous, pre-determined threshold, target or maximum levels. If such performance goals meet or exceed the pre-determined threshold, target or maximum levels, the target number of shares subject to the PSU award would vest based on a straight line slope from 50% of the target shares at the minimum threshold level to 100% of the target shares at the target level, with a maximum of 150% of the target shares vesting at the maximum achievement level, all upon certification of such achievement by the Compensation Committee. For purposes of determining whether the performance goals are achieved, total revenue will be calculated based on GAAP numbers and adjusted EBITDA margin will be calculated by the Company in its reasonable discretion, subject to review and approval by the Compensation Committee.
The Compensation Committee believes this mix of PSU and RSU awards was appropriate for these NEOs because it provides a balance between a meaningful incentive (given that PSU awards only provide value to the recipient in the event that certain long-term performance objectives are met) and retention (given that RSU awards only vest and become payable based upon continued service over time). Service-based RSU awards offer more certainty in value delivery thereby driving executive retention while also providing incentive to build sustainable long-term value in the form of stock appreciation for the benefit of our stockholders. In addition, the Compensation Committee believes that the use of PSUs rather than options establishes a stronger connection between the compensation of these NEOs and the achievement of performance goals that are important for long-term stockholder value creation as well as company growth.
For fiscal 2024, after assessing their individual performance, our CEO recommended equity award amounts to the Compensation Committee for each of our executive officers, including each of these other NEOs, other than herself. The Compensation Committee reviewed our CEO’s recommendations and, after assessing each of the factors described above, determined the equity awards to be granted for each executive officer as set forth below. For our CEO, the independent members of our Board assessed her individual performance and the factors described above to determine the equity awards to be granted to her and granted her an RSU award and a PSU award as set forth below.

Consistent with the Compensation Committee’s and our Board’s intent to align executive interests with those of our stockholders:
•
Our Board and our Compensation Committee declined to exercise any discretion to adjust any of the performance goals related to any outstanding PSU awards despite the effects that certain global macroeconomic factors were having on the Company’s performance; and

•	No shares of our common stock were earned or issued with respect to the PSU awards granted to our NEOs, including our CEO, in fiscal 2024.
In fiscal 2024, the Compensation Committee (or, in the case of our CEO, the independent members of our Board) granted each NEO equity awards in the following amounts (no stock options were granted in fiscal 2024):

Name	Grant Date	Number of Shares Subject to RSUs (#)(1)	Number of Shares Subject to PSUs (#)(2)
Suzanne Winter	11/30/2023	518,867	518,867
Ali Pervaiz	11/30/2023	132,075	132,075
Sandeep Chalke	11/30/2023	150,943	150,943
Jesse Chew	11/30/2023	132,075	132,075
Michael Hoge	11/30/2023	113,207	113,207

(1)
Except as otherwise noted below, each RSU award vests over a three-year period with 33 1/3% of the shares subject to the award vesting on the first anniversary of the grant date and an additional 33 1/3% of the shares subject to the award vesting on each of the second and third anniversaries of the grant date, subject to the applicable NEO’s continued service with the Company.

(2)
The numbers listed in this column reflect the target number of shares covered by each NEO’s PSU award. Upon certification of the Compensation Committee of the achievement of the applicable performance goals within sixty (60) days following completion of the three-year performance period that ends on the last day of fiscal 2026, the PSU award would vest based on a straight line slope from 50% of the target number of shares at the minimum threshold level to 100% of the target number of shares at the target level, with a maximum of 150% of the target number of shares vesting at the maximum achievement level, subject to the applicable NEO’s continued service with the Company.

The equity awards granted to our NEOs in fiscal 2024 are reported in the Fiscal 2024 Summary Compensation Table under “Executive Compensation” below. Additional information about these awards, including the number of shares of our common stock subject to each award and the award’s grant date fair value and applicable vesting schedules, is reported in the Grants of Plan-Based Awards For Fiscal 2024 Table under “Executive Compensation” below.
Previously Granted Performance Option
On June 30, 2021, Ms. Winter was granted a performance stock option to purchase 200,160 shares of our common stock with an exercise price of $4.52 (the “Performance Option”) in connection with her promotion to President, which was effective July 1, 2021. The Performance Option vested over a three-year period beginning July 1, 2021 (the “Winter Performance Period”), subject to achievement of rigorous revenue-based vesting conditions and Ms. Winter’s continued employment by the Company through each vesting date. The shares subject to the Performance Option were divided into three equal tranches (each, a “Grant Tranche”), one for each fiscal year during the Winter Performance Period. Each Grant Tranche would vest if our total revenue at the end of the applicable fiscal year to which such Grant Tranche relates was at least 5% more than our total revenue from the immediately preceding fiscal year (each, an “Annual Revenue Target”). Furthermore, if the Annual Revenue Target for a particular fiscal year within the Winter Performance Period was not achieved and the shares subject to the applicable Grant Tranche did not vest, the Performance Option allowed for the vesting of such shares in a subsequent fiscal year within the Winter Performance Period if the Company sufficiently overachieved Annual Revenue Targets during the remainder of the Winter Performance Period to make up for any prior shortfall. Such Annual Revenue Targets directly link Ms. Winter’s pay to our performance and was designed to be achievable yet challenging and to only reward Ms. Winter for overperformance relative to our recent company performance.

The Compensation Committee determined that the Annual Revenue Target was not met for fiscal 2024 based on our revenue for the fiscal year having been achieved at below the revenue achieved for fiscal 2023, and as a result 66,720 shares covered by the third Grant Tranche would not vest and all shares with respect to such tranche were cancelled.
Previously Granted Performance Stock Units
In fiscal 2022, the Compensation Committee and, in the case of our CEO, the Board, approved, as part of the annual “refresh” equity awards for that year, PSUs for our executive officers, including our NEOs. This provided for the grant of PSUs to our executive officers that would vest upon the achievement of one or more of the performance goals, subject to the individual continuing to be a service provider through such date. The three-year performance goals were measured at the end of fiscal 2024 and required the Company to achieve (i) total revenue, which was weighted at 75%, and (ii) adjusted EBITDA margin, which was weighted at 25%, at certain rigorous, pre-determined threshold, target or maximum levels. The target level for the total revenue goal was $530.0 million and the target level of the adjusted EBITDA margin goal was 9.5%. If such performance goals meet or exceed the pre-determined threshold, target or maximum levels, the target number of shares subject to the PSU award would vest based on a straight line slope from 50% of the target shares at the minimum threshold level to 100% of the target shares at the target level, with a maximum of 150% of the target shares vesting at the maximum achievement level, all upon certification of such achievement by the Compensation Committee. With respect to such PSU awards granted in fiscal 2022, the Compensation Committee determined that the performance goals were not met and, accordingly, the shares with respect to such PSU awards were cancelled.
Other Compensation Practices and Policies that Align Our NEOs to our Stockholders
Stock Ownership Requirements
Our Board has adopted Corporate Governance Guidelines to help ensure that we are managed in the best long-term interests of our stockholders, to promote effective functioning of the Board and its committees and to provide a flexible framework within which our Board may conduct its oversight of our business. The Corporate Governance Guidelines require that our executive officers and non-employee members of our Board own shares of our common stock as follows:
•	Non-Employee Directors: the number of shares having a value equal to at least four times the non-employee director’s regular annual board cash retainer (excluding any committee retainer);
•	Chief Executive Officer: the number of shares having a value equal to three times his or her annual base salary;
•	All Other Executive Officers: the number of shares having a value equal to at least one times his or her annual base salary.
Our executive officers and non-employee directors have five years from the date of election or appointment to attain such ownership levels. We expect each executive officer and non-employee director to retain at least 25% of the net shares of our common stock he or she receives pursuant to all equity awards granted by us (excluding shares sold to cover (i) the exercise price of any stock options and/or (ii) associated withholding and other taxes), until the foregoing ownership levels are achieved. As of the last day of fiscal 2024, all of our NEOs and all of our non-employee directors were in compliance with such stock ownership requirements or were on track to be in compliance within the appropriate timeframe.
Compensation Recovery (“Clawback”) Policy
On November 9, 2023, our Compensation Committee approved an executive compensation recovery (“clawback”) policy, which applies to certain incentive-based compensation that is received on or after October 2, 2023. The clawback policy applies to all of our executive officers, and any individual who is or was ever designated as an officer by our Board. To the extent permitted by applicable law and subject to certain limited exceptions, the clawback policy requires such individuals to repay to us certain recoverable incentive compensation if (i) we are required to prepare an accounting restatement of our financial statements as a result of a material noncompliance with any financial reporting requirement under securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (an “Accounting Restatement”); (ii) the individual served as an officer at any time during the performance period applicable to such compensation; and (iii) such individual received such compensation (meaning generally that the applicable performance measures were attained) after having become an officer, on or after October 2, 2023, and during the three completed fiscal years immediately preceding the earliest to occur of the date our Board, a committee of the Board or one or more of the officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement, or the date a court, regulator or other legally authorized body directs the Company to prepare an Accounting Restatement. Recoverable incentive compensation is defined in the clawback policy but generally includes any incentive-based compensation that was granted, earned or vested based wholly or in part upon attainment of any financial reporting measure (including any stock price or total stockholder return measure), to the extent the compensation amount exceeds the amount that would have been received if determined in accordance with the restated financial statements. To date, there has been no recovery or repayment of compensation from executive officers pursuant to the clawback policy.
In addition, the Company Bonus Plan and the 2016 Plan each include a compensation recovery (“clawback”) provision, which provides that (in the case of the 2016 Plan, in the absence of a clawback policy of ours that applies to the equity award), in the event we are required to restate our financial results or materially reduce publicly disclosed backlog figures, our Board will review the conduct of our executive officers in relation to the restatement or material reduction. If our Board determines that an executive officer has engaged in misconduct, or otherwise violated our Code of Conduct and Ethics with respect to a restatement, and that such misconduct or violation contributed to the restatement, then our Board may, in its discretion, take appropriate action to remedy the misconduct or violation, such as seeking reimbursement of any portion of any performance-based or incentive compensation paid or awarded to the executive officer that is greater than what would have been paid or awarded if calculated based on the restated financial results, to the extent not prohibited by governing law. If the Board determines that an executive officer has engaged in knowing or reckless misconduct or otherwise violated the Company’s Code of Conduct and Ethics with respect to a material reduction in publicly disclosed backlog figures and that such misconduct or violation led to the improper inclusion of a proposed system sale in publicly disclosed backlog, then our Board shall, in its discretion, take appropriate action to remedy the misconduct or violation, such as seeking reimbursement of any portion of any performance-based or incentive compensation paid or awarded to the executive officer that is greater than what would have been paid or awarded if calculated based on the materially reduced backlog figures, to the extent not prohibited by governing law. Under the Company Bonus Plan, these clawback provisions apply in addition to the provisions of the Company's Clawback Policy.
Insider Trading, Anti-Hedging and Pledging Policy
We maintain an insider trading policy that prohibits trading in shares of our common stock while in possession of material, non-public information, unless trading is in connection with a previously established Exchange Act Rule 10b5-1 plan, or if sold automatically by us on the date of vesting to cover and pay the withholding tax requirements in accordance with Company policy.
In addition, our insider trading policy prohibits all of our employees, including our executive officers, consultants and the non-employee members of our Board from engaging any speculative transactions in our securities, including purchasing on margin, holding Company securities in margin accounts, purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), engaging in short sales, engaging in transactions in put options, call options or other derivative securities, or engaging in any other forms of hedging transactions.
Our employees, including our executive officers, consultants and the non-employee members of our Board are also prohibited from pledging or using our securities as collateral for loans.
Equity Award Grant Practices
Historically, the Compensation Committee has granted stock options, RSU awards and/or performance-based equity awards (PSU awards or MSU awards) to our employees, including our executive officers, when they first join us. Typically, new hire stock options, RSU awards and performance-based equity awards are granted at the first meeting of the Compensation Committee in the month following an employee’s first day of employment.

Follow-on awards are considered as part of our fiscal review process. We do not seek to time the grant of stock options, RSU awards or performance-based equity awards to take advantage of information, either positive or negative, about the Company that has not been publicly disclosed.
We grant stock options with an exercise price that is equal to the fair market value of a share of our common stock on the date of grant. We do not have a policy of granting stock options with an exercise price that is less than the fair market value of our common stock. The exercise price for our stock options is based on the closing price per share of our common stock as reported on the Nasdaq Global Select Market on the date of grant.
Other Benefits
Post-Employment Compensation—Retirement Plans
Other than our tax-qualified Section 401(k) employee savings plan described in the following paragraph, we do not currently maintain, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements for our executive officers, including our NEOs.
We maintain a tax-qualified Section 401(k) employee savings plan that provides all regular employees with an opportunity to save for retirement on a tax-advantaged basis. Under this plan, participants may elect to defer a portion of their annual compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual Internal Revenue Code limits. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to such participant’s directions. Typically, we match 50% of each participant’s contributions to the plan, up to a maximum contribution by a participant of six percent of his or her base salary per year. One hundred percent of our matching contributions made to the Section 401(k) employee savings plan on behalf of an employee vest on the first anniversary of such employee’s service. As a tax-qualified retirement plan, contributions to the plan and earnings on those contributions are not taxable to participants until distributed from the plan and all contributions are deductible by us when made.
We view this plan as serving two important objectives. First, it encourages our executive officers, including our NEOs, and other employees to commit to long-term service with us. Second, it enables them to save a portion of their annual compensation for their eventual retirement.
Given that the amounts set aside for retirement under the plan are largely drawn from participants’ annual compensation and our matching contribution is modest, the Compensation Committee does not consider plan participation when making compensation decisions for our executive officers, including our NEOs.
Health, Welfare, and Other Employee Benefits (including Perquisites)
We provide health and welfare benefits to our executive officers, including our NEOs, on the same terms and conditions as all of our full-time, salaried employees. These benefits include group medical, life and disability insurance.
In circumstances where we are recruiting a candidate who would have to move to accept our job offer, we may agree to reimburse certain of such employee’s relocation expenses.
Generally, we do not provide perquisites or other personal benefits to our executive officers, including our NEOs. To the extent that any NEO was granted a perquisite or other personal benefit that is subject to disclosure, such perquisite or other personal benefit has been reported in the Fiscal 2024 Summary Compensation Table below.
Employment, Change in Control and Severance Arrangements
Effective January 1, 2023, we entered into amended and restated employment agreements with each of our then-current executive officers, including Messrs. Pervaiz, Chalke, Chew and Hoge as well as Ms. Winter, to document the material terms and conditions of each executive officer’s employment, including his or her annual base salary and target cash incentive award opportunity. Each executive officer’s employment agreement has a three-year term (with automatic successive three-year term renewal unless we or the executive officer provides timely notice of non-renewal) and specifies the payments and benefits that each executive officer will receive upon a potential termination of his or her employment under certain circumstances, including in connection with a change in control of the Company.

The employment agreements with our executive officers also protect our interests in the event of a termination of employment by stipulating the rights and responsibilities of the parties and prohibiting these individuals from engaging in certain specific activities harmful to us, including disclosing our confidential information, soliciting our employees and engaging in certain competitive business activities.
These post-employment compensation arrangements were provided for the following reasons:
•	Assist us in retaining talented executives in a competitive market;
•	Permit our executive officers to focus on our business;
•	Eliminate any potential personal bias of an executive officer against a transaction that is in our best interests and the best interests of our stockholders;
•	Avoid the need for, and costs associated with, individually negotiating severance payments and benefits with our executive officers at the time of termination of employment; and
•	Provide us with the flexibility needed to react to a continually changing business environment.
The Compensation Committee believes that these agreements serve several other important objectives. First, they provide a desired level of transparency, both within and outside the Company. They also assure our executive officers that their severance payments and benefits are based on a consistent framework that differentiates the level of payments and benefits between individuals based on their position and level of responsibility. In addition, this approach is easier for us to administer.
Generally, our executive officers, including our NEOs, are eligible for severance payments and benefits in the event of the termination of their employment by us without “cause” or by the executive officer for “good reason,” in each case, provided that the executive officer executes a general release of claims in favor of the Company. In addition, our executive officers, including our NEOs, are eligible for certain enhanced severance payments and benefits in the event such termination of employment without cause or resignation for good reason occurs within three months prior to or 24 months following a change in control of the Company (i.e., a “double-trigger” arrangement). Further, our executive officers, including our NEOs, are not entitled to a “gross-up” payment for excise taxes in connection with a change in control of the Company. We believe that the agreements offer payments and benefits that are generally comparable to the payments and benefits of similarly situated executives at the companies in our compensation peer group.
For additional information, see “—Executive Compensation—Potential Payments and Benefits Upon Termination or Change in Control” below.
Tax and Accounting Considerations
Section 162(m)—Deductibility of Executive Compensation
Generally, Section 162(m) of the Internal Revenue Code disallows a tax deduction to any publicly-held corporation for any remuneration in excess of $1 million paid in any taxable year to its chief executive officer, chief financial officer and certain other highly compensated current and former executive officers. For tax years beginning before January 1, 2018, remuneration in excess of $1 million was exempt from this limit and, therefore, could be deducted if it qualified as “performance-based compensation” within the meaning of Section 162(m).
The exception from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017, that has not been subsequently materially modified. The Compensation Committee seeks to operate our executive compensation program to maximize the deductibility of the remuneration paid to our NEOs to the extent that it believes that doing so is in our best interests. Consequently, in determining which compensation elements are to be paid to our executive officers, and how they are weighted, the Compensation Committee takes into account whether a particular form of compensation will be deductible under Section 162(m), but retains discretion to award compensation that is not deductible under Section 162(m) if it believes that doing so is in the best interests of the Company and our stockholders.

While we cannot predict how the $1 million deduction limit may impact our executive compensation program in future years, the Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance. However, the Compensation Committee may, in its judgment, authorize and pay compensation that is not fully tax deductible when it believes that such compensation is in the best interests of the Company and our stockholders.
Accounting for Stock-Based Compensation
We follow ASC Topic 718 for our stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, RSU awards and performance-based equity awards (PSUs and MSUs), based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.
For performance unit awards, stock-based compensation expense recognized may be adjusted over the performance period based on interim estimates of performance against their pre-established performance objectives.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Beverly A. Huss, Chairperson
Robert C. Kill
Byron C. Scott
The foregoing Compensation Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under these acts, except to the extent that we expressly incorporate it by reference into such filings.

EXECUTIVE COMPENSATION
Fiscal 2024 Summary Compensation Table
The following table sets forth the compensation for each of fiscal years 2024, 2023, and 2022 paid to and earned by the following persons, who we refer to as our Named Executive Officers or (“NEOs”):
•	our principal executive officer;
•	our principal financial officer; and
•	our three other most highly compensated executive officers who were serving as executive officers at the end of fiscal 2024.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Suzanne Winter, President and Chief Executive Officer	2024	725,000	—	2,708,486	—	72,500	10,053	3,516,039
	2023	652,500	—	1,614,170	—	358,875	10,144	2,635,689
	2022	543,192	—	1,249,998	250,440	391,098	6,716	2,441,444
Ali Pervaiz, Senior Vice President, Chief Financial Officer(5)	2024	444,863	—	689,432	—	31,140	11,346	1,176,781
	2023	425,934	—	484,251	—	163,984	11,201	1,085,370
	2022	312,962	—	439,694	49,809	115,088	6,727	924,280
Sandeep Chalke, Senior Vice President, Chief Commercial Officer(5)	2024	459,000	—	787,922	—	34,425	11,561	1,292,908
	2023	458,481	350,395(6)	524,595	—	—	17,301	1,350,773
Jesse Chew, Senior Vice President, Chief Legal Officer and Corporate Secretary	2024	457,600	—	689,432	—	32,032	10,560	1,189,623
	2023	454,892	—	484,251	—	156,352	9,955	1,105,450
	2022	429,965	—	599,997	—	206,383	9,105	1,245,449
Michael Hoge, Senior Vice President, Global Operations	2024	409,400	—	590,941	—	24,564	11,665	1,036,570
	2023	398,031	—	484,251	—	131,350	10,734	1,024,366
	2022	378,558	—	599,997	—	181,708	9,525	1,169,788

(1)	The amounts reported in this column represent the base salary amounts actually paid to each NEO for each respective fiscal year.
(2)
The amounts reported in these columns represent the aggregate grant date fair value of stock options and stock awards granted in each respective fiscal year as determined in accordance with FASB ASC Topic 718. These amounts may not actually reflect the actual value that will be realized by our NEOs. The assumptions used to calculate the value of stock awards and stock options are set forth under Note 1 and Note 10 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 filed with the SEC on September 19, 2024.

For fiscal years 2024, 2023 and 2022, the amounts shown in the “Stock Awards column” include the grant date fair values of the PSUs granted in those fiscal years based upon the probable outcome of the applicable performance conditions, which were as follows: (i) in Ms. Winter’s case, $1,354,243 for the PSUs granted in fiscal 2024, $807,085 for the PSUs granted in fiscal 2023, and $499,999 for the PSUs granted in fiscal 2022, (ii) in Mr. Pervaiz’s case, $344,716 for the PSUs granted in fiscal 2024 and $242,126 for the PSUs granted in fiscal 2023, (iii) in Mr. Chalke’s case, $393,961 for the PSUs granted in fiscal 2024 and $262,298 for the PSUs granted in fiscal 2023, (iv) in Mr. Chew’s case, $344,716 for the PSUs granted in fiscal 2024, $242,126 for the PSUs granted in fiscal 2023, and $299,999 for the PSUs granted in fiscal 2022, and (v) in Mr. Hoge’s case, $295,470 for the PSUs granted in fiscal 2024, $242,126 for the PSUs granted in fiscal 2023, and $299,999 for the PSUs granted in fiscal 2022. Messrs. Pervaiz and Chalke did not receive any PSUs in fiscal 2022.
Assuming the highest levels of performance are achieved, the values of the PSUs, based on the closing price for our common stock on the Nasdaq Global Select Market on the grant date of the PSUs were as follows: (i) in Ms. Winter’s case, $2,031,364 for the PSUs granted in fiscal 2024, $1,210,628 for the PSUs granted in fiscal 2023, and $749,998 for the PSUs granted in fiscal 2022, (ii) in Mr. Pervaiz’s case, $517,074 for the PSUs granted in fiscal 2024 and $363,188 for the PSUs granted in fiscal 2023, (iii) in Mr. Chalke’s case, $590,942 for the PSUs granted in fiscal 2024 and $393,446 for the PSUs granted in fiscal 2023, (iv) in Mr. Chew’s case, $517,074 for the PSUs granted in fiscal 2024, $363,188 for the PSUs granted in fiscal 2023, and $449,998 for the PSUs granted in fiscal 2022, and (v) in Mr. Hoge’s case, $443,205 for the PSUs granted in fiscal 2024, $363,188 for the PSUs granted in fiscal 2023, and $449,998 for the PSUs granted in fiscal 2022.
The actual value, if any, that an NEO may realize from an award is contingent upon the satisfaction of the conditions to vesting in that award and there is no assurance that the value, if any, eventually realized by the NEO will correspond to the actual amount reported.
(3)
The amounts reported in this column represent the cash incentive awards earned under our Company Bonus Plan for each fiscal year. Amounts earned in any fiscal year were paid in the following fiscal year. For fiscal 2024, our NEOs, including our CEO, all elected to voluntarily forgo receipt of their fiscal 2024 cash incentive awards and as a result, no amounts were paid with respect to non-equity incentive plan compensation in fiscal 2024.

(4)	The amounts reported in the “All Other Compensation” column for fiscal 2024 consist of the following:

Name	Company Matching Contribution to Section 401(k) Plan ($)	Life Insurance Premiums Paid by the Company ($)	Company Contribution to Health Savings Account ($)
Suzanne Winter	9,333	720	—
Ali Pervaiz	9,674	633	1,040
Sandeep Chalke	9,900	661	1,000
Jesse Chew	9,900	660	—
Michael Hoge	10,080	585	1,000

(5)	Mr. Chalke was not a Named Executive Officer in fiscal 2022.
(6)
Represents (i) the sign-on bonus in the amount of $92,500 paid to Mr. Chalke pursuant to his employment agreement with the Company, which was paid in fiscal 2023, and (ii) the fiscal 2023 cash incentive award in the amount of $257,895, which was guaranteed to Mr. Chalke pursuant to his employment agreement with the Company.

Grants of Plan-Based Awards for Fiscal 2024 Table
The following table sets forth information regarding awards granted under the Company Bonus Plan and equity awards granted under our 2016 Equity Incentive Plan to each of our NEOs during the fiscal year ended June 30, 2024.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(5)			All Other Stock Awards: Number of Shares of Stock or Units (#)(6)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(7)
Name	Grant Date	Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)	Threshold (#)	Target (#)	Maximum (#)
Suzanne Winter	11/30/23	—	—	—	259,434	518,867	778,301	—	—	—	1,354,243
	11/30/23	—	—	—	—	—	—	518,867	—	—	1,354,243
		362,500	725,000	1,087,500	—	—	—	—	—	—	—
Ali Pervaiz	11/30/23	—	—	—	66,038	132,075	198,113	—	—	—	344,716
	11/30/23	—	—	—	—	—	—	132,075	—	—	344,716
		155,702	311,404	467,106	—	—	—	—	—	—	—
Sandeep Chalke	11/30/23	—	—	—	75,472	150,943	226,415	—	—	—	393,961
	11/30/23	—	—	—	—	—	—	150,943	—	—	393,961
		172,125	344,250	516,375	—	—	—	—	—	—	—
Jesse Chew	11/30/23	—	—	—	66,038	132,075	198,113	—	—	—	344,716
	11/30/23	—	—	—	—	—	—	132,075	—	—	344,716
		160,160	320,320	480,480	—	—	—	—	—	—	—
Michael Hoge	11/30/23	—	—	—	56,604	113,207	169,811	—	—	—	295,470
	11/30/23	—	—	—	—	—	—	113,207	—	—	295,470
		122,820	245,640	368,460	—	—	—	—	—	—	—

(1)	The Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns refer to the potential payouts under the Company Bonus Plan.
(2)
The amounts reported in this column represent the threshold award opportunities that would have been payable to our NEOs for fiscal 2024 under the Company Bonus Plan, respectively, assuming that exactly the minimum threshold amount for each of the financial performance objectives under the Company Bonus Plan was achieved, resulting in 50% funding of the Company Bonus Plan pool. The potential payments were, however, performance based and therefore entirely at risk, such that if we had not met the minimum thresholds, the Company Bonus Plan pool would not have funded at all, and none of our NEOs would have been entitled to any cash incentive award.

(3)
The amounts reported in this column represent the target award opportunities that would have been payable to our NEOs for fiscal 2024 under the Company Bonus Plan, assuming that the target amount for each of the financial performance objectives under the Company Bonus Plan was achieved, resulting in 100% funding of the Company Bonus Plan pool.

(4)
The amounts reported in this column represent the maximum award opportunities that would have been payable to our NEOs for fiscal 2024 under the Company Bonus Plan, assuming that the target amount for each of the financial performance objectives under the Company Bonus Plan was exceeded. These maximum amounts were calculated at 150% of the target amount.

(5)
Represents the PSU awards granted to our NEOs in fiscal 2024. Upon certification of the Compensation Committee of the achievement of the applicable performance goals within 60 days following completion of the three-year performance period that ends on the last day of fiscal 2026, the PSU award will vest based on a straight-line slope from 50% of the target shares at the minimum threshold level to 100% of the target shares at the target level, with a maximum of 150% of the target shares vesting at the maximum achievement level, subject to the NEO continuing to be a service provider through such date.

(6)
The amounts reported in this column represent an RSU award that will vest over a three year period with 33 1/3% of the shares subject to the award vesting on the first anniversary of the vesting commencement date and the remaining portion of the award vesting as to 33 1/3% of the shares subject to the award on the second anniversary of the vesting commencement date and 33 1/3% of the shares subject to the award on the third anniversary of the vesting commencement date; provided, however, if a vesting date falls on a day upon which the U.S. national securities exchanges are not open for trading, such vesting date shall be delayed until the next trading date.

(7)
The amounts reported in this column represent the grant date fair value of each award, as determined in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of stock awards and stock options are set forth under Note 1 and Note 10 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 filed with the SEC on September 19, 2024.

Outstanding Equity Awards at Fiscal 2024 Year-End Table
The following table sets forth the outstanding and exercisable and unexercisable stock options and other unvested stock awards held by our NEOs as of June 30, 2024. The market value for the stock awards was calculated by multiplying the number of shares of our common stock subject to each award by the closing market price per share of our common stock on June 28, 2024, the last trading day of the fiscal year.

		Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(3)
Suzanne Winter	10/31/19	275,000	—	—	2.60	10/31/29	—	—	—	—
	11/30/20	122,846	14,284	—	4.46	11/30/30	—	—	—	—
	6/30/21	133,440	66,720	66,720(5)	4.52	6/30/31	—	—	—	—
	6/30/22	100,000	100,000	—	1.96	6/30/32	—	—	—	—
	9/30/21	—	—	—	—	—	42,194	76,793	—	—
	6/30/22	—	—	—	—	—	42,517	77,381	—	—
	11/30/22	—	—	—	—	—	262,467	477,690	—	—
	11/30/23	—	—	—	—	—	518,867	944,338	—	—
	9/30/21	—	—	—	—	—	—	—	63,291(7)	115,190
	11/30/22	—	—	—	—	—	—	—	196,850(8)	358,267
	11/30/23	—	—	—	—	—	—	—	518,867(9)	944,338
Ali Pervaiz	5/31/22	20,668	19,014	—	2.08	5/31/32	—	—	—	—
	8/31/20	—	—	—	—	—	25,214(6)	45,889	—	—
	10/29/21	—	—	—	—	—	10,020	18,236	—	—
	12/31/21	—	—	—	—	—	6,289	11,446	—	—
	5/31/22	—	—	—	—	—	8,012	14,582	—	—
	11/30/22	—	—	—	—	—	78,740	143,307	—	—
	11/30/23	—	—	—	—	—	132,075	240,377	—	—
	11/30/22	—	—	—	—	—	—	—	59,055(8)	107,480
	11/30/23	—	—	—	—	—	—	—	132,075(9)	240,377
Sandeep Chalke	5/31/22	268,684	247,189	—	2.08	5/31/32	—	—	—	—
	5/31/22	—	—	—	—	—	156,250(6)	284,375	—	—
	11/30/22	—	—	—	—	—	85,300	155,246	—	—
	11/30/23	—	—	—	—	—	150,943	274,716	—	—
	11/30/22	—	—	—	—	—	—	—	63,975(8)	116,435
	11/30/23	—	—	—	—	—	—	—	150,943(9)	274,716
Jesse Chew	11/30/18	215,000	—	—	4.10	11/30/28	—	—	—	—
	10/31/19	122,360	—	—	2.60	10/31/29	—	—	—	—
	11/30/20	85,047	9,889	—	4.46	11/30/30	—	—	—	—
	9/30/21	—	—	—	—	—	25,316	46,075	—	—
	11/30/22	—	—	—	—	—	78,740	143,307	—	—
	11/30/23	—	—	—	—	—	132,075	240,377	—	—
	9/30/21	—	—	—	—	—	—	—	37,975(7)	69,114
	11/30/22	—	—	—	—	—	—	—	59,055(8)	107,480
	11/30/23	—	—	—	—	—	—	—	132,075(9)	240,377

		Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(3)
Michael Hoge	2/28/20	277,305	—	—	2.97	2/28/30	—	—	—	—
	11/30/20	85,047	9,889	—	4.46	11/30/30	—	—	—	—
	9/30/21	—	—	—	—	—	25,316	46,075	—	—
	11/30/22	—	—	—	—	—	78,740	143,307	—	—
	11/30/23	—	—	—	—	—	113,207	206,037	—	—
	9/30/21	—	—	—	—	—	—	—	37,975(7)	69,114
	11/30/22	—	—	—	—	—	—	—	59,055(8)	107,480
	11/30/23	—	—	—	—	—	—	—	113,207(9)	206,037

(1)
Unless otherwise described in the footnotes below, the shares of our common stock subject to stock options will vest over a four-year period, with 25% of the shares to vest upon completion of one year of service measured from the vesting commencement date, and the balance to vest in 36 successive equal monthly installments upon the completion of each additional month of service thereafter; provided, however, if a vesting date falls on a day upon which the U.S. national securities exchanges are not open for trading, such vesting date shall be delayed until the next trading date.

(2)
Unless otherwise described in the footnotes below, 33 1/3% of the shares subject to the award will vest on the first anniversary of the vesting commencement date and the remaining shares subject to the award vest as to 33 1/3% of the RSUs subject to the award on the second and third anniversary of the vesting commencement date, in each case subject to continued service through the vesting date; provided, however, if a vesting date falls on a day upon which the U.S. national securities exchanges are not open for trading, such vesting date shall be delayed until the next trading date.

(3)
Market value of shares or units of common stock that have not vested is computed by multiplying (i) $1.82, the closing market price per share on the Nasdaq Global Select Market of our common stock on June 28, 2024, the last trading day of fiscal year 2024, by (ii) the number of shares or units of common stock.

(4)	The PSU award reported is to be earned based on achieving certain pre-established performance goals.
(5)
1/3rd of the aggregate number of shares subject to the Performance Option will vest each fiscal year during the Winter Performance Period upon the date of certification of achievement of the Annual Revenue Target for such fiscal year, subject to Ms. Winter’s continued service through such date. This Performance Option allows for the vesting of such shares in a subsequent fiscal year within the Winter Performance Period if the Company overachieves annual revenue targets during the remaining Winter Performance Period sufficient to make up for any prior shortfall. In August 2024, the Compensation Committee certified that the Annual Revenue Target for fiscal year 2024 was not met.

(6)
25% of the shares subject to the award will vest on the first anniversary of the vesting commencement date and the remaining shares subject to the award vest as to 25% of the RSUs subject to the award on the second, third and fourth anniversary of the vesting commencement date, in each case subject to continued service through the vesting date; provided, however, if a vesting date falls on a day upon which the U.S. national securities exchanges are not open for trading, such vesting date shall be delayed until the next trading date.

(7)
Upon certification of the Compensation Committee of the achievement of the applicable performance goals within 60 days following the completion of the three-year performance period that ends on the last day of fiscal 2024, the PSU award would vest, subject to the NEO’s continued service through the date of such certification, based on a straight line slope from 50% of the target shares at the minimum threshold level to 100% of the target shares at the target level, with a maximum of 150% of the target shares vesting at the maximum achievement level. The number of shares reported is the number of shares that would be earned if the threshold level of performance (50% of target) is achieved because the level of achievement would have been below the threshold level if the performance period had ended on June 30, 2024. In August 2024, the Compensation Committee certified that the performance goals for the three-year performance period ending on the last day of fiscal 2024 was not met.

(8)
Upon certification of the Compensation Committee of the achievement of the applicable performance goals within 60 days following the completion of the three-year performance period that ends on the last day of fiscal 2025, the PSU award would vest, subject to the NEO’s continued service through the date of such certification, based on a straight-line slope from 50% of the target shares at the minimum threshold level to 100% of the target shares at the target level, with a maximum of 150% of the target shares vesting at the maximum achievement level. The number of shares reported is the number of shares that would be earned if the threshold level of performance (50% of target) is achieved because the level of achievement would have been below the threshold level if the performance period had ended on June 30, 2024.

(9)
Upon certification of the Compensation Committee of the achievement of the applicable performance goals within 60 days following the completion of the three-year performance period that ends on the last day of fiscal 2026, the PSU award would vest, subject to the NEO’s continued service through the date of such certification, based on a straight-line slope from 50% of the target shares at the minimum threshold level to 100% of the target shares at the target level, with a maximum of 150% of the target shares vesting at the maximum achievement level. The number of shares reported is the number of shares that would be earned if the target level of performance (100% of target) is achieved because the level of achievement would have been between the threshold and target levels if the performance period had ended on June 30, 2024.

Option Exercises and Stock Vested During Fiscal 2024 Table
The following table reports the vesting of RSU awards during the fiscal year ended June 30, 2024, and the value realized upon vesting by each of the NEOs. No stock options were exercised by any NEO during fiscal 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Suzanne Winter	333,984	840,903
Ali Pervaiz	88,906	233,075
Sandeep Chalke	120,775	249,598
Jesse Chew	81,502	214,239
Michael Hoge	113,120	296,446

(1)	The value realized was determined by multiplying the closing market price per share of our common stock on the date of vesting by the number of shares that vested on such date.
Potential Payments and Benefits Upon Termination or Change in Control
Employment Agreements
Our employment agreements with each of our executive officers, including our NEOs, among other things, provide for certain payments and benefits upon their termination of employment under specified circumstances, including in connection with a change in control of the Company.
Except as set forth below, our NEOs will forfeit any outstanding and unvested stock options, RSU awards and performance-based equity awards if their employment with us is terminated.
Termination Not in Connection with a Change in Control of the Company
In the event of a termination of employment by us without “Cause” (as defined below) (excluding due to the executive’s death or incapacity) or by an NEO for “Good Reason” (as defined below), the amount of the severance payments and benefits to which each such executive is entitled depends on such executive’s position with the Company. For each executive the severance payments and benefits consist of:
•	a lump sum payment equal to 12 months of the executive’s annual base salary,
•	reimbursement of insurance premiums payable to retain group health coverage as of the termination date for such executive and such executive’s eligible dependents under COBRA for 12 months,
•
either (i) if the termination date is on or after the payment date of the prior fiscal year bonus, then a prorated portion of the bonus such executive would have received for the fiscal year during which termination occurs (without the exercise of any negative discretion to reduce the amount of the bonus), except that such bonus will not be prorated if the termination of employment occurs after the seventh month of the fiscal year, or (ii) if the termination date is before the payment of the prior fiscal year bonus, then the bonus such executive would have received for the prior fiscal year (without the exercise of any negative discretion to reduce the amount of the bonus), and

•	outplacement assistance in accordance with our then-current policies and practices with respect to outplacement assistance for other executives for up to 12 months.
In addition, each NEO’s employment agreement requires us to provide the NEO with 30 days’ written notice of a termination of employment without Cause but allows us to terminate the NEO before the end of that notice period if we pay the NEO his or her base salary for the remainder of the notice period (the “Termination Notice Replacement Payment”).
Our NEOs’ employment agreements define “Cause” generally as (i) material breach of the employment agreement, or of a Company policy or of a law, rule or regulation applicable to the Company or its operations; (ii) demonstrated and material neglect of duties, or failure or refusal to perform the material duties of the NEO’s position, or the failure to follow the reasonable and lawful instructions of the Company (or in the case of our CEO, our Board); (iii) gross misconduct or dishonesty, self-dealing, fraud or similar conduct that the Company (or in the case of our CEO, our Board) reasonably determines has caused, is causing or reasonably is likely to cause harm to the Company; or (iv) the NEO’s conviction of or plea of guilty or nolo contendere to a felony (other than a traffic offense that is not punishable by a sentence of incarceration) or any crime involving fraud, embezzlement, or any other act of moral turpitude, provided that a termination pursuant to (ii) will be effective only if such failure continues after the NEO has been given written notice thereof and 15 business days thereafter in which to cure, unless the Company (or in the case of our CEO, our Board) reasonably determines that the reasons for termination are not capable of being cured.
Our NEOs’ employment agreements define “Good Reason” generally as the occurrence of any one of the following events without the NEO’s written consent, unless the Company cures the circumstances constituting Good Reason within 30 days after notice from the NEO that Good Reason exists: (i) a material reduction in the NEO’s base compensation; (ii) any action or inaction that constitutes a material breach by the Company of the NEO’s employment agreement; (iii) a material diminution in the NEO’s authority, duties or responsibilities such that they are materially inconsistent with his/her position in the Company; or (iv) a relocation of the NEO’s primary work location to a location that increases the NEO’s commute by 30 miles or more. To the extent the NEO’s principal work location is not the Company’s offices or facilities due to a shelter-in-place order, quarantine order, or similar work-from-home requirement that applies to the NEO, the NEO’s principal work location, from which a change in location under the foregoing clause (iv) will be measured, will be considered the Company’s office or facility location where the NEO’s employment with the Company primarily was or would have been based immediately prior to the commencement of such shelter-in-place order, quarantine order, or similar work-from-home requirement. In order for a resignation with Good Reason to be effective, each NEO must provide written notice of his or her resignation for Good Reason to the Company within 60 days after the date the NEO becomes aware of the initial occurrence of any of the foregoing, and the separation date must occur not later than six months after the NEO becomes aware of the initial occurrence of the event constituting Good Reason.
Termination in Connection with a Change in Control of the Company
Each of our NEO’s (including our CEO’s) severance payments and benefits are generally larger in the event that the termination of employment occurs in connection with a change in control of the Company (as defined below).
For each of our NEOs, in the event such executive’s employment is terminated without Cause or such executive resigns for Good Reason, in each case within three months prior to or 24 months following a change in control of the Company, the severance payments and benefits consist of:
•	a lump sum payment equal to 24 months of the executive’s annual base salary;
•
200% of the executive’s target annual bonus for the fiscal year during which termination occurs (but no less than 200% of the target bonus in effect for the fiscal year immediately before the change in control if the change in control occurs within the first three months of the fiscal year);

•	reimbursement of the insurance premiums payable to retain group health coverage as of the termination date for such executive and such executive’s eligible dependents under COBRA for 12 months;
•
with respect to each of the first 12 months following the termination date, a taxable monthly payment (which may be used for any purpose) equal to the amount of COBRA reimbursement the executive actually receives for such month;

•
full and immediate vesting of all outstanding and unvested equity awards, with any equity awards that are scheduled to vest based on the achievement of performance-based conditions (which may include additional service-based conditions) (“Performance-based Equity Awards”) vesting at target unless otherwise specified in the applicable Performance-based Equity Award’s award agreement; and

•	outplacement assistance in accordance with our then-current policies and practices with respect to outplacement assistance for other executives for up to 12 months.

Each NEO’s employment agreement generally defines a “change in control” to include the following:
•
a change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this paragraph, the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a change in control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a change in control under this paragraph. For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities;

•
a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any 12-month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this paragraph, if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a change in control; or

•
a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this paragraph, the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in clause (3). For purposes of this paragraph, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Termination as a Result of Incapacity or Death
In the event of the termination of our CEO’s employment because of incapacity or death, our CEO’s employment agreement provides for (i) the acceleration of vesting of all outstanding and unvested equity awards that are scheduled to vest based solely on the achievement of service-based conditions (“Time-based Equity Awards”) that would have vested within 12 months of such termination of employment had such Time-based Equity Awards had vesting schedules that provided for pro-rata vesting on a monthly basis over the entirety of the vesting schedule and (ii) with respect to any Performance-based Equity Awards for which the performance period is scheduled to end within 12 months after the date of termination, each such Performance-based Equity Award will remain outstanding until the date the Compensation Committee determines whether the applicable performance condition is achieved and will vest in accordance with its terms to the extent such performance condition is achieved.
In the event of termination of employment of any of our other NEOs because of incapacity or death, their respective employment agreements provide for (i) the acceleration of vesting of all unvested Time-based Equity Awards that would have vested within six months of such termination of employment had such Time-based

Equity Awards had vesting schedules that provided for prorated vesting on a monthly basis over the entirety of the vesting schedule and (ii) with respect to Performance-based Equity Awards for which the performance period is scheduled to end within six months after the date of termination, each such Performance-based Equity Award will remain outstanding until the date the Compensation Committee determines whether the applicable performance condition is achieved and will vest in accordance with its terms to the extent such performance condition is achieved.
Restrictive Covenants and Release of Claims
As a condition to the receipt of payments and benefits (including the Termination Notice Replacement Payment) upon or following termination of employment (other than a termination due to incapacity or death), each of our NEOs is subject to compliance with certain restrictive covenants as set forth in their individual employment agreements. Generally, these covenants prohibit these executives from disclosing our proprietary or confidential information during their employment with us and thereafter, soliciting any of our employees to leave employment with us or any of our customers or suppliers to do business with any of our competitors for the duration of their employment with us and for one year thereafter, and from competing with us for the duration of their employment. These severance payments and benefits may cease in the event of violation of these covenants. In addition, these severance payments and benefits are conditioned upon our NEOs entering into a full release of claims in favor of the Company.
Section 4999 of the Code
If, in connection with a change in control of the Company, any payments or benefits payable to our NEOs would be subject to the excise tax imposed by Section 4999 of the Code, their payments and benefits will be reduced to the extent necessary so that no amount will be subject to this excise tax, provided that the reduction will occur only if the NEO will be in a more favorable after-tax position than if no reduction had been made. We believe that this approach protects the value of compensation already awarded to our NEOs and mitigates any potential personal bias against a potential corporate transaction.
Other Information
The Compensation Committee does not consider the potential payments and benefits under these arrangements when making compensation decisions for our NEOs. These arrangements serve very specific purposes that are unrelated to the determination of our NEOs compensation for a specific year.
Amended and Restated 2016 Equity Incentive Plan
Each of our NEOs has been granted equity awards under our 2016 Plan. Our 2016 Plan provides that in the event of our merger or change in control (as defined in the 2016 Plan), if the successor corporation does not assume or substitute for the award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, and all restrictions on restricted stock and restricted stock units will lapse. With respect to awards with performance-based vesting that are not assumed or substituted for, unless the applicable award agreement provides otherwise, all performance goals or other vesting criteria will be deemed achieved at target levels (prorated based on the portion of the performance period that has elapsed as of immediately prior to the transaction), and all other terms and conditions will be deemed met.
Potential Payments to our NEOs on Termination of Employment or Change in Control
The tables below quantify potential payments to our NEOs who were employed by us at the end of fiscal 2024 in the event of a termination of employment or a change in control of the Company, based on the terms of employment agreements in effect as of June 28, 2024, the last business day of fiscal 2024. The amounts shown assume that the termination of employment and change in control, as applicable, occurred on June 28, 2024, the last business day of fiscal 2024. The amounts set forth in the tables below represent what we believe are reasonable estimates of the amounts that would be paid to our NEOs upon the termination of their employment, including any termination in connection with a change in control, but exclude (a) any accrued amounts payable to them through the date of separation (including any earned but unpaid bonus) and (b) the value of any stock option or other equity awards that vested on or before June 28, 2024. The actual amounts to be paid can only be determined at the time of our NEOs’ actual termination of employment or upon the occurrence of a change in control of the Company, as applicable.

The closing market price of our stock on the Nasdaq Global Select Market as of June 28, 2024 was $1.82 per share, which was used as the value of our common stock for purpose of these calculations. The value of the vesting acceleration for outstanding and unvested stock options was calculated by multiplying the number of accelerated option shares as of June 28, 2024 by the “spread” between the closing market price of our common stock as of June 28, 2024 and the exercise price for such unvested options. The value of vesting acceleration for outstanding and unvested service-based RSU awards was calculated by multiplying the number of shares accelerated under the award by the closing market price of our common stock as of June 28, 2024. The value of vesting acceleration for outstanding and unvested performance-based PSU awards was calculated in accordance with the applicable PSU performance periods assuming the end of each performance period occurred on June 28, 2024. The values shown for options acceleration and stock award acceleration upon a termination by the Company without cause or by the NEO for good reason in connection with our change in control also reflects the value of such acceleration specified under the 2016 Plan in the event the successor corporation does not assume or substitute for an NEO’s award in the event of our merger or change in control. The values reflected also assume that the payments and benefits to our NEOs are not reduced by virtue of the provisions in their employment agreements relating to Section 4999 of the Code.
Suzanne Winter

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason in connection with a Change in Control ($)	Termination by Company due to NEO’s Incapacity or Death ($)
Base Salary Severance	750,000	1,500,000	—
Bonus Severance	72,500	1,500,000	—
Outplacement Assistance Payment	10,395	10,395	—
COBRA Premium Reimbursement	26,505	26,505	—
Health Coverage Taxable Payment	—	26,505	—
Options Acceleration	—	—	—
Stock Award Acceleration	—	3,467,453	707,793
Termination Notice Replacement Payment(1)	61,644	—	—
Total	921,043	6,530,857	707,793

(1)
Payable in the case of a termination by the Company without cause but not a termination by the NEO for good reason. Accordingly, the total amount of benefit payable upon a termination by the NEO for good reason would be $859,400.

Ali Pervaiz

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason in connection with a Change in Control ($)	Termination by Company due to NEO’s Incapacity or Death ($)
Base Salary Severance	450,600	901,200	—
Bonus Severance	31,140	630,840	—
Outplacement Assistance Payment	10,395	10,395	—
COBRA Premium Reimbursement	39,550	39,550	—
Health Coverage Taxable Payment	—	39,550	—
Options Acceleration	—	—	—
Stock Award Acceleration	—	929,174	181,461
Termination Notice Replacement Payment(1)	37,036	—	—
Total	568,721	2,550,709	181,461

(1)
Payable in the case of a termination by the Company without cause but not a termination by the NEO for good reason. Accordingly, the total amount of benefit payable upon a termination by the NEO for good reason would be $531,685.

Sandeep Chalke

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason in connection with a Change in Control ($)	Termination by Company due to NEO’s Incapacity or Death ($)
Base Salary Severance	459,000	918,000	—
Bonus Severance	34,425	688,500	—
Outplacement Assistance Payment	10,395	10,395	—
COBRA Premium Reimbursement	17,831	17,831	—
Health Coverage Taxable Payment	—	17,831	—
Options Acceleration	—	—	—
Stock Award Acceleration	—	1,221,923	169,194
Termination Notice Replacement Payment(1)	37,726	—	—
Total	559,377	2,874,479	169,194

(1)
Payable in the case of a termination by the Company without cause but not a termination by the NEO for good reason. Accordingly, the total amount of benefit payable upon a termination by the NEO for good reason would be $521,651.

Jesse Chew

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason in connection with a Change in Control ($)	Termination by Company due to NEO’s Incapacity or Death ($)
Base Salary Severance	457,600	915,200	—
Bonus Severance	32,032	640,640	—
Outplacement Assistance Payment	10,395	10,395	—
COBRA Premium Reimbursement	1,966	1,966	—
Health Coverage Taxable Payment	—	1,966	—
Options Acceleration	—	—	—
Stock Award Acceleration	—	1,023,322	197,854
Termination Notice Replacement Payment(1)	37,611	—	—
Total	539,604	2,593,489	197,854

(1)
Payable in the case of a termination by the Company without cause but not a termination by the NEO for good reason. Accordingly, the total amount of benefit payable upon a termination by the NEO for good reason would be $501,993.

Michael Hoge

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason in connection with a Change in Control ($)	Termination by Company due to NEO’s Incapacity or Death ($)
Base Salary Severance	412,400	824,800	—
Bonus Severance	24,564	494,880	—
Outplacement Assistance Payment	10,395	10,395	—
COBRA Premium Reimbursement	17,831	17,831	—
Health Coverage Taxable Payment	—	17,831	—
Options Acceleration	—	—	—
Stock Award Acceleration	—	954,643	186,408
Termination Notice Replacement Payment(1)	33,895	—	—
Total	499,086	2,320,379	186,408

(1)
Payable in the case of a termination by the Company without cause but not a termination by the NEO for good reason. Accordingly, the total amount of benefit payable upon a termination by the NEO for good reason would be $465,190.

CEO Pay Ratio
Under SEC rules, we are required to provide information regarding the relationship between the annual total compensation of Ms. Winter, our CEO during fiscal 2024, and the median of the annual total compensation of all our employees (other than Ms. Winter). For our last completed fiscal year, which ended June 30, 2024:
•
The median of the annual total compensation of all employees of the Company (including our consolidated subsidiaries) other than Ms. Winter was $110,996. This annual total compensation is calculated in accordance with Item 402(c)(2)(x) of Regulation S-K and reflects, among other things, salary and cash bonus earned during the fiscal year ended June 30, 2024.

•	Ms. Winter’s annual total compensation for the fiscal year ended June 30, 2024, as reported in the Fiscal 2024 Summary Compensation Table included in this Proxy Statement, was $3,516,039.
•	Based on the above, for fiscal 2024, the ratio of Ms. Winter’s annual total compensation to the median of the annual total compensation of all our employees was approximately 31 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended, and based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our pay ratio as disclosed above.
The methodology we used to calculate the pay ratio is described below.
•
We determined the median of the annual total compensation of our employees as of June 30, 2024, at which time we (including our consolidated subsidiaries) had approximately 991 full-time and part-time employees, approximately 552 of whom were U.S. employees, and approximately 439 of who were employees located outside of the United States. In considering our work force outside of the United States, and as permitted by the SEC’s de minimis exemption, we excluded from this pool employees located in certain non-U.S. jurisdictions for ease of data gathering. Specifically, we excluded all employees located in the United Arab Emirates (two employees), Greece (one employee), Taiwan (one employee), Poland (one employee), Thailand (one employee), Malaysia (one employee), Lebanon (three employees), the Philippines (two employees), Canada (four employees), Brazil (two employees), Belgium (three employees), Mexico (one employees), the Russian Federation (two employees),

Singapore (one employees), Sweden (one employee), and Spain (ten employees) from the pool of employees used to identify our median employee. The aggregate number of employees we excluded, 36 employees, equals approximately 3.6% of our global employee population as of June 30, 2024. Excluding these employees resulted in the reduction of our employee pool to 955 employees (including approximately 552 and 403U.S. and non-U.S. employees, respectively).
•
We then compared the sum of (i) the annual base salary of each of these employees for fiscal 2024, plus (ii) the total cash incentive bonus or commission, as applicable, earned by each of these employees for fiscal 2024 based on such annual base salary and funding of the bonus pool at 10%. Compensation paid in a non-U.S. currency was converted to U.S. dollars using the average exchange rate as of June 30, 2024 for all currencies. In determining the median total compensation of all employees, we did not make any cost of living adjustments to the compensation paid to any employee outside of the U.S. Adjustments were made to annualize the compensation of permanent employees who were not employed by us for the entire fiscal year.

•
Our determination of the median employee yielded two median employees because, when not including the CEO, we had an even number of employees. After identifying these median employees, we determined such employee’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K and, in order to utilize a more conservative approach and yield a higher pay ratio, selected the employee with the lower annual total compensation. This resulted in the median annual total compensation disclosed above. With respect to Ms. Winter’s annual total compensation, we used the amount reported in the “Total” column of our Fiscal 2024 Summary Compensation Table.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the table below includes information to demonstrate the relationship, for fiscal years 2024, 2023, 2022, and 2021 between certain financial performance measures and the compensation of our principal executive officer (“PEO”) or the average compensation of our named executive officers other than the PEO (the “Non-PEO NEOs”). For additional information about our performance-based pay philosophy and how we align executive compensation with our performance, refer to the section entitled “Compensation Discussion and Analysis.”

Fiscal Year(1)	Summary Compensation Table Total for PEO ($)(2)	Compensation Actually Paid to PEO ($)(3)(4)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(5)	Average Compensation Actually Paid to Non-PEO NEOs ($)(6)	Value of Initial Fixed $100 Investment based on:		Net Income (Loss)(9) ($)	Revenue(10) ($)
					Total Shareholder Return ($)(7)	Peer Group Total Shareholder Return ($)(8)
2024	3,516,039	(125,703)	1,173,971	(72,097)	47	173	(15.545 million)	446.6 million
2023	2,635,689	4,503,094	1,141,490	1,914,634	94	175	(9.280 million)	447.6 million
2022	3,977,111	1,623,917	1,147,005	(33,851)	48	166	(5.347 million)	429.9 million
2021	4,107,998	4,083,231	1,349,527	2,111,614	110	160	(6.311 million)	396.3 million

(1)	The Company’s named executive officers, including its PEO for the applicable years, were as follows:
2023 and 2024: Suzanne Winter (PEO); Ali Pervaiz; Sandeep Chalke; Jesse Chew; and Michael Hoge.
2022: Joshua Levine (PEO); Suzanne Winter; Ali Pervaiz; Brandy Green; Shig Hamamatsu; Jesse Chew; and Michael Hoge.
2021: Joshua Levine (PEO); Shig Hamamatsu; Suzanne Winter; Jesse Chew; and Patrick Spine.
(2)	The dollar amounts reported are the total compensation reported for our PEO (as specified in Footnote 1 above) for each fiscal year in the “Total” column of the Summary Compensation Table.
(3)
Compensation actually paid does not necessarily reflect the amounts of compensation actually earned, realized, or received by our named executive officers in each fiscal year. Rather, compensation actually paid is calculated by making certain adjustments to the amount of compensation reported in the “Total” column of the Summary Compensation Table for our PEO (or the average of the non-PEO NEOs) in accordance with the requirements of Item 402(v) of Regulation S K. We have not reported any amounts in our Summary Compensation Table with respect to, and we do not maintain and have not maintained for the fiscal years shown in the table, any defined benefit or actuarial pension plans for our named executive officers, and accordingly, no adjustments are shown in footnotes (4) and (6) below for any such compensation.

(4)	Compensation actually paid to our PEO for the respective fiscal years reported is calculated as follows:

	2024 ($)	2023 ($)	2022 ($)	2021 ($)
Total compensation reported in Summary Compensation Table	3,516,039	2,635,689	3,977,111	4,107,998
Less: Grant date fair value of equity awarded in the covered fiscal year(a)	2,708,486	1,614,170	2,500,000	2,499,525
Plus:
Fair value as of June 30th of awards granted during and outstanding and unvested at the end of the covered fiscal year(b)	1,888,676	2,666,333	981,964	1,360,536
Change in fair value as of the end of the covered fiscal year of outstanding awards granted in prior fiscal years that are vested(c)	(2,353,594)	723,795	(1,543,188)	1,918,665
Vesting date fair value of equity awards granted and vested during the covered fiscal year(d)	—	—	—	—
Change in fair value of awards granted in prior fiscal years and vested during the covered fiscal year(e)	(468,338)	91,447	708,030	316,097
Earnings paid on unvested awards for dividends or other earnings (not otherwise reflected in total compensation for the covered fiscal year)	—	—	—	—
Less: Fair value as of June 30th at end of immediately prior fiscal year of awards granted in prior fiscal years that were forfeited during the covered fiscal year(f)	—	—	—	1,120,540
Compensation Actually Paid to PEO	(125,703)	4,503,094	1,623,917	4,083,231

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year. See the notes to the Summary Compensation Table and Grants of Plan-Based Awards table for more information on how we determine fair value for equity awards.

(b)
Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(c)	Represents the change in fair value, measured from the prior fiscal year-end to the last day of the indicated fiscal year, of each option award and stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
(d)	Our PEO did not have any option or stock awards that were granted and vested during the covered fiscal year.
(e)
Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(f)
Represents the fair value as of the last day of the prior fiscal year of the option award and stock awards that were granted in a prior fiscal year and which were forfeited or failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(5)
The dollar amounts reported are average of the total compensation reported our non-PEO NEOs for the respective fiscal year (as specified in Footnote 1 above) in the “Total” column of the Summary Compensation Table.

(6)	Compensation actually paid on average to our non-PEO NEOs (as specified in Footnote 1 above) for the respective fiscal years reported is calculated as follows:

	2024 ($)	2023 ($)	2022 ($)	2021 ($)
Average total compensation reported in Summary Compensation Table	1,173,971	1,141,490	1,147,005	1,349,527
Less: Average grant date fair value of equity awarded in the covered fiscal year(a)	689,432	494,337	602,005	649,887
Plus:
Average fair value as of June 30th of awards granted during and outstanding and unvested at the end of the covered fiscal year(b)	480,753	816,560	336,547	670,624
Average change in fair value as of the end of the covered fiscal year of outstanding awards granted in prior fiscal years that are unvested(c)	(895,539)	369,474	(425,780)	636,358
Average vesting date fair value of equity awards granted and vested during the covered fiscal year(d)	—	—	—	—
Average change in fair value of awards granted in prior fiscal years and vested during the covered fiscal year(e)	(141,850)	81,447	2,398	114,508
Earnings paid on unvested awards for dividends or other earnings (not otherwise reflected in total compensation for the covered fiscal year)	—	—	—	—
Less: Fair value as of June 30th at end of immediately prior fiscal year of awards granted in prior fiscal years that were forfeited during the covered fiscal year(f)	—	—	492,016	9,516
Average Compensation Actually Paid to Non-PEO NEOs	(72,097)	1,914,634	(33,851)	2,111,614

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year. See the notes to the Summary Compensation Table and Grants of Plan-Based Awards table for more information on how we determine fair value for equity awards.

(b)
Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(c)
Represents the change in fair value, measured from the prior fiscal year-end to the last day of the indicated fiscal year of each option award and stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(d)	Our non-PEO NEOs did not have any option or stock awards that were granted and vested during the covered fiscal year.
(e)
Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(f)
Represents the fair value as of the last day of the prior fiscal year of the option award and stock awards that were granted in a prior fiscal year and which were forfeited or failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(7)	As calculated in the manner prescribed by Item 201(e) of Regulation S-K. Represents the cumulative total stockholder return of the Company over the applicable measurement period.
(8)
As calculated in the manner prescribed by Item 201(e) of Regulation S-K. Represents the cumulative total stockholder return of the S&P Healthcare Index (which is the peer group we used for the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024) over the applicable measurement period.

(9)	The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.
(10)	The dollar amounts reported represent the amount of total revenue reflected in the Company’s audited financial statements for the applicable year.

Analysis of Information Presented in the Pay Versus Performance Table
The graphs that follow present the relationships between: (i) “Compensation Actually Paid” (or “CAP”) and total shareholder returns (or “TSR”) of the Company and the S&P Healthcare Index, (ii) CAP and our net income, and (iii) CAP and our revenue over the four most recently completed fiscal years, as disclosed in the table above.

Financial Performance Measures
As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics that the Company uses for our Company Bonus Plan and long-term equity incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows, listed in no particular order:

Most Important Performance Measures for Fiscal Year 2024
Revenue
Orders (net of cancellations)
Adjusted EBITDA

See the “Compensation Discussion and Analysis” section for more information regarding how these financial performance measures are used in our executive compensation program and with respect to any non-GAAP measures, how such measure is determined from the applicable GAAP measure.

COMPENSATION OF NON-EMPLOYEE DIRECTORS
Director Compensation Table for Fiscal 2024
The following table sets forth summary information concerning the compensation of our non-employee directors for their service during fiscal 2024:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
James M. Hindman	82,500	147,734	230,234
Beverly A. Huss	72,500	147,734	220,234
Anne B. Le Grand	72,500	147,734	220,234
Robert C. Kill	60,000	147,734	207,734
Mika Nishimura	62,500	147,734	210,234
Byron C. Scott	65,000	147,734	212,734
Joseph E. Whitters	127,500	147,734	275,234

(1)
Unless otherwise described in the footnotes below, the amounts reported in this column represent the grant date fair value of the RSU awards granted in fiscal 2023, measured in accordance with FASB ASC Topic 718. See Note 1 and Note 12 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 filed with the SEC on September 19, 2024 for a discussion of the assumptions made by us in determining the grant date fair values of our equity awards. None of our directors had any options outstanding as of June 30, 2024. The following table provides additional information regarding each RSU award granted to the individuals who served as our non-employee directors in fiscal 2024, as well as RSU awards held by them at the end of fiscal 2024:

Name	Grant Date	RSU Awards Granted during fiscal 2024	Outstanding RSU Awards at June 30, 2024
James M. Hindman	11/30/23	56,603	56,603
Beverly A. Huss	11/30/23	56,603	56,603
Anne B. Le Grand	11/30/23	56,603	56,603
Mika Nishimura	11/30/23	56,603	56,603
Robert C. Kill	11/30/23	56,603	56,603
Byron C. Scott	11/30/23	56,603	56,603
Joseph E. Whitters	11/30/23	56,603	56,603

Director Compensation Program
The compensation program for our non-employee directors is designed to attract and retain high quality directors and to align director interests with those of our stockholders. The compensation of our Outside Directors is reviewed regularly by the board of directors upon recommendation from the Compensation Committee, which review includes a market assessment and an analysis by Exequity. For fiscal 2024, our Compensation Committee consulted with Exequity regarding our non-employee director compensation program. Exequity provided the Compensation Committee relevant market data on non-employee director compensation derived from the same Compensation Peer Group and Relevant Market Data used for evaluating compensation for our executive officers. The Compensation Committee reviewed such director compensation information and concluded that in light of our non-employee director compensation program generally aligning with competitive market practices, no change in director compensation would be recommended for fiscal 2024. Our non-employee directors receive compensation in the form of equity granted under the terms of our 2016 Plan and cash, as described below:
Cash Compensation
Each non-employee director, other than the Chairperson of our Board, receives an annual cash retainer of $52,500, paid quarterly. The Chairperson of our Board receives an annual cash retainer of $112,500, paid quarterly. The additional annual cash retainer for non-employee directors who serve on the standing committees of our Board and the additional annual retainer for serving as the chairperson of such committee are set forth in the table below:

Committee	Chairperson retainer	Member retainer
Audit Committee	$25,000	$10,000
Compensation Committee	$15,000	$7,500
Nominating and Corporate Governance Committee	$10,000	$5,000
Science & Technology Committee	$10,000	$5,000

The annual retainers set forth above apply regardless of the number of meetings and no additional fees are paid for additional meetings in excess of the regularly scheduled meetings.
In addition to the foregoing, all of our non-employee directors are reimbursed for the reasonable expenses incurred in connection with participating in the meetings of our Board and committees of our Board. Employee directors are not compensated for Board service in addition to their regular employee compensation.
Equity Compensation
Pursuant to guidelines for annual equity awards adopted by our Board in November 2017 and affirmed in November 2022, each of our non-employee directors receives an annual RSU award covering the number of shares of our common stock obtained by dividing $150,000 by the fair market value of one share of our common stock, with the grant of such RSU awards effective on the last day of the month in which our Annual Meeting of Stockholders occurs, and with a vesting commencement date of the date of the Annual Meeting. In accordance with these guidelines, on November 30, 2023, each then-current non-employee director was granted an RSU award covering 56,603 shares of our common stock under the 2016 Equity Incentive Plan, with a vesting commencement date of November 9, 2023. In calculating the number of shares for the annual RSU awards, the Board approved a deviation to the guidelines and such shares were calculated by dividing $150,000 by the 30-day trailing average closing market price from the grant date. The annual RSU awards vest in full on the first anniversary of the vesting commencement date and are subject to full acceleration of vesting in the event of a change in control of the Company.
Our Board revised the equity compensation for newly elected non-employee directors in November 2017 such that upon initial appointment to our Board, a non-employee director will receive an RSU award covering the number of shares of our common stock obtained by dividing $150,000 by the fair market value (as of the date of grant) of one share of our common stock. This RSU award will be prorated for the number of months the newly elected non-employee director will serve on our Board prior to the next Annual Meeting of Stockholders. The vesting commencement date for the initial RSU award is the date of appointment for the new director, with full vesting on the next Annual Meeting of Stockholders. Vesting of the initial RSU award will be accelerated in full in the event of a change in control of the Company.

No additional stock options or RSU awards are provided for committee membership or for serving as the chairperson of a committee.
Stock Ownership Requirements
Our Corporate Governance Guidelines require our non-employee directors to own the number of shares of our common stock having a value equal to at least four times his or her regular annual cash retainer. Non-employee directors have five years from the date of election or appointment to attain the foregoing ownership levels. We expect each non-employee director to retain at least 25% of the net shares he or she receives pursuant to all Company equity awards (excluding shares sold to cover (i) the exercise price of any stock options and/or (ii) associated taxes), until the foregoing ownership levels are achieved. All of the non-employee directors who have served in that capacity for at least one year are in compliance with the ownership levels provided in the Corporate Governance Guidelines or are on track to be in compliance within the time period provided by the guidelines.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth as of June 30, 2024 certain information regarding our equity compensation plans.

	A	B	C
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)
Equity compensation plans approved by security holders	14,068,675(2)	$3.63	2,223,451(4)
Equity compensation plans not approved by security holders	1,390,801(3)	$3.06	—
Total	15,459,476	$3.40(5)	2,223,451

(1)	The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock units and performance stock units, which have no exercise price.
(2)
Includes 4,049,736 shares subject to outstanding stock options, 5,796,964 shares subject to outstanding RSU awards, and 4,221,975 shares subject to outstanding performance-based awards (at the maximum amount of shares issuable under such awards), all under our 2016 Equity Incentive Plan. Payout of PSUs is contingent on the Company reaching certain levels of performance during the relevant performance period. If the performance criteria for these awards are not fully satisfied, the award recipient will receive less than the maximum number of shares available under these grants and may receive nothing from these grants.

(3)
Includes 1,220,538 shares subject to outstanding stock options and 170,263 shares subject to outstanding RSU awards under (i) the Company’s Stand-Alone Inducement Restricted Stock Unit Agreement and Stand-Alone Inducement Stock Option Agreement for Suzanne Winter; (ii) the Company’s Stand-Alone Inducement Restricted Stock Unit Agreement and Stand-Alone Inducement Stock Option Agreement for Michael Hoge; (iii) the Company’s Stand-Alone Inducement Restricted Stock Unit Agreement and Stand-Alone Inducement Stock Option Agreement for Jim Dennison; (iv) the Company’s Stand-Alone Inducement Stock Option Agreement for Patrick Spine; and (v) the Company’s Stand-Alone Inducement Restricted Stock Unit Agreement and Stand-Alone Inducement Stock Option Agreement for Sandeep Chalke.

(4)
Includes 913,908 shares available for future issuance under the 2016 Equity Incentive Plan (assuming the maximum amount of shares issuable under outstanding performance-based awards) and 1,309,543 shares reserved for issuance under the Company’s Amended and Restated 2007 Employee Stock Purchase Plan, including 820,000 shares subject to purchase during the purchase periods in effect as of June 30, 2024. Shares available for future issuance under the 2016 Equity Incentive Plan is 2,321,233 shares assuming the target amount of shares issuable under outstanding performance-based awards.

(5)	Weighted average remaining contractual life of all outstanding options, warrants, and rights as of June 30, 2024 is 2.95 years.
Policies and Practices for Granting Certain Equity Awards
We do not have any formal plan or obligation that requires us to award equity or equity-based compensation to any executive officer on specified dates. Under the Company’s historical practices, the approval of long-term equity incentive compensation for the Company’s regular annual equity awards to its executive officers is typically made early in the second quarter of each fiscal year (in November) and the Company intends to continue doing so at this time (although the Compensation Committee may change the timing of such annual grants in the future). These grants are then made effective at the end of the month of grant, which occurs after the date of filing of the Company’s Form 10-Q for its prior fiscal quarter and after the Company’s annual meeting of stockholders.
This equity grant approach is used by the Compensation Committee in order to best help ensure the grants to executive officers are made only during an open window, and after the release of the Company’s material non-public information regarding its most recently-completed fiscal quarter. Additionally, the Compensation Committee does not factor any material non-public information into its design and approval of the terms of such regular annual equity awards. Including with respect to grants made during fiscal 2024, the Company does not time the disclosure of material non-public information for purposes of affecting the value of executive compensation.
During fiscal 2024, the Company did not grant stock options (or similar awards) to any named executive officer during any period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company Form 8-K that disclosed any material non-public information.

SECURITY OWNERSHIP
Security Ownership of Certain Beneficial Owners and Management
The following table presents information as to the beneficial ownership of our common stock as of August 31, 2024 by:
•	each of our NEOs;
•	each of our directors;
•	all of our current directors and executive officers as a group; and
•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options, warrants, RSUs and other convertible securities that are currently exercisable or releasable or will become exercisable or releasable within 60 days of August 31, 2024 are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants, RSUs or other convertible securities for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Accuray Incorporated, 1240 Deming Way, Madison, WI 53717

This table lists applicable percentage ownership based on 100,273,770 shares of common stock outstanding as of August 31, 2024

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Blackrock, Inc.(1) 50 Hudson Yards New York, NY 10001	8,295,754	8.3%
Neuberger Berman Group LLC and affiliates(2) 1290 Avenue of the Americas New York, NY 10104	5,495,414	5.5%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	5,269,207	5.3%

Named Executive Officers and Directors
Suzanne Winter(4)	1,188,609	1.18%
Ali Pervaiz(5)	192,997	*
Sandeep Chalke(6)	450,522	*
Jesse Chew(7)	601,423	*
Michael Hoge(8)	568,524	*
Joseph E. Whitters(9)	504,450	*
Robert C. Kill(10)	149,603	*
James M. Hindman(11)	181,598	*
Beverly A. Huss(12)	153,401	*
Anne B. Le Grand(13)	146,293	*
Mika Nishimura(14)	99,453	*
Byron C. Scott(15)	85,372	*
All current executive officers and directors as a group (12 persons)(16)	4,322,245	4.23%

*	Less than 1%.
(1)
Based solely upon a Schedule 13G filed with the SEC on January 25, 2024 reporting beneficial ownership as of December 31, 2023, Blackrock, Inc. has sole voting power over 7,985,383 of these shares and sole dispositive power over 8,295,754 of these shares.

(2)
Based solely upon a Schedule 13G/A filed with the SEC on February 12, 2024 reporting beneficial ownership as of December 31, 2023, Neuberger Berman Group LLC has shared voting power over 4,379,059 of these shares and shared dispositive power over 5,495,414 of these shares and Neuberger Berman Investment Advisers LLC has shared voting power of 4,280,548 of these shares and shared dispositive power over 5,288,341 of these shares. Neuberger Berman Group LLC and its affiliates may be deemed to be beneficial owners of these shares for purposes of Exchange Act Rule 13d-3 because they or certain affiliated persons have shared power to retain, dispose of or vote the securities of unrelated clients. Neuberger Berman Group LLC or its affiliated persons do not, however, have any economic interest in the securities of those clients. The clients have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such securities. Other than named in the Schedule 13G, no one client has an interest of more than 5% of Accuray Incorporated. Neuberger Berman Group LLC may be deemed to be the beneficial owner for purposes of Rule 13d-3 because certain affiliated persons have shared power to retain, dispose of and vote the securities. In addition to the holdings of individual advisory clients, Neuberger Berman Investment Advisers LLC serves as investment manager of Neuberger Berman Group LLC's various registered mutual funds which hold such shares. The holdings belonging to clients of Neuberger Berman Trust Co N.A., Neuberger Berman Trust Co of Delaware N.A., Neuberger Berman Asia Ltd., Neuberger Berman Canada ULC and Neuberger Berman Investment Advisers LLC are also aggregated to comprise the holdings referenced herein. The shares also includes shares from individual client accounts over which Neuberger Berman Investment Advisers LLC has shared power to dispose but does not have voting power over these shares. The holdings of Neuberger Berman Trust Co N.A., Neuberger Berman Trust Co of Delaware N.A., Neuberger Berman Asia Ltd., Neuberger Berman Canada ULC and Neuberger Berman Investment Advisers LLC, are also aggregated to comprise the holdings referenced herein.

(3)
Based solely on a Schedule 13G filed with the SEC on February 13, 2024 reporting beneficial ownership as of December 29, 2023, The Vanguard Group has shared voting power over 147,972 of these shares, sole dispositive power over 5,080,013 of these shares and shared dispositive power over 189,194 of these shares.

(4)
Amount shown includes (i) 487,035 shares of our common stock held of record by Ms. Winter, (ii) 659,380 shares of our common stock that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2024, and (iii) 42,194 shares of our common stock issuable upon the settlement of RSUs releasable within 60 days of August 31, 2024.

(5)
Amount shown includes (i) 159,002 shares of our common stock held of record by Mr. Pervaiz, (ii) 23,975 shares of our common stock that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2024, and (iii) 10,020 shares of our common stock issuable upon the settlement of RSUs releasable within 60 days of August 31, 2024.

(6)
Amount shown includes (i) 138,848 shares of our common stock held of record by Mr. Chalke and (ii) 311,674 shares of our common stock that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2024.

(7)
Amount shown includes (i) 145,789 shares of our common stock held of record by Mr. Chew, (ii) 430,318 shares of our common stock that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2024, and (iii) 25,316 shares of our common stock issuable upon the settlement of RSUs releasable within 60 days of August 31, 2024.

(8)
Amount shown includes (i) 172,945 shares of our common stock held of record by Mr. Hoge, (ii) 370,263 shares of our common stock that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2024, and (iii) 25,316 shares of our common stock issuable upon the settlement of RSUs releasable within 60 days of August 31, 2024.

(9)	Amount shown includes 504,450 shares of our common stock held of record by Mr. Whitters.
(10)	Amount shown includes 149,603 shares of our common stock held of record by Robert C Kill Revocable Trust, with respect to which Mr. Kill has sold voting rights.
(11)	Amount shown includes 181,598 shares of our common stock held of record by Mr. Hindman.
(12)	Amount shown includes 153,401 shares of our common stock held of record by Ms. Huss.
(13)	Amount shown includes 146,293 shares of our common stock held of record by Ms. Le Grand.
(14)	Amount shown includes 99,453 shares of our common stock held of record by Ms. Nishimura.
(15)	Amount shown includes 85,372 shares of our common stock held of record by Dr. Scott.
(16)
Amount shown includes (i) 2,423,789 shares of our common stock held of record, (ii) 1,795,610 shares of our common stock that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2024, and (iii) 102,846 shares of our common stock issuable upon the settlement of RSUs releasable within 60 days of August 31, 2023.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC. Directors, executive officers and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all these forms they file.
Based solely upon our review of the copies of Forms 3, 4 and 5 received by us, or written representations from reporting persons that no forms were required of such persons, we believe that during our fiscal year ended June 30, 2024, all Section 16(a) reports were timely filed.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS
Director Independence
Our Board currently consists of eight directors. Other than Suzanne Winter, our President and Chief Executive Officer (“CEO”), our Board has determined that each of our current directors is independent under the director independence standards of the Nasdaq Listing Rules.
Board Leadership Structure
Our Board has a general policy as set forth in our Corporate Governance Guidelines that the positions of Chairperson of the Board and CEO should be held by separate persons as an aid in our Board’s oversight of management and to allow our CEO to focus on managing the day-to-day responsibilities to the Company. Our Board believes that there may be advantages to having an independent chairperson for matters such as: communications and relations between our Board, our CEO, and other senior management; assisting our Board in reaching consensus on particular strategies and policies; and facilitating robust director, Board and CEO evaluation processes. Our Board Chair also helps shape the agenda of Board meetings and ensures that key topics are addressed at the Board level to facilitate the Board’s oversight, including over risk management, Board and committee composition and structure, and the longer-term strategy of the Company. We have operated with these roles separated for several years and continue to believe separation of the two roles is in the best interests of our stockholders. Our CEO serves as a member of our Board, and the remaining board members, including Joseph E. Whitters, our current Chairperson of our Board, are independent.
The Corporate Governance Guidelines provide that in determining whether a single individual or two individuals should fill these roles, our Board should consider factors that include, but are not limited to, the size of the Company’s business, the current composition of our Board, the current director candidates for Board seats, applicable regulations and the Company’s succession planning goals. In the event our Board determines that it is in the best interests of the Company and its stockholders to have these roles filled by one individual, or if the Chairperson of our Board is otherwise not independent, then the Corporate Governance Guidelines provide that the independent members of our Board shall appoint a Lead Independent Director who shall lead executive sessions.
Majority Voting
Our Bylaws provide for a majority voting standard (i.e., votes “for” must exceed votes “against”) in the election of directors in uncontested elections.
Under our Corporate Governance Guidelines, in advance of his or her nomination, each director submits a contingent, irrevocable resignation that the Board may accept if that director fails to be elected by a majority of votes cast. In that situation, our Nominating and Corporate Governance Committee would make a recommendation to the Board about whether to accept such resignation, which the Board will promptly consider. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.
Board Oversight of Risk
Our Board, as a whole and through the Audit Committee, oversees the Company’s risk management process, including operational, financial, legal and regulatory, cybersecurity, strategic and reputational risks. Our Board’s approach to risk oversight is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of our risk oversight is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our short and long-term business strategy, our Board assesses the various risks and mitigation strategies implemented by management and determines the appropriate level of risk for the Company.
Our Board believes that open communication between management and our Board is essential for effective risk management and oversight. Our Board meets with our CEO and other members of the executive team at quarterly meetings of our Board, where, among other topics, they discuss strategy and risks facing the Company, as well at such other times as they deemed appropriate. Oversight of human capital management is an important role of our Board. Management updates our Board periodically on our human capital management initiatives and progress. In addition, cybersecurity is a critical part of risk management at the Company and is part of our overall enterprise risk management process. Management regularly engages with our full Board and our Audit Committee on the Company’s cybersecurity program and its related priorities and controls. In addition, management regularly engages with our Science and Technology Committee related to product cybersecurity. We engage in the periodic assessment of our policies, standards, processes, and practices that are designed to address cybersecurity threats and incidents, internally and through assessments by external providers. The results of such internal and external assessments, audits, and reviews are reported to the Audit Committee and the Board, and we adjust our cybersecurity policies, standards, processes, and practices as necessary based on the information provided by these assessments, audits, and reviews.
While our Board is ultimately responsible for risk oversight, our Board committees assist our Board in fulfilling its oversight responsibilities in certain areas of risk as described below and the respective committee chairs advise our Board of any significant risks and management’s response via periodic committee reports to the full Board.

Board/Committee	Primary Areas of Risk Oversight
Full Board of Directors
Strategic, financial, business and operational, legal and regulatory, compliance, reputational and execution risks and exposures associated with our business strategy, policy matters, succession planning, conflicts of interest, significant litigation and regulatory exposures and other current matters that may present material risk to our financial performance, operations, infrastructure, plans, prospects or reputation, acquisitions and divestitures and our operational infrastructure.

Audit Committee
Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure controls and procedures, internal control over financial reporting, investment guidelines and credit and liquidity matters; compliance with securities laws and other legal and regulatory requirements; cybersecurity and other information technology risks, controls and procedures. Discussions with management and the independent auditor, guidelines and policies with respect to risk assessment and risk management pertaining to financial and accounting matters. Receives regular reports from management on key cybersecurity issues, including related priorities and controls.

Compensation Committee
Risks and exposures associated with leadership assessment, retention and succession; human capital management matters; executive compensation programs and arrangements, including incentive and equity plan structures and practices; and our compensation philosophy and practices.

Nominating and Corporate Governance Committee
Risks and exposures associated with board organization, membership and structure; director and executive succession planning; overall board and committee effectiveness; and environmental, social, corporate governance (ESG) and corporate social responsibility matters, including climate-related, environmental, health and safety, and social matters as well as the company’s approach to human rights, diversity and inclusion.

Science and Technology Committee	Risks and exposures related to areas affecting research and development and product cybersecurity; and regulatory requirements and actions.

While our Board oversees risk management and has delegated a portion of its responsibility to its committees, the Company’s management is charged with managing risk on a day-to-day basis. Management has reporting processes that are designed to provide visibility to our Board regarding the identification, assessment and management of risks and management’s strategic approach to risk mitigation. The Company believes it has strong internal processes and a robust internal control environment, which facilities the identification and management of risks and regular communication with our Board. As part of our overall risk management process, we conduct an enterprise risk assessment on an annual basis through the enterprise risk management committee chaired by our Chief Legal Officer, which is shared and discussed with our Audit Committee and reported to our Board. Other processes include quarterly management disclosure committee meetings, a Code of Conduct and Ethics and a robust compliance program. In addition, our Audit Committee’s responsibilities related to oversight of the Company’s risk management framework and programs include a routine evaluation of the processes, as well as discussions with key management to identify, assess, monitor and report on risks across the organization and the setting and communication of the organization’s implementation and measurement of risk tolerances, limits and mitigation. In addition, we have implemented a cybersecurity risk assessment program, which includes policies and processes that are designed to provide visibility, and information about the identification, assessment, and management of critical risks and management’s risk mitigation strategies, to our Board and personnel that are responsible for risk assessment and information about the identification, assessment, and management of critical risks and management’s risk mitigation strategies.
The results of the compensation risk assessment described below under “Compensation Risk Consideration” is reported back to our full Board.
Meetings Attended by Directors
Our Board held a total of 5 meetings during our fiscal year ended June 30, 2024. During fiscal 2024, all of our directors attended at least 75% of the aggregate of (i) the total number of meetings held by our Board during the period for which he or she has been a director and (ii) the total number of meetings held by all of the committee(s) of our Board on which he or she served during the period for which he or she was a director.
The independent directors hold meetings on a periodic basis. The meetings of the independent directors typically take place in connection with the regularly scheduled meetings of the full Board. The independent directors may also meet at such other times as they deem necessary or appropriate. The Chairperson of our Board, who is independent, generally chairs each meeting.
Pursuant to our Corporate Governance Guidelines, our directors are encouraged to attend our annual meeting of stockholders. All of our then-current directors attended our 2024 Annual Meeting of Stockholders.
Committees of the Board
Our Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Science and Technology Committee.
The current membership of each of the four standing committees of our Board, as well as the number of meetings and actions by written consent of each such committee during the fiscal year ended June 30, 2024, is set forth below.

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Science and Technology Committee
Joseph E. Whitters	Member		Member
James M. Hindman	Chairperson		Member
Beverly A. Huss		Chairperson		Member
Robert C. Kill		Member
Anne B. Le Grand	Member			Chairperson
Mika Nishimura			Chairperson
Byron C. Scott		Member		Member
Number of meetings	9	5	4	4

Audit Committee
The Audit Committee oversees our corporate accounting and financial reporting processes and internal controls. Among other matters, the Audit Committee evaluates the independent auditors’ qualifications, independence, performance and tenure; determines the engagement of the independent auditors; reviews and discusses with management the scope of the annual audit and the audit fee; discusses with management and the independent auditors the results of the audited annual financial statements and the quarterly financial statements; discusses the Company’s earnings releases with management; approves the retention of the independent auditor to render non-audit services; monitors the rotation of partners of the independent auditors as required by law; discusses with the independent auditor our critical accounting policies and practices used in the audit; reviews and discusses with management and the independent auditor, the Company’s internal controls; oversees our internal audit function; reviews the Company’s cybersecurity and other information technology risks, controls and procedures as well as cybersecurity issues that could affect the adequacy of the Company's internal controls; and annually reviews the Audit Committee charter and the Audit Committee’s performance.
The members of the Audit Committee are Ms. Le Grand, Mr. Whitters, and Mr. Hindman, the chairperson of the committee. Each of the members of the Audit Committee is independent as defined under the rules and regulations of the SEC and the Nasdaq Listing Rules applicable to Audit Committees. All members of the Audit Committee meet the requirements for financial literacy under the Nasdaq Listing Rules. Our Board has determined that each of Messrs. Hindman and Whitters is an Audit Committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the Nasdaq Listing Rules. Our Audit Committee operates under a written charter that was adopted by our Board. A copy of the Audit Committee Charter is available on our investor website at https://investors.accuray.com/corporate-governance.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board and each of its committees. In addition, the Nominating and Corporate Governance Committee is responsible for reporting and making recommendations to our Board concerning governance matters and for overseeing the performance evaluations of the members of our Board.
The members of the Nominating and Corporate Governance Committee are Ms. Nishimura, the chairperson of the committee, Mr. Whitters and Mr. Hindman. Each of the members of the Nominating and Corporate Governance Committee is independent under the Nasdaq Listing Rules. Our Nominating and Corporate Governance Committee operates under a written charter that was adopted by our Board. A copy of the Nominating and Corporate Governance Committee Charter is available on our investor website at https://investors.accuray.com/corporate-governance.
Compensation Committee
The Compensation Committee reviews and recommends policies relating to compensation and benefits of our executive officers and employees. The Compensation Committee reviews our compensation philosophy, reviews and approves corporate and individual goals and objectives relating to compensation of our CEO and other executive officers, evaluates the performance of these individuals in light of those goals and objectives, and approves the compensation of these individuals (other than the CEO, whose compensation is set by the independent members of our Board) based on such evaluations. The Compensation Committee also manages, reviews and approves the grant of stock options and other equity awards under our stock plans (other than awards granted to the non-employee members of our Board, which are granted by the entire Board).
The 2007 Incentive Award Plan permits delegation by the Compensation Committee to a committee of one or more members of our Board or one or more of our executive officers the authority to grant or amend awards to participants under the plan other than (i) senior executives of the Company who are subject to Section 16 of the Exchange Act, (ii) “Covered Employees” under Section 162(m) of the Code, or (iii) direct reports of our CEO (or the non-employee members of our Board) to whom authority to grant or amend awards has been delegated thereunder. The Compensation Committee may at any time rescind the authority so delegated or appoint a new delegate. The Compensation Committee has delegated to a committee consisting of our CEO, CFO and Chief Human Resources Officer (the “management committee”), the authority to grant routine stock options and other awards under our stock plans, within guidelines determined by the Compensation Committee, to newly hired employees and employees for the purpose of promotion or special recognition (other than awards granted to employees who report directly to our CEO). The Compensation Committee has made corresponding delegations of authority to the management committee under our 2016 Equity Incentive Plan.
The Compensation Committee also reviews and recommends policies relating to the compensation of the non-employee members of our Board. The Compensation Committee reviews and evaluates, at least annually, the performance of the Compensation Committee as a whole and of its members, including compliance of the Compensation Committee with its charter.

The members of the Compensation Committee are Ms. Huss, the chairperson of the committee, Mr. Kill and Dr. Scott. Each of the members of the Compensation Committee is independent under the applicable rules and regulations of the SEC and Nasdaq applicable to Compensation Committee members, and is a non-employee director under Rule 16b-3 of the Exchange Act. Our Compensation Committee operates under a written charter that was adopted by our Board. A copy of the Compensation Committee Charter is available on our investor website at https://investors.accuray.com/corporate-governance.
Science and Technology Committee
The Science and Technology Committee was formed by our Board to provide oversight of the ongoing scientific and technological innovation activities of the Company and the Company’s strategy to comply with regulatory requirements. The Science and Technology Committee reviews the overall strategy of the Company’s research and development activities, assists the Board in staying abreast of new science and technology trends, assists the Audit Committee with its oversight responsibility for enterprise risk management in areas affecting the Company’s research and development and product cybersecurity, reviews the Company’s strategy to comply with regulatory trends in the industry and reviews the performance of the Company’s quality management system and other topics.
The members of the Science and Technology Committee are Ms. Le Grand, the chairperson of the committee, Dr. Scott and Ms. Huss. Each of the members of the Science and Technology Committee is independent under the Nasdaq Listing Rules. Our Science and Technology Committee operates under a written charter that was adopted by our Board. A copy of the Science and Technology Committee Charter is available on our investor website at https://investors.accuray.com/corporate-governance.
Compensation Risk Considerations
At the direction of the Compensation Committee, Exequity, with the assistance of our management, conducted a review of our compensation policies and practices and their respective risk profiles for fiscal 2024. Exequity presented the findings to the Compensation Committee for consideration. After consideration of the information presented, the Compensation Committee concluded that our compensation programs are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive or unnecessary risk-taking behavior.
In making this determination, the Compensation Committee considered our pay mix, our base salaries and the attributes of our incentive and other variable compensation programs, including our annual cash incentive compensation plan, our equity compensation plans and our sales compensation plans. We also have in place numerous business controls such as maximum payout levels in our annual bonus plan, a sales compensation committee, a compensation recovery (“clawback”) policy, stock ownership requirements and other internal business and operational approval processes.
The Compensation Committee believes that the design of our executive compensation program as described in the “Compensation Discussion and Analysis” above places emphasis on long-term incentives and competitive base salaries, while a portion of the annual total compensation is tied to short-term performance in the form of an annual bonus. The Compensation Committee concluded that this mix of incentives appropriately balances risk and also properly aligns our executive officers’ motivations for the Company’s long-term success, including stock price performance.
The results of the foregoing compensation risk assessment are reported to our full Board by the Compensation Committee.
Consideration of Director Nominees
Stockholder Nominations and Recommendations. The policy of the Nominating and Corporate Governance Committee is to consider recommendations and properly submitted stockholder nominations for candidates for membership on our Board. A stockholder may make such a recommendation or nomination by following the procedures set forth below in the “Recommendations and Nominations of Director Candidates” section of this Proxy Statement. We did not receive any director nominations or recommendations from stockholders for the Annual Meeting.
Director Qualifications. The Nominating and Corporate Governance Committee believes that the members of our Board should have the highest professional and personal ethics and values and conduct themselves in a manner that is consistent with our Code of Conduct and Ethics. While the Nominating and Corporate Governance Committee has not established specific minimum qualifications for director candidates, the Nominating and Corporate Governance Committee may consider any applicable rules or legislation and the following criteria, among others, for candidates and nominees: (i) personal and professional integrity, ethics and values; (ii) experience in corporate management and a general understanding of marketing, finance and other elements relevant to the success of a publicly held company; (iii) experience in our industry and with relevant social policy concerns; (iv) experience as a director of a publicly held company; (v) academic expertise in an area of our operations; and (vi) practical and mature business judgment, including ability to make independent analytical inquiries.
Identifying and Evaluating Director Nominees. Candidates for nomination to our Board typically come to the attention of our Board through professional search firms who are paid a fee for their services, although they may also be suggested by existing directors or executive officers, stockholders or other persons. The Nominating and Corporate Governance Committee reviews the qualifications of any candidates who have been properly brought to the Committee’s attention. Such review generally includes discussions with persons familiar with the candidate and an interview with the candidate, and may include other actions that the Nominating and Corporate Governance Committee deems proper. The Nominating and Corporate Governance Committee considers the suitability of each candidate, including the current members of our Board, in light of the current size and composition of our Board. In evaluating the qualifications of the candidates, the Nominating and Corporate Governance Committee considers many factors, including issues of character, judgment, independence, age, expertise, skills and experience, particularly in light of the specific skills and strengths discussed above., length of service, other commitments and other similar factors. The Company’s Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee and our Board should see that our Board has the benefit of a wide range of skills, expertise, industry knowledge and other attributes, including cultural, gender and ethnic diversity, experience in industries beyond healthcare and age diversity, accordingly the Nominating and Corporate Governance Committee and the Board considers all of these factors in the consideration of candidates for the Board. The Nominating and Corporate Governance Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. The Nominating and Corporate Governance Committee assesses its achievement of diversity through the review of Board composition as part of our Board’s annual self-assessment process. The Nominating and Corporate Governance Committee expects that it would evaluate candidates properly recommended by stockholders using the same criteria as other candidates.
Hedging and Pledging Transactions
Our insider trading policy prohibits all of our employees, including our NEOs, and non-employee directors from engaging in any speculative transactions in Company securities, including purchasing on margin, holding Company securities in margin accounts, purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), engaging in short sales, engaging in transactions in derivative securities or engaging in any other forms of hedging transactions. Our employees, including our NEOs, and our non-employee directors are also prohibited from pledging or using Company securities as collateral for loans.
Code of Conduct and Ethics
We are committed to maintaining the highest standards of business conduct and ethics. Our Code of Conduct and Ethics reflects our values and the business practices and principles of behavior that support this commitment. The code applies to all of our officers, directors and employees, as well as our agents, distributors and contractors. Our Code of Conduct and Ethics can be found on our website, www.accuray.com, under the section titled “Investors” and under the subsection “Governance.”
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee during fiscal 2024 has at any time been one of our executive officers or employees. None of our current executive officers currently serves, or in the past fiscal year has served, as a member of the Board or Compensation Committee of any entity that has one or more of its executive officers serving on our Board or Compensation Committee. None of the members of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K.

Stockholder Communications
We have established a process by which stockholders and other stakeholders may send communications to our Board, any committee of our Board or any individual director, including non-employee directors. Stockholders and other stakeholders may so communicate by writing to: Board of Directors, c/o Corporate Secretary, Accuray Incorporated, 1240 Deming Way, Madison, WI 53717 or by sending an e-mail to stockholdercommunications@accuray.com. The non-executive chair or lead independent director shall facilitate the review and response to such communications and shall inform, as necessary, such committee of our Board or independent director, as the case may be.

EXECUTIVE OFFICERS
Set forth below is certain information regarding each of our executive officers as of August 31, 2024:

Name	Age	Position(s)
Suzanne Winter	61	President, Chief Executive Officer and Director
Ali Pervaiz	44	Senior Vice President, Chief Financial Officer
Sandeep Chalke(1)	58	Senior Vice President, Chief Commercial Officer
Jesse Chew	43	Senior Vice President, Chief Legal Officer and Corporate Secretary
Michael Hoge	57	Senior Vice President, Global Operations

(1)	Mr. Chalke was appointed as Interim Chief Executive Officer effective September 3, 2024.
Further information with respect to Ms. Winter, our President and CEO, is provided above under “Proposal One—Election of Directors.”
Ali Pervaiz has served as our Senior Vice President, Chief Financial Officer since May 2022. Previously, Mr. Pervaiz served as our Vice President, Global Commercial Operations from August 2020 through May 2022. Prior to joining the Company, Mr. Pervaiz was with GE Healthcare, a global medical technology, pharmaceutical diagnostics, and digital solutions innovator and subsidiary of General Electric Company, for over 15 years in senior financial and operating leadership roles, most recently as Executive – Margin Growth PMO Leader focused on Margin Expansion for the Global Imaging business from September 2018 to January 2020 and Executive – Advance Leader focused on Commercial Strategy & Finance Transformation from January 2017 to September 2018. During his tenure at GE Healthcare, Mr. Pervaiz, who was selected for and graduated from the Corporate Audit Staff program, also previously held business unit Chief Financial Officer roles at GE Healthcare for the US Commercial Diagnostic Imaging Equipment and US Commercial Life Support Solutions businesses. Mr. Pervaiz holds an M.B.A. from the University of Chicago Booth School of Business with focus on finance and operations, an M.S. in healthcare technologies management from the Medical College of Wisconsin and a B.S. from Marquette University.
Sandeep Chalke has served as our Senior Vice President, Chief Commercial Officer since May 2022. Prior to joining the Company, Mr. Chalke served as President, Asia-Pacific and Latin America regions at Vyaire Medical, Inc., a private global respiratory care manufacturer, from April 2020 to May 2022. Prior to that, he was Vice President of the Diabetes Group in Asian Pacific for Medtronic plc, a medical device company, from February 2017 to July 2019. From May 2015 to January 2017, Mr. Chalke served as Vice President, Advanced Wound Dressing at Acelity L.P, a private medical device company. Mr. Chalke started his career at General Electric Company, a public high tech industrial company, where he served in many leadership positions, including at GE Healthcare. Mr. Chalke holds an M.B.A. from the University of Leicester and a Medical Electronics degree from the University of Mumbai.
Jesse Chew has served as our Senior Vice President, Chief Legal Officer and Corporate Secretary since April 2023 and our Senior Vice President, General Counsel and Corporate Secretary from October 2018 to March 2023. Previously, Mr. Chew served as our Vice President, Associate General Counsel as well as our Interim General Counsel and Corporate Secretary from July 2018 to October 2018, Senior Corporate Counsel from July 2017 to July 2018 and Corporate Counsel from January 2014 to June 2017. Prior to joining the Company, Mr. Chew was an associate at the law firm Wilson Sonsini Goodrich and Rosati, P.C. Mr. Chew holds a B.A. in English and Political Science from the University of California, Davis and a J.D. from the University of Southern California.
Michael Hoge has served as our Senior Vice President, Global Operations since March 2020. Previously, from June 1998 to March 2020, Mr. Hoge served in various executive leadership roles of increasing responsibility with GE Healthcare, most recently as its General Manager, Vice President of Manufacturing Operations, Global Imaging. Earlier in his career, Mr. Hoge worked in various engineering roles at Generac Power Systems, Inc. and Caterpillar Inc. Mr. Hoge holds a Bachelor’s Degree in Mechanical Engineering from University of Wisconsin, Madison and an M.B.A. from Marquette University.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
In addition to compensation arrangements, including employment, termination of employment and change in control arrangements discussed above in the sections titled “Compensation of Non Employee Directors” and “Executive Compensation,” there have not been any transactions or series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of our outstanding common stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.

Review, Approval or Ratification of Transactions with Related Parties
Any transaction or proposed transaction in which we were, or are to be, a participant in which the amount involved exceeds $120,000 and in which any director, executive officer or holder of more than 5% of our common stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest is required to be approved by the Audit Committee and we intend that such transactions will be on terms no less favorable to us than could be obtained from unaffiliated third parties. Our Code of Conduct and Ethics contains a written policy to the effect that any transaction of the nature described above must be approved by the Audit Committee or other independent committee of the Board.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov and through our website at www.accuray.com.
We will deliver promptly, without charge, upon written or oral request a separate copy of the annual report to any stockholder requesting a copy. To receive a copy of our annual report, you may write or call our Corporate Secretary at Accuray Incorporated, 1240 Deming Way, Madison, Wisconsin 53717, Attention: Corporate Secretary, telephone: 608-824-2800.
Stockholders Sharing the Same Address
We have adopted a procedure called “householding.” Under this procedure, we are delivering only one copy of the Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from an affected stockholder.
We will deliver promptly upon written or oral request a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report or the Proxy Statement to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report or Proxy Statement, you may write or call our Corporate Secretary at the contact information set forth above under “Where You Can Find Additional Information.” You may also access our Notice of Internet Availability of Proxy Materials, Annual Report and Proxy Statement on our website, www.accuray.com, under the section titled “Investors” and under the subsection “SEC Filings.”
If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the Annual Report or Proxy Statement in the future, please contact Computershare, 250 Royall Street, Canton, MA 02021, telephone: (800) 851-9677. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.
Any stockholders of record who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials, Annual Report and Proxy Statement who wish to receive only one copy of these materials per household in the future should contact our Corporate Secretary at the contact information listed above to participate in the householding program. Stockholders who participate in householding will continue to receive separate proxy cards.
A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.
Stockholder Proposals
For a stockholder proposal to be considered for possible inclusion in our proxy statement for the Annual Meeting to be held in 2025, the proposal must be in writing and received by our Corporate Secretary at our principal executive offices no later than 5:00 p.m., Central Time, on June 6, 2025. If, however, the date of next year’s Annual Meeting is more than 30 days before or 30 days after the anniversary date of this year’s Annual Meeting, the deadline for receipt by the Corporate Secretary of stockholder proposals intended to be included in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials. To be included in our proxy statement, stockholder proposals must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and any other applicable rules established by the SEC.
For stockholder proposals that are not intended by the stockholder to be included in our proxy materials for next year’s Annual Meeting, our Bylaws establish an advance notice procedure in order to permit such proposals to be brought before an annual meeting of stockholders. In general, notice must be received at our principal executive offices not later than 5:00 p.m., Central Time, on the 90th day nor earlier than 8:00 a.m., Central Time, on the 120th day before the one-year anniversary of the date on which we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s Annual Meeting of stockholders. Therefore, to be presented at our 2025 Annual Meeting of stockholders, such a proposal must be received by us on not earlier than 8:00 a.m., Central Time, on June 6, 2025 but no later than 5:00 p.m., Central Time, on July 6, 2025. If, however, the date of the Annual Meeting is more than 25 days earlier or more than

25 days later than such anniversary date, the Corporate Secretary must receive the notice not earlier than 8:00 a.m., Central Time, on the 120th day prior to such Annual Meeting and not later than 5:00 p.m., Central Time, on the later of (i) the 90th day prior to such Annual Meeting, or (ii) the 10th day following the date on which public announcement of the date of the Annual Meeting is first made. Our Bylaws also specify additional requirements as to the form and content of a stockholder’s notice.
Recommendations and Nominations of Director Candidates
If a stockholder or stockholder group wishes to recommend a nominee or nominees for director for possible inclusion in our proxy statement and proxy card relating to our 2025 Annual Meeting, the stockholder(s) should submit such recommendation in writing, including the nominee’s name and qualifications for Board membership, to our Corporate Secretary at our principal executive offices. The stockholder(s) should also provide the written consent of each recommended nominee to serve as a member of our Board, if so elected, as well as a written statement that the recommended nominee intends to tender his or her irrevocable resignation upon his or her election or re-election, which resignation shall become effective only upon the nominee’s failure to receive the requisite number of votes and the acceptance by our Board of such resignation.
If a stockholder desires to nominate a candidate for election of our Board, the stockholder must give timely notice to our Corporate Secretary at our principal executive offices. Under our Bylaws, the notice is timely if our Corporate Secretary receives it no earlier than 8:00 a.m., Central Time, on June 6, 2025 (120 days prior to the anniversary of the mailing date of this year’s proxy materials) and no later than 5:00 p.m., Central Time, on July 6, 2025 (90 days prior to the anniversary of the mailing date of this year’s proxy materials). If, however, the date of the Annual Meeting is more than 25 days earlier or more than 25 days later than the anniversary date of the prior Annual Meeting, notice must be received not earlier than 8:00 a.m., Central Time, on the 120th day prior to such Annual Meeting and not later than 5:00 p.m., Central Time, on the later of (i) the 90th day prior to such Annual Meeting, or (ii) the 10th day following the date on which public announcement of the date of the Annual Meeting is first made. The notice must be in writing and must include the nominee’s name and qualifications for service on our Board. Our Bylaws also require that the notice include the written consent of each nominee to serve as a member of our Board, if so elected, as well as a written statement that the director nominee intends to tender his or her irrevocable resignation upon his or her election or re-election, which resignation shall become effective only upon the nominee’s failure to receive the requisite number of votes and the acceptance by our Board of such resignation. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to the nomination of directors by stockholders. In addition, the notice of nomination must comply with Rule 14a-19 under the Exchange Act. Please note that the notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under the advance notice provisions of our amended and restated bylaws as described above.

OTHER MATTERS
As of the date of this Proxy Statement, no stockholder had advised us of the intent to present any other matters, and we are not aware of any other matters to be presented, at the Annual Meeting. Accordingly, the only items of business that our Board intends to present at the Annual Meeting are set forth in this Proxy Statement.
If any other matter or matters are properly brought before the Annual Meeting, the persons named as proxyholders will use their discretion to vote on the matters in accordance with their best judgment as they deem advisable.

THE BOARD OF DIRECTORS

Madison, Wisconsin
October 4, 2024

Appendix A
ACCURAY INCORPORATED

AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN
(As amended and restated, subject to, and contingent upon, stockholder approval at the
2024 annual meeting of the Company’s stockholders
1. Purposes of the Plan. The purposes of this Plan are:
•	to attract and retain the best available personnel for positions of substantial responsibility,
•	to provide additional incentive to Employees, Directors and Consultants, and
•	to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, and other stock or cash awards as the Administrator may determine.
2. Definitions. As used herein, the following definitions will apply:
(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
(b) “Affiliate” means any entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Company.
(c) “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.
(d) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, or other stock or cash awards as the Administrator may determine.
(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(f) “Board” means the Board of Directors of the Company.
(g) “Change in Control” means the occurrence of any of the following events:
(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12)-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(h) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.
(j) “Common Stock” means the common stock of the Company.
(k) “Company” means Accuray Incorporated, a Delaware corporation, or any successor thereto.
(l) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent, Subsidiary or Affiliate to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

(m) “Covered Employee” means any Service Provider who would be considered a “covered employee” within the meaning of Section 162(m) of the Code.
(n) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Code Section 162(m).
(o) “Director” means a member of the Board.
(p) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(q) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(s) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced.
(t) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
(u) “Fiscal Year” means the fiscal year of the Company.
(v) “Full Value Award” means any Award which results in the issuance of Shares other than Options, Stock Appreciation Rights or other Awards that are based solely on an increase in value of the Shares following the grant date.
(w) “GAAP” means U.S. generally accepted accounting principles.
(x) “Incentive Stock Option” means an Option that by its terms qualifies and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(y) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(aa) “Option” means a stock option granted pursuant to the Plan.
(bb) “Outside Director” means a Director who is not an Employee.

(cc) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(dd) “Participant” means the holder of an outstanding Award.
(ee) “Performance Goals” will have the meaning set forth in Section 12 of the Plan.
(ff) “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.
(gg) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 11.
(hh) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 11.
(ii) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, continued service, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(jj) “Plan” means this Amended and Restated 2016 Equity Incentive Plan.
(kk) “Restatement Effective Date” means the date that the Company’s stockholders approve this amendment and restatement of the Plan at the 2022 annual meeting of the Company’s stockholders.
(ll) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.
(mm) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(nn) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(oo) “Section 16(b)” means Section 16(b) of the Exchange Act.
(pp) “Securities Act” means the Securities Act of 1933, as amended.
(qq) “Section 409A” means Section 409A of the Code and the final regulations and any guidance promulgated thereunder, as may be amended from time to time.
(rr) “Service Provider” means an Employee, Director or Consultant.
(ss) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.
(tt) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.
(uu) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
3. Stock Subject to the Plan.
(a) Stock Subject to the Plan. Subject to the provisions of Section 15(a) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is (i) 32,420,000 Shares, plus (ii) any Shares which have been reserved but not issued pursuant to any awards granted under the Company’s 2007 Incentive Award Plan, as amended (the “Existing Plan”), as of November 17, 2016 and any Shares subject to stock options, restricted stock units, performance shares, performance units, or similar awards granted under the Existing Plan, that, on or after November 17, 2016, expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the Existing Plan that are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan from the Existing Plan equal to 10,084,101. The Shares may be authorized, but unissued, or reacquired Common Stock.
(b) Full Value Awards. Any Shares subject to Full Value Awards granted before the Restatement Effective Date (each, a “Pre-Restatement Full Value Award”) were counted against the numerical limits of Section 3(a) as 1.71 Shares for every 1 Share subject thereto. Further, if Shares subject to any Pre-Restatement Full Value Award are forfeited to or repurchased by the Company and otherwise would return to the Plan pursuant to Section 3(c), 1.71 times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance under the Plan. For any Full Value Award granted on or after the Restatement Effective Date (each, a “Post-Restatement Full Value Award”), (i) any Shares subject to Post-Restatement Full Value Awards will be counted against the numerical limits of Section 3(a) as 1.38 Shares for every 1 Share subject thereto, and (ii) if Shares subject to any Post-Restatement Full Value Award are forfeited to or repurchased by the Company and otherwise would return to the Plan pursuant to Section 3(c), 1.38 times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance under the Plan.
(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to, or repurchased by, the Company due to failure to vest, then the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, the gross Shares issued (i.e., Shares actually issued pursuant to a Stock Appreciation Right, as well as the Shares that represent payment of the exercise price and any applicable tax withholdings) pursuant to a Stock Appreciation Right will cease to be available under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. For purposes of clarification, no Shares purchased by the Company with proceeds received from the exercise of an Option or Stock Appreciation Right will become available for issuance under this Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan pursuant to Section 3(c).
(d) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4. Administration of the Plan.
(a) Procedure.
(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Code Section 162(m), the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Code Section 162(m).
(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
(i) to determine the Fair Market Value;
(ii) to select the Service Providers to whom Awards may be granted hereunder;
(iii) to determine the number of Shares to be covered by each Award granted hereunder;
(iv) to approve forms of Award Agreements for use under the Plan;
(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;
(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;
(viii) to modify or amend each Award (subject to Sections 5(d) and 21 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 7(b) of the Plan regarding Incentive Stock Options);
(ix) to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 16 of the Plan;
(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xi) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and
(xii) to make all other determinations deemed necessary or advisable for administering the Plan.
(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.
5. Award Limitations.
(a) Annual Awards for Employees and Consultants. For so long as: (x) the Company is a “publicly held corporation” within the meaning of Code Section 162(m) and (y) the deduction limitations of Code Section 162(m) are applicable to the Company’s Covered Employees, then, subject to Section 15, the limits specified below shall be applicable to Awards issued under the Plan:
(i) Limits on Options. No Employee or Consultant shall receive Options during any Fiscal Year covering in excess of 4,000,000 Shares.
(ii) Limits on Stock Appreciation Rights. No Employee or Consultant shall receive Stock Appreciation Rights during any Fiscal Year covering in excess of 4,000,000 Shares.
(iii) Limits on Restricted Stock. No Employee or Consultant shall receive Awards of Restricted Stock during any Fiscal Year covering in excess of 2,000,000 Shares.
(iv) Limits on Restricted Stock Units. No Employee or Consultant shall receive Restricted Stock Units during any Fiscal Year covering in excess of 2,000,000 Shares.

(v) Limits on Performance Shares. No Employee or Consultant shall receive Performance Shares during any Fiscal Year covering in excess of 2,000,000 Shares.
(vi) Limits on Performance Units. No Employee or Consultant shall receive Performance Units with an aggregate initial value of greater than $10,000,000.
(b) Annual Awards for Outside Directors. No Outside Director may be granted, in any Fiscal Year, Awards with a grant date fair value (determined in accordance with GAAP) of greater than $500,000. Any Award granted to a Participant while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, will not count for purposes of the limitations under this Section 5(b).
(c) Minimum Vesting Requirements.
(i) General. Except as specified in Section 5(c)(ii), Awards will vest no earlier than the one (1)-year anniversary of such Award’s grant date (except if accelerated pursuant to a Change in Control or a termination of Participant’s status as a Service Provider under certain circumstances, a Participant’s death, or a Participant’s Disability) (each, an “Acceleration Event”).
(ii) Exception. Awards may be granted to any Service Provider without regard to the minimum vesting requirements set forth in Section 5(c)(i) if the Shares subject to such Awards would not result in more than five percent (5%) of the maximum aggregate number of Shares reserved for issuance pursuant to all outstanding Awards granted under the Plan (the “5% Limit”). Any Awards that have their vesting discretionarily accelerated (except if accelerated pursuant to an Acceleration Event) are subject to the 5% Limit. For purposes of clarification, the Administrator may accelerate the vesting of any Award pursuant to an Acceleration Event without such vesting acceleration counting toward the 5% Limit. The 5% Limit applies in the aggregate to Awards that do not satisfy the minimum vesting requirements set forth in Section 5(c)(i) and to the discretionary vesting acceleration of Awards as specified in this Section 5(c)(ii).
(d) No Exchange Program. The Administrator may not implement an Exchange Program.
(e) Dividends. Dividends or other distributions payable with respect to Shares subject to Awards will not be paid before and unless the underlying Shares vest, and will be subject to the same forfeitability provisions as the underlying Shares. No dividends or other distributions will be paid with respect to Shares that are subject to unexercised Options or Stock Appreciation Rights, provided that nothing in this Section 5(e) shall preclude the Administrator from exercising its powers and authority under Section 15.
6. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees of the Company or any Parent or Subsidiary of the Company.
7. Stock Options.
(a) Grant of Option. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the Shares with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), the portion of the Options falling within such limit will be Incentive Stock Options and the excess Options will be treated as Nonstatutory Stock Options. For purposes of this Section 7(a)(i), incentive stock options will be taken into account in the order in which they were granted. The fair market value of the Shares will be determined as of the time the option with respect to such Shares is granted.
(b) Term of Option. The term of each Option will be stated in the Award Agreement but will not exceed ten (10) years from the date the Option is granted. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.
(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:
(1) In the case of an Incentive Stock Option
(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.
(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(ii) Waiting Period and Exercise Dates. At the time an Option is granted and subject to the provisions of this Plan, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) other Shares, provided that such Shares have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (4) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (5) by net exercise; (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (7) any combination of the foregoing methods of payment.
(d) Exercise of Option.
(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator, subject to the provisions of this Plan, and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The

Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.
Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(ii) Termination of Relationship as a Service Provider other than Death or Disability. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement. If Participant dies during such post-employment period, the Option may be exercised following the Participant’s death for one (1) year after Participant’s death, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan.
(v) Tolling Expiration. A Participant’s Award Agreement may also provide that:
(1) if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16(b); or
(2) if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option or (B) the expiration of a period of thirty (30)-day period after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.
8. Restricted Stock.
(a) Grant of Restricted Stock. Subject to the terms of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.
(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(c) Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
(d) Other Restrictions. Subject to the provisions of this Plan, the Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
(e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(g) Dividends and Other Distributions. During the Period of Restriction, and subject to Section 5(e) of the Plan, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan in accordance with Section 3(b) of the Plan.
(i) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Code Section 162(m), the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock that is intended to qualify under Code Section 162(m), the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Code Section 162(m) (e.g., in determining the Performance Goals).

9. Restricted Stock Units.
(a) Grant of Restricted Stock Units. Subject to the terms of the Plan, the Administrator, at any time and from time to time, Restricted Stock Units may be granted to Service Providers at any time and from time to time as determined by the Administrator.
(b) Restricted Stock Unit Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(e), may be left to the discretion of the Administrator.
(c) Vesting Criteria and Other Terms. Subject to the provisions of this Plan, the Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units.
(d) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.
(e) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.
(f) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company and become available for grant under the Plan.
(g) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Code Section 162(m), the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Code Section 162(m), the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Code Section 162(m) (e.g., in determining the Performance Goals).
10. Stock Appreciation Rights.
(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
(b) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant.
(c) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(d) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 7(d) also will apply to Stock Appreciation Rights.

(e) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; multiplied by
(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof. If and until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to any Stock Appreciation Rights, notwithstanding the exercise of the Stock Appreciation Rights.
11. Performance Units and Performance Shares.
(a) Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion.
(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.
(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.
(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.
(g) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Code Section 162(m), the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Code Section 162(m), the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Code Section 162(m) (e.g., in determining the Performance Goals).

12. Performance-Based Compensation Under Code Section 162(m).
(a) General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Code Section 162(m), the provisions of this Section 12 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Code Section 162(m) to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 12.
(b) Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Code Section 162(m) and may provide for a targeted level or levels of achievement (“Performance Goals”) including stock price, revenue, profit, bookings, cash flow, customer retention, customer satisfaction, net bookings, net income, net profit, operating cash flow, operating expenses, total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; pre-tax profit; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; profit margin, debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; new product introductions; delivery performance; individual objectives; and total stockholder return. Any Performance Goals may be used to measure the performance of the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and any Performance Goals may be measured either on an absolute basis, a per share basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with GAAP, in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to either exclude any items otherwise includable under GAAP or under IASB Principles or include any items otherwise excludable under GAAP or under IASB Principles. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to or at the time of the issuance of an Award and which is consistently applied with respect to a Performance Goal in the relevant Performance Period. In addition, the Administrator will adjust any performance criteria, Performance Goal or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.
(c) Procedures. To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any Award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved.

(d) Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Code Section 162(m), and the Plan will be deemed amended to the extent necessary to conform to such requirements.
13. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
14. Transferability of Awards.
(a) General. Except to the limited extent provided in Section 14(b), an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.
(b) Limited Transferability. The Administrator may permit an Award (other than an Incentive Stock Option) to be assigned or transferred, in whole or in part, during a Participant’s lifetime: (i) under a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2); or (ii) to a “family member,” within the meaning of and in accordance with instructions for Form S-8 promulgated under the Securities Act, to the extent such assignment or transfer is in connection with the Participant’s estate plan; or (iii) to the extent required by any Applicable Law.
15. Adjustments; Dissolution or Liquidation; Change in Control.
(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limit in Sections 3 and 5(a) of the Plan.
(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it previously has not been exercised, an Award will terminate immediately prior to the consummation of such proposed action.
(c) Change in Control. Except as set forth in this Section 15(c), in the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that Awards may be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices. In taking any of the actions permitted under this, the Administrator will not be required to treat all Awards similarly in the transaction.
In the event that the successor corporation does not assume or substitute for the Award (and for the avoidance of doubt, notwithstanding the vesting limitations under Section 5(c)), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels, prorated based on the portion of the Performance Period that elapsed as of immediately prior to the applicable merger or Change in Control. All other terms and conditions with respect to such Awards with performance-based vesting will be deemed met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.
For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
(d) Outside Director Awards. With respect to Awards granted to an Outside Director that are assumed or substituted for in a merger or Change in Control, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Units and Performance Shares, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels, prorated based on the portion of the Performance Period that elapsed as of immediately prior to the applicable merger or Change in Control. All other terms and conditions with respect to such Awards with performance-based vesting will be deemed met.
16. Tax.
(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a fair market value equal to the minimum statutory amount required to be withheld or a greater amount if that would not result in adverse financial accounting treatment, (iii) delivering to the Company already-owned Shares having a fair market value equal to the statutory amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined.
(c) Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A.
17. Forfeiture Events.
(a) Generally. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award shall be subject to the Company’s clawback policy as may be established and/or amended from time to time (the “Clawback Policy”). In the absence of a Clawback Policy, each Award shall be subject to Section 17(b). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or Section 17(b) or as necessary or appropriate to comply with Applicable Laws.
(b) Forfeiture Provisions Applicable in the Absence of a Clawback Policy. The following provisions shall apply while a Clawback Policy is not in effect:
(i) Recoupment in the Event of a Restatement of Financial Results. Notwithstanding anything to the contrary set forth in the Plan or any Award, in the event the Company is required to restate its financial results, the Board will review the conduct of executive officers in relation to the restatement. If the Board determines that an executive officer has engaged in misconduct, or otherwise violated the Company’s Code of Conduct and Ethics for Employees, Agents and Contractors, and that such misconduct or violation contributed to such restatement, then the Board may, in its discretion, take appropriate action to remedy the misconduct or violation, including, without limitation, seeking reimbursement of any portion of any performance-based or incentive compensation paid or awarded to the employee that is greater than would have been paid or awarded if calculated based on the restated financial results, to the extent not prohibited by governing law. For this purpose, the term “executive officer” means executive offers as defined by the Exchange Act. Any such action by the Board would be in addition to any other actions the Board may take under the Company’s policies, as modified from time to time, or any actions imposed by law enforcement, regulators or other authorities.
(ii) Recoupment in the Event of a Material Reduction in Publicly Disclosed Backlog. Notwithstanding anything to the contrary set forth in the Plan or any Award, in the event the Company is required to make a Material Reduction of its publicly-disclosed backlog figures, the Board will review the conduct of executive officers in relation to the determination and publication of backlog figures and their subsequent Material Reduction. If the Board determines that an executive officer has engaged in knowing or reckless misconduct, or otherwise violated the Company’s Code of Conduct and Ethics for Employees, Agents, and Contractors, and that such misconduct or violation led to the improper inclusion of a proposed system sale in publicly-disclosed backlog, then the Board shall, in its discretion, take appropriate action to remedy the misconduct or violation, including, without limitation, seeking reimbursement of any portion of any performance-based or incentive compensation paid or awarded to the executive officer that is greater than would have been paid or awarded if calculated based on the Materially Reduced backlog figures, to the extent not prohibited by governing law. For this purpose, the term “executive officer” means executive offers as defined by the Exchange Act. “Material Reduction” shall mean a Reduction of at least 15% of the total backlog publicly reported by the Company in the preceding quarter. By “Reduction,” this provision is intended to relate to system sales which are included in publicly-disclosed backlog but are then removed due to the cancellation of the transaction. Removals from backlog due to the fact that a system sale shipped and was recognized as revenue or where a system is removed from backlog due to it being in backlog longer than the time provided for by the Company’s backlog criteria shall not count as a “Reduction.” Any action taken by the Board pursuant to this provision would be in addition to any other actions the Board may take under the Company’s policies, as modified from time to time, or any actions imposed by law enforcement, regulators or other authorities.
18. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor will they interfere in any way with the Participant’s right or the right of the Company, or Parent or Subsidiary, as applicable, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
19. Grant Date. The grant date of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
20. Term of Plan. Subject to Section 24 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years from August 24, 2016, unless terminated earlier under Section 21 of the Plan.
21. Amendment and Termination of the Plan.
(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.
(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
22. Conditions Upon Issuance of Shares.
(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
23. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.
24. Stockholder Approval. This amendment and restatement of the Plan is subject to, and contingent upon, stockholder approval at the 2024 annual meeting of the Company’s stockholders. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

Appendix B

AMENDED AND RESTATED 2007 EMPLOYEE STOCK PURCHASE PLAN
(As amended and restated, subject to, and contingent upon, stockholder approval at the
2024 annual meeting of the Company’s stockholders )
Accuray Incorporated hereby approves the Accuray Incorporated Amended and Restated 2007 Employee Stock Purchase Plan (the “Plan”), effective as of the Effective Date (as defined herein).
1. Purpose. The purposes of the Plan are as follows:
(a) To assist employees of the Company and its Designated Subsidiaries (as defined below) in acquiring a stock ownership interest in the Company. The Company intends for the Plan to have two components: a Code Section 423 Component (“423 Component”) and a non-Code Section 423 Component (“Non-423 Component”). The Company’s intention is to have the 423 Component of the Plan qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended. The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of an option to purchase shares of Common Stock under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; an option granted under the Non-423 Component will provide for substantially the same benefits as an option granted under the 423 Component, except that a Non-423 Component option may include features necessary to comply with applicable non-U.S. laws pursuant to rules, procedures, or sub-plans adopted by the Administrator. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component..
(b) To help employees provide for their future security and to encourage them to remain in the employment of the Company and its Designated Subsidiaries.
2. Definitions.
(a) “Administrator” shall mean the administrator of the Plan, as determined pursuant to Section 14 hereof.
(b) “Board” shall mean the Board of Directors of the Company.
(c) “Change in Control” means the occurrence of any of the following events:
(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or
(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12)-month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions;

provided, however, that for purposes of this subsection, the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.
(e) “Committee” shall mean the committee appointed to administer the Plan pursuant to Section 14 hereof.
(f) “Common Stock” shall mean the common stock of the Company, no par value per share. “Common Stock” shall also include (i) the common stock of the surviving corporation in any consolidation, merger or reincorporation effected exclusively to change the domicile of the Company and (ii) such other securities of the Company that may be substituted for Common Stock pursuant to Section 19 hereof.
(g) “Company” shall mean Accuray Incorporated, a Delaware corporation, or any successor corporation (including, without limitation, the surviving corporation in any consolidation, merger or reincorporation effected exclusively to change the domicile of the Company).
(h) “Compensation” shall mean all base straight time gross earnings and commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, expense reimbursements, fringe benefits and other compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.
(i) “Designated Subsidiary” shall mean any Subsidiary which has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. The Administrator may designate, or terminate the designation of, a subsidiary as a Designated Subsidiary without the approval of the stockholders of the Company.
(j) “Eligible Employee” shall mean an Employee of the Company or a Designated Subsidiary: (i) who does not, immediately after the option is granted, own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code); (ii) whose customary employment is for more than twenty (20) hours per week; and (iii) whose customary employment is for more than five (5) months in any calendar year, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under applicable local law) for purposes of any separate Offering or the Non-423 Component. For purposes of clause (i), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2). Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Employer whose Employees are participating in that Offering. Each exclusion will be applied with respect to an Offering in a manner complying with Treasury Regulation Section 1.423-2(e)(2)(ii).
(k) “Employee” shall mean any person who renders services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 3401(c). “Employee” shall not include any director of the Company or a Subsidiary who does not render services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 3401(c).
(l) “Employer” shall mean the employer of the applicable Eligible Employee(s).
(m) “Enrollment Date” shall mean the first Trading Day of each Offering Period.
(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(o) “Exercise Date” shall mean the last Trading Day of each Purchase Period; provided, however, if the last Trading Day falls on the day after the Thanksgiving holiday, then the Exercise Date will be the last Trading Day before the Thanksgiving holiday.
(p) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:
(i) If the Common Stock is traded on an exchange, its Fair Market Value shall be the closing sales price for a share of Common Stock as reported in The Wall Street Journal (or such other source as the Administrator may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred;
(ii) If the Common Stock is not traded on an exchange but is quoted on a quotation system, its Fair Market Value shall be the mean between the closing representative bid and asked prices for the Common Stock on such date, or if no sale occurred on such date, the first date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by such quotation system; or
(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.
(q) “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy Treasury Regulation Section 1.423-2(a)(2) and (a)(3).
(r) “Offering Period” shall mean each period of approximately twelve (12) months commencing on any December 1 or June 1 and terminating on the last Trading Day on or before the next occurring November 30 or May 31, as applicable. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan, but in no event may an Offering Period have a duration in excess of twenty-seven (27) months. Notwithstanding the foregoing, if the last Trading Day of an Offering Period falls on the day after the Thanksgiving holiday, the Offering Period shall end on the last trading day before the Thanksgiving holiday.
(s) “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
(t) “Plan” shall mean this Amended and Restated Accuray Incorporated 2007 Employee Stock Purchase Plan.
(u) “Purchase Period” shall mean (i) with respect to the first Purchase Period in an Offering Period, the approximately six (6)-month period commencing on the Enrollment Date of such Offering Period and ending with the last Trading Day on or before the next occurring May 31 or November 30, as applicable, and (ii) with respect to any other Purchase Period in an Offering Period, the approximately six (6)-month period commencing on the date immediately following the Exercise Date of the previous Purchase Period and ending with the last Trading Day on or before the next occurring May 31 or November 30, as applicable.
(v) “Purchase Price” shall mean 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 19 hereof and/or may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or pursuant to Section 20; provided, further, that the Purchase Price shall not be less than the par value of a share of Common Stock.
(w) “Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
(x) “Trading Day” shall mean a day on which national stock exchanges are open for trading.
(y) “Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
3. Eligibility.
(a) Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Section 5 hereof and the limitations imposed by Section 423(b) of the Code.
(b) No Eligible Employee shall be granted an option under the Plan which permits his rights to purchase stock under the Plan, and to purchase stock under all other employee stock purchase plans of the Company, any Parent or any Subsidiary subject to Section 423 of the Code, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. For purposes of the limitation imposed by this subsection, the right to purchase stock under an option accrues when the option (or any portion thereof)

first becomes exercisable during the calendar year, the right to purchase stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year, and a right to purchase stock which has accrued under an option may not be carried over to any option. This limitation shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.
4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods which shall continue until the Plan expires or is terminated in accordance with Section 20 hereof. The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.
5. Participation.
(a) An Eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in a form acceptable to the Administrator and filing it with the Company’s payroll office fifteen (15) days (or such shorter or longer period as may be determined by the Administrator, in its sole discretion) prior to the applicable Enrollment Date.
(b) Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, Eligible Employees may be excluded from participation in the Plan or an Offering if the Administrator determines that participation of such Eligible Employees is not advisable or practicable.
(c) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.
(d) During a leave of absence approved by the Company or a Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), a participant may continue to participate in the Plan by making cash payments to the Company on each pay day equal to the amount of the participant’s payroll deductions under the Plan for the pay day immediately preceding the first day of such participant’s leave of absence.
Alternatively, during a leave of absence approved by the Company or a Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), a participant may elect to continue participating in the Plan, but not make any payroll deductions or cash payments. Any payroll deductions made prior to the beginning of the leave in the current Offering Period that have not already been used to purchase shares will be used to purchase shares at the end of the Purchase Period. The participant may resume payroll deduction when the leave ends and they return to work in an amount equal to their payroll deductions under the Plan for the pay day immediately preceding the first day of such participant’s leave of absence.
If a leave of absence is unapproved or fails to meet the requirements of Treasury Regulation Section 1.421-7(h)(2), the participant will cease automatically to participate in the Plan. In such event, the Company will automatically cease to deduct the participant’s payroll under the Plan. The Company will pay to the participant his or her total payroll deductions for the Offering Period that have not already been used to purchase shares, in cash in one lump sum (without interest), as soon as practicable after the participant ceases to participate in the Plan.
(e) A participant’s completion of a subscription agreement will enroll such participant in the Plan for each successive Purchase Period and each subsequent Offering Period on the terms contained therein until the participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Section 10 hereof or otherwise becomes ineligible to participate in the Plan.

(f) The subscription agreement(s) used in connection with the Plan shall be in a form prescribed by the Administrator, and the Administrator may, in its sole discretion, determine whether such agreement shall be submitted in written or electronic form.
6. Payroll Deductions.
(a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount from one percent (1%) to ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period. The Administrator, in its sole discretion, may permit all participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Purchase Period.
(b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.
(c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Administrator may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be determined by the Administrator, in its sole discretion).
(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Subject to Section 423(b)(8) of the Code and Section 3(b) hereof, payroll deductions will recommence at the rate originally elected by the participant effective as of the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.
(e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by Treasury Regulation Section 1.423-2(f).
7. Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such participant’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided, however, that in no event shall a participant be permitted to purchase during each Purchase Period more than 2,500 shares of the Company’s Common Stock (subject to any adjustment pursuant to Section 19 hereof) (for the avoidance of doubt, in the event that the Offering Period and Purchase Period are approximately the same length, the participant shall only be entitled to purchase an aggregate of 2,500 shares during such period); and provided, further, that such purchase shall be subject to the limitations set forth in Sections 3(c) and 13 hereof. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock a participant may purchase during each Purchase Period and Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof or otherwise becomes ineligible to participate in the Plan. The option shall expire on the last day of the Offering Period.

8. Exercise of Option.
(a) Unless a participant withdraws from the Plan as provided in Section 10 hereof or otherwise becomes ineligible to participate in the Plan, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Purchase Period or Offering Period. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.
(b) If the Administrator determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each participant which has not been applied to the purchase of shares of stock shall be paid to such participant in one lump sum in cash as soon as reasonably practicable after the Exercise Date, without any interest thereon.
9. Deposit of Shares. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company may arrange for the deposit, into each participant’s account with any broker designated by the Company to administer this Plan, of the number of shares purchased upon exercise of his or her option.
10. Withdrawal.
(a) A participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in a form acceptable to the Administrator. All of the participant’s payroll deductions credited to his or her account during the Offering Period shall be paid to such participant as soon as reasonably practicable after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.
(b) A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.
11. Termination of Employment. Upon a participant’s ceasing to be an Eligible Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period shall be paid to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, as soon as reasonably practicable and such participant’s option for the Offering Period shall be automatically terminated. Unless otherwise provided by the Administrator, a participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Subsidiary will not be treated as terminated under the Plan; however, if a participant transfers from an Offering under the 423 Component to the Non-423 Component, the exercise of the option will be qualified under the 423 Component only to the extent it complies with Section 423 of the Code, unless otherwise provided by the Administrator.
12. Interest. No interest shall accrue on the payroll deductions or lump sum contributions of a participant in the Plan, except as may be required by applicable laws, as determined by the Company, and if so required by the laws of a particular jurisdiction, will apply to all participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by Treasury Regulation Section 1.423-2(f).
13. Shares Subject to Plan.
(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 17,263,101 shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for issuance under the Plan. The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.
(b) With respect to shares of stock subject to an option granted under the Plan, a participant shall not be deemed to be a stockholder of the Company, and the participant shall not have any of the rights or privileges of a stockholder, until such shares have been issued to the participant or his or her nominee following exercise of the participant’s option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.
14. Administration.
(a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee as set forth below. The Board may delegate administration of the Plan to a Committee comprised of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the Exchange Act and which is otherwise constituted to comply with applicable law, and the term “Committee” shall apply to any persons to whom such authority has been delegated, provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 14(a) or otherwise provided in the charter of the Committee. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The governance of the Committee shall be subject to the charter of the Committee as approved by the Board. References in this Plan to the “Administrator” shall mean the Board unless administration is delegated to a Committee or subcommittee, in which case references in this Plan to the Administrator shall thereafter be to the Committee or subcommittee.
(b) It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power to interpret the Plan and the terms of the options; to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith; to interpret, amend or revoke any such rules (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan will govern the operation of such sub-plan); to delegate ministerial duties to any of the Company’s employees; to designate separate Offerings under the Plan; to designate Subsidiaries of the Company as participating in the 423 Component or Non-423 Component; to determine eligibility; and to adjudicate all disputed claims filed under the Plan. Unless otherwise determined by the Administrator, the Eligible Employees eligible to participate in each sub-plan will participate in a separate Offering or in the Non-423 Component. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of contributions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. The Administrator at its option may utilize the services of an agent to assist in the administration of the Plan including establishing and maintaining an individual securities account under the Plan for each participant. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.
(c) All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all participants, the Company and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board shall be fully protected by the Company in respect to any such action, determination, or interpretation.
15. Designation of Beneficiary.
(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.
(b) Such designation of a beneficiary may be changed by the participant at any time by written notice to the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
16. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.
17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions except under Offerings or for participants in the Non-423 Component for which applicable laws require that contributions to the Plan by participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party. Until shares of Common Stock are issued, participants will have only the rights of an unsecured creditor with respect to such shares.
18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Change in Control.
(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7 hereof), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and any Offering Periods then in progress shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the effective date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.
(c) Merger or Change in Control. In the event of a merger of the Company with or into another corporation or a Change in Control, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a New Exercise Date, and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the effective date of the Company’s proposed sale or merger. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.
20. Amendment or Termination.
(a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination shall affect options previously granted, provided that an Offering Period may be terminated by the Board if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 hereof and this Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant without the consent of such participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required.
(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods or Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.
(c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i) altering the Purchase Price for any Offering Period or Purchase Period including an Offering Period or Purchase Period underway at the time of the change in Purchase Price;
(ii) shortening any Offering Period or Purchase Period so that the Offering Period or Purchase Period ends on a new Exercise Date, including an Offering Period or Purchase Period underway at the time of the Administrator action; and
(iii) allocating shares.
Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.
21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
22. Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of options prior to fulfillment of all the following conditions:
(a) The admission of such shares to listing on all stock exchanges, if any, on which the Common Stock is then listed; and
(b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and
(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and
(d) The payment to the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the option; and
(e) The lapse of such reasonable period of time following the exercise of the option as the Administrator may from time to time establish for reasons of administrative convenience.
23. Term of Plan. Subject to approval by the Company’s stockholders, the Plan shall become effective as of its approval by the Board (the “Effective Date”). The Plan shall be deemed to be approved by the Company’s stockholders if it receives the requisite vote of the holders of the shares of stock of the Company in accordance with applicable law and the applicable provisions of the Company’s bylaws at its first annual meeting of the Company’s stockholders that occurs following the Effective Date. Subject to approval by the stockholders of the Company in accordance with this Section 23, the Plan shall be in effect until terminated under Section 20 hereof.
24. Equal Rights and Privileges. All Eligible Employees of the Company (or of any Designated Subsidiary) will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or applicable Treasury Regulations thereunder. Any provision of this Plan that is inconsistent with Section 423 or applicable Treasury Regulations will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Treasury Regulations.
25. Section 409A. The options to purchase shares of Common Stock under the Plan are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code. However, if at any time the Administrator determines that the options may be subject to Section 409A of the Code, the Administrator shall have the right, in its sole discretion, to amend the Plan and any outstanding options as it may determine is necessary or desirable either to exempt the options from the application of Section 409A of the Code or to cause the options to comply with the requirements of Section 409A of the Code.
26. No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Eligible Employee or participant) at any time, with or without cause.
27. Notice of Disposition of Shares. Each participant shall give prompt notice to the Company of any disposition or other transfer of any shares of stock purchased upon exercise of an option if such disposition or transfer is made: (a) within two (2) years from the Enrollment Date of the Offering Period in which the shares were purchased or (b) within one (1) year after the Exercise Date on which such shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the participant in such disposition or other transfer.
28. Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of California without regard to otherwise governing principles of conflicts of law.
29. Automatic Transfer to Low Price Offering Period. To the extent permitted by applicable laws, if the Fair Market Value on any Exercise Date in an Offering Period is lower than the Fair Market Value on the Enrollment Date of such Offering Period, then all participants in such Offering Period automatically will be withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.
* * * * *

ACCURAY

ACCURAY INCORPORATED
ATTN: CORPORATE SECRETARY
1240 DEMING WAY
MADISON, WI 53717

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ACCURAY INCORPORATED

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. James M. Hindman	☐	☐	☐
1b. Suzanne Winter	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on November 21, 2024:
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V56156-P16223

ACCURAY INCORPORATED
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 21, 2024 9:00 AM (PST)

The undersigned stockholder of ACCURAY INCORPORATED, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints Ali Pervaiz and Jesse Chew, and each of them, jointly and severally, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in name of the undersigned, to represent the undersigned at the 2024 Annual Meeting of Stockholders of Accuray Incorporated to be held on Thursday, November 21, 2024, at 9:00 AM (PST), and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby. The 2024 Annual Meeting of Stockholders will take place as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/ARAY2024.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 THROUGH 5.

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Continued and to be signed on reverse side